SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-38838


                          AMENDMENT NO. 4 TO FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Starfest, Inc.
             (Exact name of registrant as specified in its charter)


 California                         7372                            95-4442384
--------------          ------------------------------          ----------------
(state  of                (Primary Standard Industrial             (IRS Employer
incorporation)            Classifaction  Code Number)               I.D. Number)

                            4602 East Palo Brea Lane
                              Cave Creek, AZ 85331
                                  480-551-8280
                  (Address and telephone number of registrant's
                          principal executive offices)

                                 Michael  Huemmer
                            4602  East  Palo  Brea  Lane
                              Cave  Creek,  AZ  85331
                                  480-551-8280
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Thomas J. Kenan, Esq.
                      201 Robert S. Kerr Avenue, Suite 1000
                            Oklahoma City, OK 73102

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        Calculation of Registration Fee

TITLE OF                               PROPOSED       PROPOSED
EACH CLASS                              MAXIMUM       MAXIMUM
OF SECURITIES          AMOUNT          OFFERING       AGGREGATE        AMOUNT OF
TO BE                  TO BE            PRICE         OFFERING       REGISTRATION
REGISTERED           REGISTERED        PER UNIT        PRICE             FEE
---------------------------------------------------------------------------------
COMMON STOCK         96,957,713         $0.001         $32,320         $8.54(1)


(1) These 96,957,713 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of Concierge, Inc. in a proposed merger. Concierge, Inc. has an accumulated capital deficit. The registration fee is based upon one-third of the par value (96,957,713 shares times $0.001 par value times one-third) of the securities to be received in the merger transaction.
        Regulation  230.457(f)(2).


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                PROSPECTUS-PROXY STATEMENT




                                Starfest, Inc.


                        96,957,713 Shares of Common Stock



Starfest, Inc. offers these shares of common stock only to the stockholders of Concierge, Inc. We propose that Concierge merge into our company.




                              -------------------

    Our common stock trades on the OTC Bulletin Board. Its symbol is "SFST."

                              -------------------






The approval of the merger of Concierge      Neither the Securities and Exchange
into our company is equivalent to a          Commission nor any state securities
purchase of our securities. This involves or determined if this prospectus-a high degree of risk. See "Risk Factors," proxy statement is truthful or
beginning on page 3.                         complete.   Any  representation  to
                                             the contrary is a criminal offense.




                                 STARFEST, INC.
                            4602 East Palo Brea Lane
                              Cave Creek, AZ 85331
                             Telephone 480-551-8280
                                  July __, 2001

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Summary  of  proposed  transaction                                            1

Risk  factors                                                                 3
Risks  that  are  specific  to  the  concierge  stockholders
     1.   If  you  approve  the  merger,  you  will  suffer
          an  immediate  19.2  percent  dilution  in  your
          percentage  ownership  and  book  value  of
          concierge                                                           3
     2.   Starfest  could  have  unknown  or  contingent  liabilities
          not  reflected  in  its  financial  statements                      3
Risks  that  are  specific  to  the  starfest  shareholders
     3.   Concierge  lacks  an  operating  history,  has  never
          operated  at  a  profit,  has  never  generated  any
          significant  revenues,  has  a  limited  operating
          history,  and  has  only  limited  cash  available
          for  working  capital                                               3
     4.   Starfest  will  lose  most  of  the  income  tax  benefits
          of  its  net  operating loss carryforward                           4
     5.   Concierge's  bylaws  will  become  the  bylaws  of  the
          post-merger  company.  Certain  of  those  bylaws
          could  adversely  affect  the  starfest shareholders                4
Risks  that  apply  to  the  shareholders  of  both  companies
     6.   The  auditors of both starfest and concierge have added a
          "going concern" paragraph  to  their  most  recent
          audit  reports                                                      5
     7.   This  registration  of  Starfest  stock  for  the
          proposed  merger  with  concierge  will  not
          generate  any  proceeds  to  be  used  by
          Starfest  or  the  post-merger  company  in
          furthering  its  business  objectives                               5
     8.   Neither  Starfest  nor  concierge  has  received
          nor  will  receive  an  independent,  expert
          opinion  on  the  fairness  of  the  terms  of
          the  proposed  merger                                               5
     9.   The  post-merger  company  proposes  to
          transact  commerce  on  the  internet  and
          will  be  exposed  to  risks  of  loss  associated
          with  credit  card  fraud                                           5
     10.  It  is  likely  that  trading  in  our  stock  will
          be  volatile  and  limited                                          5
     11.  Trading  in  the  common  stock  of  the  post-merger company  will  most  likely  be  subject  to  the
          inhibiting  effects  of  the  commission's
          "penny  stock"  trading  rules                                      6
     12.  Concierge  has  contingent  liability  of  $2,009,610 for  possible  violations  of  registration  requirements
          of  the  securities  act  and  of  state  securities laws           6
     13.  The  post-merger  company  is  subject  to  a  contingent claim  of  a  shareholder  for  the  issuance  to  him  of an  additional  3,961,835  shares  of  post-merger
          common  stock  of  the  company.  Such  a  claim,  if
          asserted  and  adjudged  valid,  would  result  in  a
          3.2  percent  reduction  in  the  equity  of  the
          company  for  all  other  shareholders.                             6
     14.  The  post-merger  company may need additional funding               8
     15.  Our  success  depends  on  our  ability  to  retain
          Allen  E.  Kahn  and  other key personnel                           8
     16.  Management  and  their  affiliates  will  control  all
          matters  submitted  to  shareholder votes                           8
     17.  One  year  after  the  proposed  merger  should  become effective,  certain  trading  restrictions  will
          be  relaxed  on  the  48.3  percent  interest  in
          the  post-merger  company  to  be  owned  by
          concierge's  present  affiliates.  This  will  result
          in  a  large  block  of  stock  being  eligible  for
          unlimited  sale  into  the  trading  market  and
          could  exert  downward  pressure  on  the  price
          of  the  stock                                                      8
     18.  The  technology  for  concierge's  product,  the
          personal  communications  attendant,  is  not
          patented  by  concierge  and  is  available  to
          competitors.  Strong  competition  is  expected                     9
     19.  Should  a  change  in  management  seem  necessary,  it will  be  difficult  for  the  non-management
          stockholders  to  do  this                                          9

Terms  of  the  Transaction                                                  10
     Material  Conditions  to the Merger                                     10
     Terms  of  the  Merger                                                  10
     Reasons  for  the  Merger                                               12
     Description  of  Securities                                             12
          Common  Stock                                                      12
               Voting  Rights                                                12
               Dividend  Rights                                              12
               Liquidation  Rights                                           12
               Preemptive  Rights                                            13
               Registrar  and  Transfer  Agent                               13
               Dissenters'  Rights                                           13
               Change  in  Control                                           13
          Preferred  Stock                                                   13
     Differences  Between  Rights  of  Stockholders  of
          Starfest  and  of  Concierge                                       13
     Accounting  Treatment  of  Proposed  Merger                             14

Federal  Income  Tax  Consequences                                           14
     The  Merger                                                             14
          Stockholders  of  Concierge                                        14
     Agreement  of  Merger                                                   14
     Pro  Forma  Financial Information and Dilution                          19

Material  Contacts  Among  the  Companies                                    22
     Background  of  the  Transaction                                        22

Interests  of  Named Experts and Counsel                                     26

Indemnification                                                              26

Penny  Stock  Regulations                                                    27

Information  About  Starfest                                                 30
     Business  Development                                                   30
     Business  of  Starfest                                                  31
     Plan  of  Operation                                                     32
     Description  of  Property                                               32
     Legal  Proceedings                                                      32
     Market  for  Starfest's  Common  Stock  and  Related
          Stockholder  Matters                                               32
     Rule  144  and  Rule  145  Restrictions  on Trading                     33
          Dividends                                                          34
          Reports  to  Stockholders                                          35
          Registration  Statement                                            35
          Stock  Certificates                                                35
     Financial  Statements                                                   35
     Management's  Plan  of  Operation                                       35
     Changes  in  and  Disagreements  with  Accountants  on
          Accounting  and  Financial  Disclosures                            36

Information  About  Concierge                                                37
     Overview                                                                37
     Concierge's  Plan  of Operation                                         37
     Description  of  the  PCATM                                             38
     The  Market                                                             39
     Competition                                                             40
     Distribution  Methods                                                   40
     Production  Costs                                                       41
     Government  Approval  of  Principal  Products                           43
     Government  Regulations                                                 43
     Properties                                                              43
     Dependence  on  Major Customers and Suppliers                           43
     Seasonality                                                             44
     Research  and  Development                                              44
     Environmental  Controls                                                 44
     Year  2000  Computer  Problem                                           44
     Number  of  Employees                                                   44
     Venue  of  Sales                                                        44
     Patents,  Trademarks,  Copyrights  and Intellectual Property            44
     Legal  Proceedings                                                      44
     Concierge  Management's  Plan  of  Operation                            44
     Liquidity                                                               44
     Product  Research  and  Development                                     46
     Other  Expected  Developments                                           46
     Market  for  Common  Equity  and
          Related  Stockholder  Matters                                      47
     Market  Information                                                     47
     Holders                                                                 47
     Dividends                                                               47
     Changes  in  and  Disagreements  with  Accountants  on  Accounting
          and  Financial  Disclosures                                        47

     Financial  Statements                                                   47

Voting  and  Management  Information                                         48
     Date,  Time  and  Place Information                                     48
          Starfest                                                           48
          Concierge                                                          48
          Voting  Procedure                                                  48
     Revocability  of  Proxy                                                 49
     Effect  of  the  Merger                                                 49
     Dissenters'  Rights  of  Appraisal                                      50
     Persons  Making  the  Solicitation                                      51
     Voting  Securities  and  Principal  Holders Thereof                     51
     Security  Ownership  of  Certain  Beneficial  Owners  and
          Management                                                         52
     Directors,  Executive  Officers  and  Significant  Employees            55
     Executive  Compensation                                                 57
          Other  Arrangements                                                57
          Stock  Options                                                     58
     Certain  Relationships  and  Related  Transactions                      58
          Transactions  with  Insiders  and  Promoters                       58

Financial  Statements  Index                                                 61

Appendix  A  -  Amended  Agreement  of Merger                               A-1

                         SUMMARY  OF  PROPOSED  TRANSACTION

        Our company, Starfest, Inc., proposes to merge with another company, Concierge, Inc. The merger will occur only if the holders of a majority of the outstanding shares of common stock of each company approve it. A vote to approve or reject the merger will be taken soon at special stockholders' meetings of each company.

        Starfest sold all its assets on December 31, 1999 and today has no business. Concierge was organized in 1996, has not yet received any revenue from its business, and is a development stage company. Both Starfest and Concierge received opinions from their auditors noting facts that raise substantial doubts about the companies' abilities to continue as going concerns. Starfest is a company that files periodic reports with the Securities and Exchange Commission and whose stock is publicly held and is listed on the OTC Bulletin Board. Concierge is a closely-held private company whose stock is not listed on any public stock exchange.

        Concierge has developed computer software, called the "Personal Communications AttendantTM," that responds to the user's spoken commands to read, verbalize and manage e-mail traffic stored on the user's personal computer. The spoken commands can be made from a remote telephone. Concierge commenced initial delivery of its product during September 2000.

        Should the stockholders of Starfest and Concierge approve the merger between the two companies, Starfest will be the surviving entity but its business and management will be that of Concierge. Starfest will change its name to "Concierge Technologies, Inc." The surviving company will have Starfest's articles of incorporation but Concierge's bylaws.

        Should each company approve the merger, each Concierge stockholder will receive 67.5355 shares of Starfest common stock for each share owned of
Concierge's outstanding 1,435,655 shares of common stock. This amounts to 96,957,713 shares of Starfest stock and would represent 80.8 percent of the outstanding stock after the merger. The Starfest stockholders will retain their shares of stock in Starfest, without increase or decrease. Their 23,000,000 shares of Starfest common stock will represent 19.2 percent of the outstanding stock after the merger.

        Starfest's address and telephone number is on the cover page of this Prospectus. The address and telephone number of Concierge is as follows:

               Concierge,  Inc.
               6033  West  Century  Boulevard,  Suite  1278
               Los  Angeles,  CA   90045
               Telephone  310-216-6334


        The table below compares the values of a single share of common stock and the aggregate value of all issued shares of common stock of each of Starfest and Concierge on two dates:

     o the last trading day before the public announcement of the proposed merger, and

     o the most recent date of financial statements of the two companies included in this Prospectus-Proxy Statement:



                                             Starfest           Concierge
                                            Market Value        Book Value
                                            ------------        ----------
        January 14, 2000 - the last
        trading date preceding the
        public announcement of the
        proposed merger:
             Per share                       $       0.29        $
             All issued shares               $  6,670,000        $ (4,610)

        December 31, 2000 - the most
        recent date of financial
        statements of the two companies:
             Per share                       $        0.094      $       0.24
             All issued shares               $  2,162,000        $ 336,654


     The market value of Starfest's common stock in the above table represents the closing bid price of its common stock on the indicated dates as reported by the OTC Bulletin Board. The book value of Concierge's common stock represents, for all its issued shares, the value of total stockholders' equity as reflected on its financial statements. The book value of a single share of Concierge common stock represents total stockholders' equity divided by the number of shares outstanding on the indicated dates.

        A majority vote of all outstanding shares by each company is required for approval of the proposed merger. The percentage of outstanding shares of each company that its directors, executive officers and their affiliates are entitled to vote are as follows:

Starfest                 Concierge
--------                 ---------

   3.7%                     62.1%


     The directors, executive officers and affiliates of Starfest have agreed to vote in favor of the merger. Concierge's directors, executive officers and their affiliates have agreed to vote in favor of the merger only if the other Concierge shareholders, by their majority vote, vote in favor of the merger.

     There are no federal or state regulatory requirements that must be complied with or approval obtained in connection with the proposed merger.

     Dissenters' rights of appraisal exist for the stockholders of each of the two companies. See "Voting and Management Information - Dissenters' Rights of Appraisal."

     Based upon the opinion or our tax counsel, Thomas J. Kenan of Oklahoma City, Oklahoma, it is our opinion that the merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code and, accordingly, there are no adverse federal income tax consequences to stockholders of either company should the merger be approved. Mr. Kenan's opinion is filed as Exhibit 8 to the Form S-4 registration statement of which this Prospectus-Proxy Statement is a part.

                                  RISK  FACTORS

     Approval of the merger involves certain risks specific to Starfest shareholders and other risks specific to Concierge shareholders. There are additional risks that both companies' shareholders are exposed to. Voting to approve the merger is an investment decision that involves a high degree of risk. You should carefully consider the following risk factors as well as the terms of the merger in determining whether to approve the merger:

Risks  That  Are  Specific  to  the  Concierge  Stockholders.

     1. If you approve the merger, you will suffer an immediate 19.2 percent dilution in your percentage ownership and book value of Concierge.

        The Starfest shareholders own 23 million shares of common stock and will continue to own these shares after the merger. Concierge shareholders will convert their 1,435,655 Concierge shares, pro rata, into 96,957,713 shares of Starfest common stock, or 80.8 percent of the outstanding shares after the merger. This 19.2 percent dilution -

          o  purchases  no  tangible  assets,

          o  acquires  no  additions  to  management,  and

          o  adds  nothing  to  Concierge's  business.

     2. Starfest could have unknown or contingent liabilities not reflected in its financial statements.

        Starfest has been an operating company. It failed in its business endeavors. Starfest's present management believes that its financial statements accurately reflect Starfest's liabilities at $407,893 on December 31, 2000. Nevertheless, there is always the possibility that a dormant corporation, such as Starfest, that earlier operated as a business concern may have real or contingent liabilities that are not known to its present management and that could surface once the company becomes viable. Your investment in Concierge is exposed to this risk if the merger is approved.

Risks  That  Are  Specific  to  the  Starfest  Shareholders.

     3. Concierge lacks an operating history, has never operated at a profit, has never generated any significant revenues, has a limited operating history, and has only limited cash available for working capital.

        Concierge  was  incorporated  in the state of Nevada on September
20, 1996 and commenced operations on that date. It devoted its activities primarily to product development and has only recently begun selling its product. It has lost $1,725,412 from inception through December 31, 2000, which is the amount of its accumulated deficit. Sales and shipment of its initial product commenced in September 2000. It had available on December 31, 2000, for working capital, cash of approximately $3,356 and prepaid expenses of $245,800, representing prepaid royalties and product manufacturing expense. On December 31, 2000, it had current liabilities of $68,359 and contingent liabilities of $2,009,610 for possible violations of the securities laws regarding the registration of securities.

     4. STARFEST WILL LOSE MOST OF THE INCOME TAX BENEFITS OF ITS NET OPERATING LOSS CARRYFORWARD.

     Starfest had a net operating loss carryforward of $3,055,206 at December 31, 2000. This may be used to offset otherwise taxable income for several years in the future. However, under present tax laws if the ownership of more than 50 percent in value of the stock of Starfest changes during a three-year period, this limits severely the amount of taxable income of any "post-change year" that may be offset using "pre-change losses." The merger with Concierge will effect an immediate 80.8 percent change in such ownership and will of itself trigger such a restriction. Virtually all of the benefits of offsetting future taxable income against the $3,055,206 operating loss carryforward will be lost.

        5. CONCIERGE'S BYLAWS WILL BECOME THE BYLAWS OF THE POST-MERGER COMPANY. CERTAIN OF THOSE BYLAWS COULD ADVERSELY AFFECT THE STARFEST SHAREHOLDERS.

           The ability of the shareholders to call special meetings will be Adversely affected. Starfest's bylaws provide that the record holders of ten percent of the outstanding shares can call a special meeting of the shareholders. Concierge's bylaws require 25 percent.

           Directors will become able to be removed for cause by action of the other directors, which is in addition to the shareholders' right of removal by a majority vote.

           The obligatory indemnification of directors, officers and agents of The corporation, against their reasonable expenses in defending themselves in actions brought against them, will increase significantly. Starfest limits this to instances where an agent of the company has been successful on the merits in defense of such a proceeding. Concierge's bylaws provide for this indemnification in all instances except where the agent actually is adjudged to be liable for gross negligence or misconduct in the performance of his duties.

Risks  That  Apply  to  the  Shareholders  of  Both  Companies.

        6. THE AUDITORS OF BOTH STARFEST AND CONCIERGE HAVE ADDED A "GOING CONCERN" PARAGRAPH TO THEIR MOST RECENT AUDIT REPORTS.

               Starfest sold all its assets on December 31, 1999 and has no business. Concierge has not yet received any significant revenue from its business. Both companies' auditors have added a "going concern" paragraph to their most recent audit reports. A "going concern" paragraph with an audit opinion means that the auditor has identified certain conditions or events that indicate there could be reasonable doubt about the company's ability to continue as a going entity for a period of one year from the date of the financial statements.

        7. THIS REGISTRATION OF STARFEST STOCK FOR THE PROPOSED MERGER WITH CONCIERGE WILL NOT GENERATE ANY PROCEEDS TO BE USED BY STARFEST OR THE POST-MERGER COMPANY IN FURTHERING ITS BUSINESS OBJECTIVES.

               Should the proposed merger be effected, the post-merger company must file an appropriate registration statement with the Commission if it is to generate proceeds in a public offering.

        8. NEITHER STARFEST NOR CONCIERGE HAS RECEIVED, NOR WILL RECEIVE, AN INDEPENDENT, EXPERT OPINION ON THE FAIRNESS OF THE TERMS OF THE PROPOSED MERGER.

               The terms of the proposed merger were negotiated by the management of the two companies without the benefit of a "fairness opinion" by expert and independent investment brokers. Accordingly, the shareholders of each company face the risk that the terms of the merger may unfairly favor the shareholders of the other company, as measured by traditional investment banking analysis.

        9. THE POST-MERGER COMPANY PROPOSES TO TRANSACT COMMERCE ON THE INTERNET AND WILL BE EXPOSED TO RISKS OF LOSS ASSOCIATED WITH CREDIT CARD FRAUD.

               There are persons in our society that misappropriate credit card numbers, order goods on the telephone or Internet for delivery, receive the goods and move on before the credit card owner receives the monthly statement for the card. Concierge currently carries no insurance to protect itself from losses that could arise from such practices or other forms of credit card fraud on the Internet.

        10. IT IS LIKELY THAT TRADING IN OUR STOCK WILL BE VOLATILE AND LIMITED.

               The OTC Bulletin Board trading in Starfest's common stock has always been limited and volatile. During 1998 and the first two months of 1999, Starfest conducted no business and there was virtually no trading in its stock. The following table shows the high and low bid and asked prices, as reported by the OTC Bulletin Board, for 1998, 1999 2000. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                             AVERAGE  DAILY
                             HIGH               LOW          SHARES  TRADED
                             ----               ---          ---------------
     1998:
          1ST  QTR.          0.02               0.005            12,592
          2ND  QTR.          0.01               0.005             1,675
          3RD  QTR.          0.03               0.005            22,348
          4TH  QTR.          0.021              0.01             24,909

     1999:
          1ST  QTR.          0.1000             0.0050          108,072
          2ND  QTR.          0.5938             0.0200          138,705
          3RD  QTR.          0.2000             0.0600          105,733
          4TH  QTR.          0.1050             0.0450           95,998

     2000:
          1ST  QTR.          2.3125             0.075           852,552
          2ND  QTR.          2.9688             0.3700          215,654
          3RD  QTR.          0.7813             0.35            108,162
          4TH  QTR.          0.41               0.09375         186,584

     2001:
          1ST  QTR.          0.195              0.08             81,219


               The computer software industry, in which Concierge will operate, is also volatile. For instance, the Computer Technology Index ("XCI") closed on November 16, 2000 at 1,160. During the 52 weeks prior to this date, the closing price of this index ranged from 1,078 to 1,820. The Computer Technology Index is a widely recognized and used index. It is compiled by the American Stock Exchange and represents a cross section of widely-held corporations involved in various phases of the computer industry. It is market-value weighted, based on the aggregate market value of its 27 component stocks.

          11. TRADING IN THE COMMON STOCK OF THE POST-MERGER COMPANY WILL MOST LIKELY BE SUBJECT TO THE INHIBITING EFFECTS OF THE COMMISSION'S "PENNY STOCK" TRADING RULES.

               Stocks that trade on the OTC Bulletin Board, such as Starfest's, are subject to the Commission's Penny Stock Suitability Rule and Penny Stock Disclosure Rule. These rules apply to OTC Bulletin Board stocks that trade at less than $5 a share. These rules prescribe certain procedures a broker-dealer must follow before a broker-dealer can recommend these stocks to their customers. These procedures require that the broker-dealer -

     o obtain information from the customer concerning the customer's financial situation, investment experience and investment objectives,

     o determine that transactions in penny stocks are suitable for the customer and that the customer is capable of evaluating the risks in penny stocks,

     o furnish the customer a written statement setting forth the basis for the broker's determination of suitability,

     o obtain from the customer a written agreement to purchase the penny stock and the number of shares to be purchased, and

     o furnish the customer with a "risk disclosure document" prescribed by federal regulation and that describes certain risks associated with trading in penny stocks.

               These rules prevent broker recommendations of a penny stock in many instances and may operate to delay the execution of "buy" orders of penny stocks when they are recommended by the broker-dealers. Starfest's common stock is a "penny stock" and may remain so for an indeterminate time after the merger should the merger with Concierge be effected.

        12. CONCIERGE HAS CONTINGENT LIABILITY OF $2,009,610 FOR POSSIBLE VIOLATIONS OF REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF STATE SECURITIES LAWS.

               After Starfest filed on June 8, 2000, the registration statement of which this Prospectus-Proxy Statement is a part, Concierge, Inc., with whom Starfest proposes to merge, sold $142,500 worth of its common stock to eight persons. Concierge believed that such sales were exempt from registration under
Section 5 of the Securities Act of 1933 (the "Act") by reason of the provisions of Section 4(2) of the Act and Regulation D, Rule 506 thereunder. It is possible
- but not conceded by either Starfest or Concierge - that such exemptions from registration were not available to Concierge because of the public nature of the registration statement and also because the relationships between Concierge and some of the purchasers in such offering may not have satisfied the requirement of the Commission that such relationships be of a pre-existing, substantive nature.

               Should no exemption from Section 5 registration have been available for such offering, Concierge - and Starfest, should the proposed merger be approved and effected - as well as the persons controlling Concierge at the time of such sales of securities could be held liable for violation of the registration provisions of the federal and state securities laws. Further, they could be liable not only to the purchasers of such $142,500 amount of common stock for their purchase prices, with interest thereon, less any income received thereon, upon the tender of their shares of common stock, or for damages if they no longer own the securities but to all persons that bought Concierge securities in offerings that could be "integrated" with the offering in which the $142,500 amount of Concierge common stock was sold. Concierge believes, but does not concede, that the maximum amount of such "integrated sales" is $2,009,610. Such an action would have to be brought in a court within one year after the purchase of the securities for violations of the federal Securities Act but within two to three years after purchase of the securities for violations of state securities laws. Most states allow, in addition to the damages provided by federal law, a successful litigant to collect interest and attorney fees.

               To the extent that any such actions should be filed and successfully litigated, Concierge's and, should the merger be approved and effected, Starfest's operations, plans and ability to finance business operations would be adversely affected.

        13.  THE  POST-MERGER  COMPANY IS  SUBJECT  TO A  CONTINGENT  CLAIM OF A
SHAREHOLDER FOR THE ISSUANCE TO HIM OF AN ADDITIONAL 3,961,835 SHARES OF POST-MERGER COMMON STOCK OF THE COMPANY. SUCH A CLAIM, IF ASSERTED AND ADJUDGED VALID, WOULD RESULT IN A 3.2 PERCENT REDUCTION IN THE EQUITY OF THE COMPANY FOR ALL OTHER SHAREHOLDERS.

               The president of Concierge unilaterally reduced the shares of Concierge common stock of a shareholder from 60,801 shares to 2,129 shares without the shareholder's consent and after the shareholder had agreed to reduce his shareholdings from 75,000 shares to 60,801 shares. The law may regard the earlier agreed reduction from 75,000 shares to 60,801 shares as a compromise and settlement of any dispute regarding the correct number of shares owed to the shareholder for his services. The terms of the proposed merger with Starfest provide that each share of Concierge common stock will convert into 67.5355 shares of the post-merger company. Thus, the unilateral 58,672-share reduction in Concierge shares for this shareholder raises the contingency that the shareholder may be entitled to an additional 3,961,335 post-merger shares.

        14.  THE  POST-MERGER  COMPANY  MAY  NEED  ADDITIONAL  FUNDING.

               Should the proposed merger be approved, the post-merger company may require additional funding to achieve its plan of operations for the next twelve months. Even should Concierge's operations - which will become the operations of the post-merger company - become profitable, Concierge's contingent liability of $2,009,610 for possible violations of the registration requirements of the Securities Act of 1933 and state securities laws could impose a future requirement for additional funding. If additional funding is needed, whether during the next twelve months or later, the source for this funding has not been identified or committed, and no assurance can be given that the needed funds could be obtained. Failure to obtain the funds could result in a contraction of future advertising, an inability to fill orders for merchandise, a loss of sales, poor relations with business customers and possible failure of the business. See "Information About Concierge - Concierge Management's Plan of Operation; - Liquidity."

        15. OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN ALLEN E. KAHN AND OTHER KEY PERSONNEL.

               Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are Allen E. Kahn, chief executive officer of Concierge; and F. Patrick Flaherty, executive vice president. Concierge has no employment agreements with any of these persons.

        16. MANAGEMENT AND THEIR AFFILIATES WILL CONTROL ALL MATTERS SUBMITTED TO SHAREHOLDER VOTES.

               Should the merger be approved, the post-merger company's management and their affiliates will own approximately 50.2 percent of the company's common stock. They will be able to elect all of the directors. They will also control all other matters submitted to the shareholders for a vote, such as -

     o       potential  mergers,

     o       increases  in  the  authorized  capital,

     o       the  sale  of all or substantially all of the company's assets, and

     o       the  liquidation  of  the  company.


        17. ONE YEAR AFTER THE PROPOSED MERGER SHOULD BECOME EFFECTIVE, CERTAIN TRADING RESTRICTIONS WILL BE RELAXED ON THE 50.2 PERCENT INTEREST IN THE POST-MERGER COMPANY TO BE OWNED BY CONCIERGE'S PRESENT AFFILIATES. THIS WILL RESULT IN A LARGE BLOCK OF STOCK BEING ELIGIBLE FOR UNLIMITED SALE INTO THE TRADING MARKET AND COULD EXERT DOWNWARD PRESSURE ON THE PRICE OF THE STOCK.

               All shareholders of Concierge will convert their shares of Concierge common stock into shares of Starfest common stock that will have been registered with the Commission. Despite this registration, the Commission's Rule 145 imposes trading restrictions on the post-merger shares of those persons who are affiliates of Concierge at the time Concierge votes on the merger. Generally, these trading restrictions are the same as those of Rule 144 and, in particular, limit for one year the amount of shares that can be sold into the open market by any such person during any three-month period. These restrictions apply for one year even if such an affiliate is no longer an affiliate of the post-merger company. To the extent any of Concierge's affiliates at the time of the vote on the merger are no longer affiliates of the post-merger company one year after the merger becomes effective, a large block of stock could become eligible for unlimited sale into the trading market of the company's shares. See "Rule 144 and Rule 145 Restrictions on Trading" on page 33.

        18. THE TECHNOLOGY FOR CONCIERGE'S PRODUCT, THE PERSONAL COMMUNICATIONS ATTENDANT, IS NOT PATENTED BY CONCIERGE AND IS AVAILABLE TO COMPETITORS. STRONG COMPETITION IS EXPECTED.

               The essential speech recognition and text-to-speech technology for Concierge's product is patented by Motorola and fonix Corp., to whom Concierge will pay royalties and who license this technology to other companies.

        19. SHOULD A CHANGE IN MANAGEMENT SEEM NECESSARY, IT WILL BE DIFFICULT FOR THE NON-MANAGEMENT STOCKHOLDERS TO DO THIS.

               Should the proposed merger be approved, the company's officers and directors and their affiliates will own approximately 50.2 percent of the common stock of the company. This amount may enable them to determine the outcome of any vote affecting the control of the company.

                            TERMS  OF  THE  TRANSACTION

MATERIAL  CONDITIONS  TO  THE  MERGER.
--------------------------------------

        Starfest and Concierge have entered into an agreement of merger between Starfest and Concierge. For the merger to occur, each of the following must occur:

        o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. The registration statements cover the following:

               o the 96,957,713 merger shares - the shares Starfest offers to the stockholders of Concierge.

        o The stockholders of each of Starfest and of Concierge must, by a majority vote of the shares outstanding, approve the merger. In this regard, the Concierge directors, officers and other affiliates, who will be able to vote 63.6 percent of the outstanding  Concierge  shares  at  the  Concierge  stockholders'
               meeting, have agreed that they will vote their shares in accordance with the outcome of the vote of the other shareholders.

Terms  of  the  Merger.
-----------------------

        The  terms  of  the  proposed  merger  are  as  follows:

        1.     Concierge  shall  merge  into  Starfest.

        2. Each share of Concierge's 1,435,655 outstanding shares of common stock shall be converted into 67.5355 shares of common stock of Starfest. The 96,957,713 Starfest merger shares shall be distributed to the Concierge shareholders on a pro-rata basis.

        3. There shall be no fractional shares issued. Otherwise fractional shares shall be rounded up or down to the nearest whole number.

        4. The present business of Concierge shall be conducted after the merger by Starfest, into which Concierge shall have merged. However, Concierge's management and directors shall become the management and directors of the combined company.

        5. The articles of incorporation of Starfest will be amended to provide the following:

     o       Its  name  will  be  changed  to  "Concierge  Technologies,  Inc."

     o Its authorized capital will be increased from 65 million shares of Common Stock, no par value, to 190 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock, $0.001 par value.

               There will be approximately 120 million shares of common stock outstanding after the merger. The board of directors will have the authority to issue the remaining 70 million authorized but unissued shares of common stock without shareholder approval. The issuance of all of these common shares would result in a 58 percent dilution in the present ownership of each shareholder, although the amount, if any, of any economic dilution to existing shareholders would depend upon the consideration received for the issuance of the additional shares.

               Similarly, the issuance of the newly authorized 10 million shares of preferred stock poses a potential percent dilution in book value for existing shareholders, although the economic dilution, if any, would depend upon the consideration received for the preferred shares.

               The fact that there will be 70 million shares of common stock and 10 million shares of preferred stock available for issuance by the post-merger board of directors has an anti-takeover impact. Any corporation or persons considering making a tender offer for the post-merger company's shares will be inhibited by the recognition that the issuance of these authorized but unissued shares could increase the total cost of a tender offer and even defeat it.

               The class of preferred stock that will be authorized will have no stated or defined preferences. Rather, the board of directors will be able, by board resolution to be filed with the Secretary of State of California, to designate series of the preferred stock with specific preferences or attributes. Examples of preferences or stock attributes could be -

     o a series of the preferred stock could be preferred over the common stock or other series of preferred stock in the event of the liquidation of the company,

     o         a series  of the  preferred  stock could  be preferred  over  the
               common  stock  in  the  company's  declaration  and  payment   of
               dividends,

     o a series of the preferred stock could be convertible into common stock at a stated conversion price,

     o a series of the preferred stock could be given the right to elect a majority of the members of the board of directors in the event of the non-payment of dividends to the holders of the preferred stock, or

     o         combinations  of  the  above  or  other  preferences.

        6. The Bylaws of the post-merger company will be the Bylaws of Concierge. Although not a term of the merger, Concierge seeks approval of its shareholders to amend its bylaws to increase the number of its directors to eleven.

        7. Should the stockholders of Concierge not approve the merger, neither of Starfest or Concierge shall be liable to the other.

Reasons  for  the  Merger.
--------------------------

        The Starfest stockholders will benefit by becoming, once again, an operating company with a business. The directors of Starfest believe that the unified messaging product of Concierge has great potential due to the increasing number of mobile-based e-mail users both domestically and globally.

        Concierge's stockholders will benefit from converting their present stock in a closely-held corporation to stock of a corporation for which there is a public market for their stock. Concierge could register its own common stock with the Securities and Exchange Commission and then seek an NASD member firm to apply to the OTC Bulletin Board for trading privileges for its stock. Concierge's management feels, however, that its shareholders will benefit from the broader shareholder base and considerably larger public float - 58,201,856 shares immediately after the merger - to be obtained from the merger with Starfest.

        Finally, the management of both Starfest and Concierge believe that the existence of a public market will facilitate the raising of expansion funds for the post-merger company. There is no assurance that such will occur.

        Effectively, the stockholders of Concierge will suffer a 19.2 percent dilution in their equity in Concierge solely for the perceived, but not assured, benefits of having a public market for their securities.

Description  of  Securities.
----------------------------

        Common Stock. Starfest is a California corporation, and Concierge is a Nevada corporation. Starfest is authorized to issue 65 million shares of common stock. It has 23 million shares of common stock now issued and outstanding. Concierge is authorized to issue 10 million shares of common stock. It has 1,435,655 shares of its common stock now issued and outstanding. There are no material differences in the common stock of our two companies.

               Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors are able to elect all members of the board of directors.

               Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

               Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

               Preemptive rights. Stockholders do not have preemptive rights to subscribe for or purchase any stock, obligations or other securities of the corporation.

               Registrar and transfer agent. Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, is the transfer agent and registrar of the common stock of Starfest. Concierge serves as its own registrar and transfer agent.

               Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

               Change in Control. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change in control of either Starfest or Concierge.

        Preferred Stock. The post-merger company will be authorized to issue 10 million shares of preferred stock. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

        There are no presently outstanding shares of preferred stock of Starfest.

Differences  Between  Rights  of  Stockholders  of  Starfest  and  of Concierge.
--------------------------------------------------------------------------------

        There are several material differences between the bylaws of Starfest and of Concierge. The bylaws of Concierge will become the bylaws of the surviving company. The material differences are -

     o A Concierge bylaw provides that special meetings of the shareholders can be called at the request of 25 percent of the shares then outstanding. A Starfest bylaw designates 10 percent of the shares then outstanding for this same purpose.

     o A Concierge bylaw provides that there shall be five directors. A Starfest bylaw designates not less than four nor more than five directors. At the special meeting of Concierge shareholders called to approve or disapprove the proposed merger with Starfest, the Concierge shareholders will also consider a proposal of its directors to increase to eleven the number of its directors.

     o A Concierge bylaw provides that special meetings of the directors can be called on one day's actual notice by any director or the president. A Starfest bylaw provides that special directors' meetings can be called on two-days' actual notice by two directors, the president, any vice president or the secretary.

     o A Concierge bylaw provides that any director may be removed for cause by action of the board of directors. No Starfest bylaw provides for removal of directors by the board of directors.

     o A Concierge bylaw provides that any director, officer or employee shall be indemnified by the company against the reasonable expenses incurred in the defense of any proceeding brought against him by reason of his being a director, officer or employee except in instances where he actually is adjudged to be liable for gross negligence or misconduct in the performance of his duties. A Starfest bylaw authorizes indemnification but limits obligatory indemnification to instances where an agent of the company has been successful on the merits in defense of any such proceeding.

Accounting  Treatment  of  Proposed  Merger.
--------------------------------------------

        The transaction will be accounted for as a reverse acquisition - that is, the acquisition of Starfest by Concierge as Concierge will have the controlling votes of the combined entities.

Federal  Income  Tax  Consequences  of  the  Transaction.
---------------------------------------------------------

        The  Merger.   The  merger   will   qualify  as  a  type  "A"  tax  free
reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code.

               Stockholders of Concierge. There will be no recognition of taxable gain or loss to the stockholders of Concierge by reason of the merger. Each stockholder of Concierge will have a carryover tax basis and a tacked holding period for the Starfest securities received in the merger.

               Concierge itself will not recognize any taxable gain or loss, because its liabilities are not in excess of the tax basis of its assets.

               The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to Starfest (which tax opinion is one of the exhibits to the registration statement of which this Prospectus-Proxy Statement is a part). Mr. Kenan's opinion is based upon U.S. federal income tax law, including legislation, regulations, administrative rulings and court decisions.

Agreement  of  Merger.
----------------------

        The Agreement of Merger between Starfest and Concierge appears herein as "Appendix A - Agreement of Merger."

        In addition to the terms of the merger described earlier under "Terms of the Transaction - Terms of the Merger," the Agreement of Merger contains the following principal provisions:

               Representations by Starfest. Starfest makes representations to Concierge in regard to -

        o its good standing in California and in each state where it is required to obtain authorization to transact business,

        o its right, power, legal capacity and authority to enter into the Agreement of Merger and to perform its obligations under the agreement,

        o the validity of all documents, instruments and certificates delivered pursuant to the agreement's terms,

        o the consummation of the merger not resulting in a breach or violation by it of its corporate charter or any agreements to which it is a party,

        o      the  accuracy  of  its  financial  statements,

        o the non-existence of any person's right to acquire capital stock of Starfest other than as disclosed in the agreement,

        o the disclosure of all material liabilities of it not reflected on the financial statements,

        o      the  disclosure  of  any  material  claims  against  it,

        o      the  filing  by it of all tax returns required to be filed by it,

        o its compliance with all federal, state or local laws and ordinances,

        o      the  non-existence  of  any  employee  pension  benefit  plan,

        o its non-infringement of any patents, trademarks, service marks or trade names,

        o      the  non-existence  of  any  collective  bargaining  agreement,

        o the legality of its earlier issuance of unrestricted shares pursuant to Regulation D, Section 504.

               Representations   by   Concierge.   Concierge   makes   the  same
representations to Starfest as those described above that Starfest makes to Concierge.

Conditions Precedent to Starfest's Obligation to Consummate the Merger. The obligation of Starfest to consummate the merger is subject to its satisfaction that the following conditions have been met:

        o Concierge shall have performed all of the following covenants, conditions and obligations required of it to be performed by the closing date:

               o Concierge will have filed all income, franchise, property, sales, employment and other tax returns required of it by any taxing authority and will have paid or accrued all taxes required to be paid by it,

               o there shall be no undisclosed claims against Concierge or affecting its business and no undisclosed pending or threatened proceedings or governmental investigations involving Concierge, its assets or its business,

               o Concierge shall have obtained all permits or other authorizations necessary for the conduct of its business and shall not be in violation of any such permit or other authorization,

               o all parties to all material contracts to which Concierge is a party are in compliance in all material respects with the terms of the contracts, and

               o Concierge has never infringed any patents, trademarks, service marks or trade names used by it in its business nor has it claimed any such infringement.

        o all representations made by Concierge shall be materially true, correct and complete,

        o prior to closing the merger, Concierge shall have suffered no material adverse change affecting it or sustained any loss that materially affects its ability to conduct its business,

        o there shall be no pending legal proceeding seeking to restrain or prohibit or to obtain damages or other relief in connection with the merger,

        o      a  majority  of  the  Starfest  shareholders  shall have approved

               o      the  merger,

               o the change of name of Starfest to "Concierge Technologies, Inc."

               o      the   change   of   management  to   that  of  Concierge's
                      management,  and

               o an increase in the authorized capital to 190 million shares of common stock and 10 million shares of preferred stock,

        o Concierge shall have obtained any consents necessary to perform its obligations under the Agreement of Merger, and

        o Starfest shall have obtained all required approvals under the securities laws to issue the merger shares to Concierge's shareholders.

Conditions Precedent to Concierge's Obligation to Consummate the Merger. The obligation of Concierge to consummate the merger is subject to its satisfaction that Starfest has met the same conditions as those listed above and imposed on Concierge that are conditions precedent to Starfest's obligation to consummate the merger.

The Closing. At the closing of the merger transaction, the following shall occur:

        o each party shall deliver to the other party certificates of good standing from the states where each is required to be qualified to do business,

        o each company's secretary shall deliver to the other company a secretary's certificate certifying that all necessary corporate action has taken place to approve the merger,

        o Starfest shall deliver the necessary documents needed to be filed with the Secretaries of State of California and Nevada to effect the merger, and the officers of the two companies shall execute the documents and deliver them for filing to the Secretaries of State, and

        o Concierge shall deliver to Starfest a list of Concierge shareholders, certified by Concierge's secretary, setting forth the names, addresses and number of shares of Starfest each is to receive in the merger, and Starfest shall send the list to Starfest's stock transfer agent with instructions to issue the 96,957,713 merger shares to the Concierge shareholders in accordance with the list.

Termination of the Agreement of Merger. The agreement may be terminated prior to closing by either party if any one or more of the conditions to its obligation to close have not been fulfilled, or by mutual agreement of the parties.

Survival of Representations and Indemnification. The representations of the parties to the agreement shall survive the closing for two years. Each party indemnifies the other party against its loss arising from breaches of representations, but only if the losses exceed $10,000 and the total indemnification obligation shall not exceed $200,000.

Post-Closing Covenants. The post-merger company shall not reverse split its stock for at least two years without the written consent of Gary Bryant of Indian Wells, California, who will represent the interests of the present Starfest shareholders. Mr. Bryant is the record owner of 1,310,000 shares of Starfest common stock and will receive an additional 143,783 shares of its common stock, through his ownership of 2,129 shares of Concierge common stock, should the merger be approved. Mr. Bryant's shareholdings represent 5.7 percent of Starfest's presently outstanding shares and 0.15 percent of Concierge's presently outstanding shares. Should the merger be approved, he will own 1.3 percent of the outstanding shares of the post-merger company. He will be the owner of the largest number of shares of the post-merger company of any present Starfest shareholder. For this reason, he was chosen by the Starfest directors to represent the interests of the present Starfest shareholders in regard to possible reverse stock splits that might be proposed by the post-merger directors.

                        PRO FORMA STATEMENT OF OPERATIONS
            FOR THE NINE MONTHS (INTERIM PERIOD) ENDED MARCH 31, 2001
                                   (UNAUDITED)


The following unaudited Pro Forma Statements have been derived from the Unaudited financial statements of Starfest, Inc. (A) for the nine months ended March 31, 2001 and the unaudited financial statements of Concierge, Inc. (B) for the nine months ended March 31, 2001. The unaudited Pro Forma Statement of Operations should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statement of Operations does not purport to represent what the Company's results of operations would actually have been if the acquisition of A had occurred on the date indicated or to project the company's results of operations for any future period or date. The Pro Forma adjustments, as described in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable

                         Starfest Inc.    Concierge Inc.       Pro Forma        Pro Forma
                         (Historical)      (Historical)        Adjustment       Combined
                        ---------------  ----------------  ------------------  -----------
Sales . . . . . . . . .              -   $             -   $            -      $        -

Cost of Sales . . . . . .            -                 -                -               -
                         --------------  ----------------  --------------      -----------

    Gross profit. . . . .            -                 -                                -

Operating expenses. . . .       61,446           526,665                -         588,111
                         --------------  ----------------  --------------      -----------

Loss from operations. . .      (61,446)         (526,665)               -        (588,111)

Provision for taxes . . .            -               800                -             800
                         --------------  ----------------  --------------      ----------

NET INCOME (LOSS) . . . $      (61,446)  $      (527,465)  $            -     $ (588,911)
                        ===============  ================  ==============     ===========


EARNINGS PER SHARE

   Weighted -average
   number of shares
   outstanding . . . . .    23,000,000        96,957,713        8,056,250(3)  128,013,963
                        ===============  ================                     ===========

   Loss per share . . . $       (0.003)  $        (0.005)                      $   (0.005)
                        ===============  ================                     ===========

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2000 as if outstanding as of the beginning of the period.

(3) Weighted average number of shares outstanding for combined entity includes 22,914,637 shares of Starfest, Inc., 96,957,713 shares to be issued to the shareholders of Concierge, Inc., 5,928,750 shares to be issued in lieu of advance subscription received by Concierge, Inc. at June 30, 2000 and 2,127,500 shares for advance subscription received from July 1, 2000 through March 31, 2001.

                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000
                                   (UNAUDITED)


The following unaudited Pro Forma Statements have been derived from the Unaudited financial statements of Starfest, Inc. (A) for the year ended June 30, 2000 and the audited financial statements of Concierge, Inc. (B) for the year ended June 30, 2000. The unaudited Pro Forma Statements of Operations and financial conditions reflects the acquisition of A (a reporting company) by B (a previously non public company) in a reverse merger using purchase method of accounting and assumes that such acquisition was consummated as of July 1, 1999. The merger transaction is considered to be a capital transaction (i.e. issuance of stock by Starfest, Inc accompanied by a recapitalization).

The unaudited Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statement of Operations does not purport to represent what the Company's results of operations would actually have been if the acquisition of A had occurred on the date indicated or to project the company's results of operations for any future period or date. The Pro Forma adjustments, as described in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.

                         Starfest Inc.    Concierge Inc.       Pro Forma        Pro Forma
                         (Historical)      (Historical)        Adjustment        Combined
                        ---------------  ----------------  ------------------  ------------
Sales . . . . .. . . .  $            -   $             -   $            -      $         -

Cost of Sales .. . . .               -                 -                -                -
                        ---------------  ----------------  --------------      ------------

    Gross profit.  . .               -                 -                -                -

Operating expenses . .         611,440           986,186                -        1,597,626
                        ---------------  ----------------  --------------      ------------

Loss from operations.         (611,440)         (986,186)               -       (1,597,626)

Provision for taxes .              800               800                -            1,600
                        ---------------  ----------------  --------------      ------------

NET INCOME (LOSS) . .   $     (612,240)  $      (986,986)  $            -      $(1,599,226)
                        ===============  ================  ==============      ============


EARNINGS PER SHARE

   Weighted -average
   number of shares
   outstanding              22,914,637        96,957,713        8,056,250(3)  127,928,600
                        ===============  ================                     ===========

   Loss per share . ..  $        (0.03)  $         (0.01)                     $     (0.01)
                        ===============  ================                     ===========

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2000 as if outstanding as of the beginning of the period.

(3) Weighted average number of shares outstanding for combined entity includes 22,914,637 shares of Starfest, Inc., 96,957,713 shares to be issued to the shareholders of Concierge, Inc., 5,928,750 shares to be issued in lieu of advance subscription received by Concierge, Inc. at June 30, 2000 and 2,127,500 shares for advance subscription received from July 1, 2000 through September 15, 2000.

                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                               AS OF JUNE 30, 2000
                                   (UNAUDITED)



                             Starfest Inc.    Concierge Inc.    Pro Forma      Pro Forma
                             (Historical)      (Historical)     Adjustment      Combined
                            ---------------  ----------------  ------------    ------------
ASSETS
Current Assets.. . . . . .  $        1,105   $       430,905   $  (100,000)(1) $    332,010

Property & equipment, net                -             4,692             -            4,692
                            --------------   ---------------   -----------     ------------

TOTAL ASSETS.  . . . . . .  $        1,105   $       435,597   $  (100,000)         336,702
                            ==============   ===============   ===========     ============


LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities . . . . $      363,546   $       143,155   $  (100,000)(1) $    406,701

Long term liabilities .  .               -                 -             -                -
                            ---------------  ----------------  ------------    ------------

    Total liabilities .  .         363,546           143,155      (100,000)         406,701
                            ---------------  ----------------  ------------    ------------

Stockholders' equity;

  Common stock. . . . .  .       2,647,353            13,764       (13,764)(2)    2,750,240
                                                                    96,958 (3)
                                                                     5,929 (4)
  Additional paid-in capital.            -           560,617        13,764 (2)            0
                                                                   (96,958)(3)
                                                                 1,169,861 (4)
                                                                (3,009,794)(5)
                                                                 1,362,510 (6)
  Advance subscription. . . . . . .      -         1,175,790    (1,175,790)(4)            0

  Retained earnings (deficit) . (3,009,794)       (1,457,729)    3,009,794 (5)   (2,820,239)
                                                                (1,362,510)(6)
                            ---------------      -----------    ----------      ------------

     Total stockholders'
       equity .                  .(362,441)          292,442             0          (69,999)
                            ---------------  ----------------  ------------     ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY. . . . $        1,105   $       435,597   $  (100,000)         336,702
                            ===============  ================  ============     ============

NOTES;

(1)  Elimination  of  inter-company  loan  upon  merger

(2)  Elimination  of  Common  stock  of  Concierge,  Inc.  before  merger

(3) Issuance of 96,957,713 shares of Common stock of $.001 par value to shareholders of Concierge, Inc.

(4) Conversion of advance subscription to 5,928,750 shares capital of the merged Company

(5)  Elimination  of  pre-merger  retained  earnings  of  Starfest,  Inc.

(6)  Elimination  of  negative  balance  in  Additional  Paid-in-Capital

MATERIAL CONTACTS BETWEEN STARFEST AND CONCIERGE

BACKGROUND  OF  THE  TRANSACTION.
---------------------------------

1. During the fall of 1999, Allen Kahn, the president of Concierge, had several conversations concerning the development of Concierge's unified messaging product with an old acquaintance, Patrick Flaherty, then the western regional manager for Flynn & Associates, a computer mainframe software publisher and vendor. In early December 1999 Mr. Flaherty introduced Mr. Kahn to John Everding, a self-employed person whose primary occupation is raising capital in California for private companies. On occasion he does so with the assistance of Gary Bryant and Mr. Bryant's financial consulting company, Newport Capital Consultants, Inc. The purpose of the introduction and telephone conversations among Kahn, Flaherty, Everding and Bryant was to explore whether Mr. Everding could assist Concierge in raising working capital and product development capital for the company. Also discussed was the possibility of effecting a "reverse merger" between Concierge and a public company in order to obtain a security that trades in the stock market, which the group believed would assist any capital-raising efforts.

2. On December 6, 1999, at the initiation of John Everding and Gary Bryant, a meeting was held in Irvine, California in the offices of Grant Bettingen Company, an NASD broker-dealer firm. Mr. Bettingen did not participate in the meeting. His role was limited to providing a conveniently situated conference room for the meeting, in response to Gary Bryant's request for the use of the room. Attending the meeting were John Everding, Gary Bryant, and three representatives of Concierge - Allen Kahn, Patrick Flaherty and James Kirk, Concierge's general counsel and corporate secretary.

3. The subjects discussed at the meeting were a merger between Concierge and Starfest proposed by John Everding and Gary Bryant, the business plans of Concierge as revealed by Allen Kahn and Patrick Flaherty, Starfest's history as revealed by Gary Bryant, how the equity of such a post-merger company would be allocated between the shareholders of Starfest and Concierge and how Gary Bryant and John Everding would be compensated if such a merger should occur. Mr. Bryant proposed that the equity of the post-merger company be allocated in the manner set forth in this Prospectus-Proxy Statement. Allen Kahn and Patrick Flaherty indicated that they would seek the approval of the Concierge directors to the merger and to this allocation. On December 8, 1999 Concierge's board of directors approved of the merger in principle and directed Mr. Kahn to proceed to the drafting of a merger agreement and its execution.

4. The subject of compensation to Gary Bryant and John Everding was deferred to a later date. Grant Bettingen asked for no compensation for providing a meeting place for the December 6, 1999 meeting, and he is to receive no compensation. Gary Bryant asked to be compensated for bringing Starfest to the proposed transaction. John Everding asked to be compensated for assisting Concierge in locating prospective investors in Concierge.

        The directors of Concierge and Starfest each met and approved the proposed merger and its terms. An agreement of merger was drafted by Starfest's counsel and was executed on January 26, 2000 by the officers of Starfest and Concierge. No joint meeting of the directors of the two companies was ever held.

        Newport Capital Consultants has no relationship with Concierge other than as described in this Prospectus - Proxy Statement as a consultant and finder who is being compensated for advising Concierge's management on matters involving mergers and for bringing to Concierge the proposed merger with Starfest and the acquisition in early March 2000 of a reporting shell corporation, MAS Acquisition XX Corp.

Matters  Concerning  Compensation  for  Consultants.
----------------     -------------------------------

        The matter of compensation to be paid to Gary Bryant and John Everding was raised several times in telephone conversations with Allen Kahn initiated by either John Everding or Gary Bryant. Mr. Bryant asked that he be paid $25,000 in December 1999, be paid an additional $25,000 when the merger with Starfest should be effected, and be issued 150,000 shares of common stock upon completion of the merger. Mr. Everding asked that he be paid a consulting fee for a period of two years - $9,500 a month from December 1999 until the merger is effected and $12,500 a month for the balance of the two years, that he be reimbursed out-of-pocket expenses incurred on behalf of Concierge, and that he be issued 75,000 shares of common stock. Mr. Kahn initially agreed to these requests for compensation, but it soon became clear that the parties were miscommunicating concerning the number of shares involved in the requests. Mr. Bryant and Mr. Everding understood the 150,000 shares and 75,000 shares each, respectively, was to receive would be shares of Concierge common stock and would be converted in the merger to shares of the post-merger company at whatever conversion ratio would apply for such conversion. Mr. Kahn understood that the 150,000 shares and 75,000 shares would be the number of post-merger shares Mr. Bryant and Mr. Everding, respectively, would receive.

         Finally, on May 5, 2000 the directors of Concierge agreed to a compromise proposed by Gary Bryant and John Everding - 75,000 shares of pre-merger common stock of Concierge to Gary Bryant - which would convert into 5,186,183 shares of post-merger Starfest common stock - and 37,500 shares of pre-merger Concierge common stock to John Everding - which will convert into 2,593,091 shares of post-merger Starfest common stock. The 75,000 shares of Concierge common stock that were issued to Gary Bryant were valued by Concierge's directors at $24,000, the book value of the shares when they were issued. The 37,500 shares of Concierge common stock that were issued to John Everding were valued by Concierge's directors at $12,000, the book value of the shares when they were issued. Subsequently, on September 12, 2000, Mr. Bryant contributed to Concierge 14,199 of his 75,000 shares, thereby reducing to 60,801 the number of shares of Concierge common stock he owned. These 60,801 shares would convert into 4,105,618 shares of the post-merger company should the merger be approved.

        However, in April 2001, Allen Kahn, the president of Concierge, determined that Mr. Bryant should not receive such a large number of shares on the ground that the original agreement between Concierge and Mr. Bryant was clear in its intention that Mr. Bryant receive 150,000 shares of Concierge common stock calculated after the merger with Starfest, not before the merger. Mr. Kahn unilaterally reduced Mr. Bryant's shareholdings of Concierge stock from 60,801 shares to 2,129 shares, a difference to Mr. Bryant of 3,961,835 shares of post-merger stock and a reduction that Mr. Bryant has not agreed to. Accordingly, Mr. Bryant could possibly assert a claim against Concierge after the merger over the issuance to him of an additional 3,961,835 shares of common stock of the post-merger company - an amount equal to 3.3 percent of the 119,957,713 shares to be outstanding after the merger should be effected and a reduction of 3.2 percent in the equity of each of the other shareholders of the post-merger company should such a claim be made and established by Mr. Bryant.

        There is no provision for delayed vesting of the issued shares, repurchase rights or other mechanisms whereby Concierge may recover its fee paid to Bryant and Everding in the event the proposed transaction with Starfest is not approved by the shareholders of either company.

        The 14,199 shares of Concierge stock contributed in May 2000 by Mr. Bryant to Concierge were reissued by Concierge on September 12, 2000 to nine purchasers of "advance subscriptions" securities of Concierge for a cash consideration of $210,000. Mr. Bryant received no consideration for his contribution to Concierge of the 14,199 shares of Concierge stock or for the reduction in April 2001 from 60,801 shares to 2,129 shares that Mr. Kahn unilaterally effected. As of the date of this Prospectus - Proxy Statement, Mr. Bryant has received from Concierge $25,000 in cash and the reduced amount of 2,129 shares of Concierge common stock. He anticipates receiving an additional $25,000 from Concierge when the merger with Starfest should occur.

        Through March 1, 2001, Concierge has paid $243,630 to John Everding and issued him 37,500 shares of Concierge common stock. The cash payments represent a $9,500 a month consulting fee, reimbursement of out-of-pocket expenses, and an additional $82,630 as an advance payment against future monthly consulting fees, which advance payment Mr. Everding requested with regard to a recurring illness associated with his having been in contact with Agent Orange during the Vietnam conflict. Assuming the merger with Starfest had been effected on March 1, 2001, Mr. Everding's monthly consulting fees for the two-year period to end December 1, 2001 would amount to $254,000 plus reimbursement of out-of-pocket expenses.

Starfest's  Acquisition  of  an  S.E.C.  Reporting  Company.
------------------------------------------------------------

        At the time the agreement of merger was executed on January 26, 2000, Starfest's common stock was traded through the OTC Bulletin Board. However, it was subject to delisting if Starfest did not register its common stock with the Securities and Exchange Commission by April 2000 and become a "reporting company" - a company obligated to file periodic reports with the Commission. Starfest's counsel, who was drafting the registration statement for the merger, advised the officers of Starfest and of Concierge, Gary Bryant and John Everding that the registration statement would not be able to be filed and processed by the Commission's staff prior to the April 2000 deadline and that it therefore faced delisting from the OTC Bulletin Board.

        In early March 2000 Gary Bryant advised Michael Huemmer, the president of Starfest; Allen Kahn, the president of Concierge; and Thomas Kenan, Starfest's counsel who was drafting the registration statement for the merger shares, that he had been advised by a friend, Jim Stubler of Capistrano Beach, California that a certain Aaron Tsai of Evansville, Indiana, had registered with the Commission at least twenty startup, no-operations, shell corporations for the purpose of enabling companies, such as Starfest, that were facing delisting from the Bulletin Board, to take advantage of the Commission's Rule 12g(3). This rule provides, generally, that a corporation that acquires a reporting corporation, by purchase, merger or otherwise, also acquires the legal obligation to file periodic reports with the Commission for the combined companies. Mr. Bryant stated that one of these reporting shell corporations of Mr. Tsai, a company named MAS Acquisition XX Corp., was available for purchase by Starfest for $100,000 cash and 150,000 shares of common stock of Starfest. This consideration was to be divided between Mr. Tsai and Mr. Stubler in some proportion known only to them.

        The acquisition by Starfest of Mr. Tsai's 96.83 percent of the outstanding shares of MAS Acquisition XX Corp. would enable Starfest to become a reporting company upon filing a proper Form 8-K with the Commission to report the acquisition. This would avoid Starfest's delisting from the OTC Bulletin Board. Mr. Bryant maintained that such a delisting would result in Starfest's common stock being reduced to trading through the Pink Sheets, a trading medium inferior to that of the Bulletin Board, and that such would almost inevitably result in a lower market value of Starfest's common stock. He argued that the likelihood of obtaining approval of the merger by Concierge's shareholders would be lessened if Starfest were a "Pink Sheet company," that the payment of 150,000 shares of Starfest and $100,000 cash was justified when measured against the approximately 120 million shares to be outstanding of the post-merger company should the merger occur and the lost time and costs of processing the proposed merger to a vote of shareholders that would vote against the proposed merger because of the Pink Sheet status of Starfest.

        Mr. Bryant's arguments were accepted by the management of Starfest and Concierge. Starfest did not have $100,000 to pay to Mr. Tsai and Mr. Stubler and could not issue any additional common stock by reason of its merger agreement with Concierge. Concierge loaned the $100,000 to Starfest, and Starfest's president, Michael Huemmer, contributed the 150,000 shares of Starfest common stock needed for the transaction. Starfest's counsel drafted an acquisition agreement, which agreement was executed on March 6, 2000. The required consideration was paid and delivered, and on March 10, 2000 Starfest filed a Form 8-K12G3 with the Commission reporting its acquisition of 96.83 percent of the outstanding shares of common stock of MAS Acquisition XX Corp. and Starfest's assumption of the obligation to file future reports with the Commission. Starfest was not delisted from the OTC Bulletin Board.

        As stated, the $100,000 cash portion of the consideration paid to acquire MAS Acquisition XX Corp. was loaned to Starfest by Concierge. This loan is carried on Starfest's balance sheet as a "related party note payable." It is payable on demand and is interest-free. Should the merger occur, the obligor and the obligee of the loan will have merged into the same person, an event which will extinguish the obligation. Should the merger not occur, Starfest will owe Concierge $100,000 on demand.

        Other than having an interest in the proposed merger by reason of (1) his or her ownership of common stock of Starfest or Concierge or (2) election to office of the surviving company, there is no substantial interest in the merger, direct or indirect, of any Starfest or Concierge director or executive officer since the beginning of the last fiscal year, nominee for election as a director or associate of any of the foregoing persons.

                     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

        Thomas  J.  Kenan,  Esquire,  counsel  to  Starfest,  is  named  in this
Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. From February 17, 1999 until April 6, 1999, Mr. Kenan was the sole officer and director of Starfest. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 760,000 shares of common stock of Starfest. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust. Mr. Kenan owns, in his own name, 600,000 shares of common stock of Starfest and 2,840 shares of common stock of Concierge which shares of Concierge he received as compensation for his legal services and counsel in connection with the negotiation and preparation of the agreement of merger, his legal services in the negotiation and drafting of a Stock Purchase Agreement dated March 6, 2000 with the controlling shareholder of MAS Acquisition XX Corp. and Mr. Kenan's subsequent drafting of a Form 8-K12G3 filed with the Commission on March 10, 2000, his drafting of Starfest's annual Form 10-KSB, and the drafting of the registration statement of which this Prospectus-Proxy Statement is a part.

                                 INDEMNIFICATION

        Starfest, a California corporation, will be the surviving corporation to the merger. Under California corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

        With  respect  to  any  criminal   action  or  proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

        In the case of any action by the corporation against such persons involving a breach of duty to the corporation or its shareholders, California law authorizes the corporation to provide similar indemnification but only if -

        o      the  articles  of  incorporation  authorize  such,  or

        o the court conducting the proceeding determines that such persons are nevertheless fairly and reasonably entitled to indemnification. Starfest's articles of incorporation do not authorize such indemnification for acts of directors and officers involving a breach of duty to the corporation or its shareholders.

        To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, California law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Indemnification and payment of expenses provided by California law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a California corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

        As a result of such corporation law, the post-merger company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of the officers, directors, employees or agents, as such, of either of the two pre-merger companies with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to or after the merger.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             PENNY  STOCK  REGULATIONS

        There is no way to predict a price range within which Starfest's common stock would trade after the proposed merger. It presently trades on the OTC Bulletin Board at a price less than $5 a share and is subject to the rules governing "penny stocks."

        A  "penny  stock"  is  any  stock  that:

        o      sells  for  less  than  $5  a  share.

        o is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

        o is not a stock of a "substantial issuer." Starfest is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $2 million, which it does not now have and will not have solely as a result of the proposed merger with Concierge.

        There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

               The  Penny  Stock  Suitability  Rule
               ------------------------------------

        Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

        After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

        Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

        The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

        The Penny stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

        o      transactions  not  recommended  by  the  broker-dealer,

        o      sales  to  institutional  accredited  investors,

        o transactions in which the customer is a director, officer, general partner, or direct or indirect beneficial owner of more than 5 percent of any class of equity security of the issuer of the penny stock that is the subject of the transaction, and

        o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

               The  Penny  Stock  Disclosure  Rule
               -----------------------------------

        Another Commission rule - the Penny stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document is set forth in a federal regulation and contains the following information:

        o A statement that penny stocks can be very risky, that investors often cannot sell a penny stock back to the dealer that sold them the stock,

        o A warning that salespersons of penny stocks are not impartial advisers but are paid to sell the stock,

        o The statement that federal law requires the salesperson to tell the potential investor in a penny stock -

               o      the  "offer"  and  the  "bid"  on  the  stock,  and

               o the compensation the salesperson and his firm will receive for the trade,

        o An explanation that the offer price and the bid price are the wholesale prices at which dealers are willing to sell and buy the stock from other dealers, and that in its trade with a customer the dealer may add a retail charge to these wholesale prices,

        o A warning that a large spread between the bid and the offer price can make the resale of the stock very costly,

        o Telephone numbers a person can call if he or she is a victim of fraud,

        o      Admonitions  -

               o      to  use  caution  when  investing  in  penny  stocks,

               o      to  understand  the  risky  nature  of  penny  stocks,

               o to know the brokerage firm and the salespeople with whom one is dealing, and

               o      to  be  cautious  if  ones  salesperson  leaves  the firm.

Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

               Effects  of  the  Rule
               ----------------------

        The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

        Starfest's merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                        INFORMATION  ABOUT  STARFEST,  INC.

Business  Development

        Starfest, Inc. was incorporated in California on August 18, 1993 as "Fanfest, Inc." On August 29, 1995 its name was changed to Starfest, Inc.

        Pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated March 6, 2000 between (1) MAS Capital, Inc., an Indiana corporation, the controlling shareholder of MAS Acquisition XX Corp. ("MAS XX"), an Indiana corporation, and (2) Starfest, approximately 96.83 percent (8,250,000 shares) of the outstanding shares of common stock of MAS Acquisition XX Corp. were exchanged for $100,000 and 150,000 shares of common stock of Starfest in a transaction in which Starfest became the parent corporation of MAS XX.

        At the time of this transaction, the market price of Starfest's common stock was $1.50 bid at closing on March 7, 2000 on the OTC Bulletin Board. Accordingly, the consideration Starfest paid for the 96.83 percent interest was valued at $325,000. Concierge loaned to Starfest the $100,000 cash portion of the consideration evidenced by a no-interest, demand note. Michael Huemmer, the president of Starfest, loaned to Starfest the 150,000 shares of common stock of Starfest that was the stock portion of the consideration.

        Upon execution of the Purchase Agreement and the subsequent delivery of $100,000 cash and 150,000 shares of common stock of Starfest on March 7, 2000, to MAS Capital Inc., pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Starfest became the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the Securities and Exchange Act of 1934 and elected to report under the Act effective March 7, 2000.

        MAS Acquisition XX had no business, no assets, and no liabilities at the time of the transaction. Starfest entered into the transaction solely for the purpose of becoming the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the 1934 Exchange Act. Prior to this transaction, Starfest was preparing to register its common stock with the Commission in order to avoid being delisted by the OTC Bulletin Board. By engaging in the Rule
12g-3(a) transaction, Starfest avoided the possibility that its planned registration statement with the Commission would not be fully reviewed by the Commission's staff before an April 2000 deadline, which would result in Starfest's common stock being delisted on the OTC Bulletin Board.

Business  of  Starfest.
-----------------------

        Starfest's initial business was the production and promotion of theme events involving numerous artists and performers and designed to attract mass audiences of fans drawn by the theme. In 1994 and 1995 it produced "Fanfest," which was held at the Fairplex at the Los Angeles County Fairgrounds, and which won the Airplay International Award as the "Country Music Event of the Year." In 1995 the event won the Country Music Associations of America's award as the "Best Country Event of the Year." The two events lost money, however. By the end of 1995, Starfest had a retained deficit of $1,228,703.

        In 1996 the event was renamed "Starfest" and was again held in Los Angeles. In 1997 the event was planned but was cancelled before being held. At the end of 1997, Starfest had no business and a retained deficit of $2,135,885. The company was essentially dormant in 1998, losing only $2,366 for the year, with its activities being limited to dealing with creditors and to attempting to raise capital for the resumption of business.

        In 1999, with no business, Starfest turned the management of the company over to three individuals involved in the adult entertainment business - Billy Harbour, John Whitley and Pamela Miller of southwestern Virginia. Under this new direction the company bought three websites on the Internet - www.starfest.com, www.adultstar.com and www.adultstars.com. Starfest also purchased and paid $12,000 for twelve additional websites on the Internet, but the written transfer of the websites was never obtained, and the right to obtain the transfer of those websites has been sold and transferred to unrelated third parties. Stockholders owning a majority of the outstanding stock of Starfest regained control of the management of the company by obtaining the resignations of directors associated with the Virginia management and having the remaining directors elect Michael Huemmer as president and Janet Alexander as secretary of the company. On December 31, 1999, pursuant to the written consent of persons holding a majority of the outstanding shares of common stock of the company, Starfest sold all the remaining assets of the company associated with the adult entertainment business for $10,000. The assets consisted of the three adult entertainment websites and the right to obtain the additional twelve websites. Starfest applied this and its other cash assets to the payment of outstanding liabilities. Starfest suffered a loss of $518,606 for the year of 1999.

        On January 18, 2000, Starfest and Concierge executed a letter of intent to submit to their stockholders a proposal to merge. The agreement of merger was executed on January 26, 2000. Starfest will be the surviving corporation of the merger, but the business and management of the merged companies will be that of Concierge. Pending approval of the merger, Starfest has no business.

        Starfest has no employees. Starfest's present management consists of two persons, Michael Huemmer, president, and Janet Alexander, secretary.

Plan  of  Operation
-------------------

        Starfest's sole plan of operation at present is to progress toward a closing of the proposed merger with Concierge. Should the merger be consummated, the company's plan of operation for the next twelve months shall then be the plan of operation that Concierge's management has for its company.

        Until the merger should be consummated or abandoned, Starfest has no paid employees. Its officers and directors are contributing their time without compensation. Starfest no longer has sufficient cash to meet anticipated cash requirements that will arise before the merger with Concierge is consummated. Until the shareholders of the two companies can vote on the proposed merger, Starfest's president, Michael Huemmer, and legal counsel, Thomas J. Kenan, are advancing the costs associated with registering the merger transaction shares with the Securities and Exchange Commission.

        Should the merger with Concierge not be consummated, Starfest's management will seek another merger partner Starfest will find it necessary to raise additional funds in connection with any other merger it might negotiate with another merger partner. It would propose to require the other party to the merger to provide such funds.

Description  of  Property.
--------------------------

        Starfest  has  no  property.

Legal  Proceedings.
-------------------

        Neither  Starfest  nor its  property  is a party to, or the  subject of,
pending  legal   proceedings.   Starfest  is  aware  of  no  proceeding  that  a
governmental  authority  is  contemplating.

Market  for  Starfest's  Common  Stock  and  Related  Stockholder  Matters.
---------------------------------------------------------------------------

        Starfest's common stock presently trades on the OTC Bulletin Board. Information on the high and low bid prices for Starfest's common stock during 1997, 1998, 1999 and 2000 appears in Risk Factor No. 10 on page 5. The volatility of the stock price is apparent, not only from year-to-year but within each quarter. The volume of trading in the stock is also highly volatile. From the third quarter of 1997 until the second quarter of 1999, there was practically no trading in the stock. Weeks could pass without a single transaction. Then, during the second and third quarters of 1999 almost daily trading recommenced based upon Starfest's public announcements that it was entering the adult Internet entertainment business. Trading slowed to almost a stop with the lack of results of this new business venture. Then, in January 2000 the trading volume surged with the announcement of the proposed merger with Concierge. Daily volumes since late January 2000 are quite erratic. In March 2000, for instance, daily volume ranged from 3,110,300 to 172,500.

        There are approximately 96 record holders of Starfest's common stock. Some 19,013,657 of its shares are held in the single name of "Cede & Co.," which is the record holder for shares held in numerous brokerage accounts.

Rule  144  and  Rule  145  Restrictions  on  Trading.
-----------------------------------------------------

        Should the merger with Concierge be approved and effected, all shares of common stock of the post-merger company issued in the merger to the stockholders of Concierge shall have been issued pursuant to registration with the Commission. Nevertheless, there will be certain restrictions on the transfer for value of the shares received in the merger by the affiliates of Concierge, who may be deemed to be underwriters.

        Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The affiliates of Concierge at the time of the vote on the merger, in order to sell their shares received in the merger, must either register them for resale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such affiliates, that:

               o the company must have been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act for at least 90 days (which is the case, here),

               o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

               o transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

               o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (119,957,713 shares immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

        The above resale provisions of Rule 145 shall continue for such affiliates for one year after the merger. Then, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

        The following table allocates the post-merger company's common stock between restricted and non-restricted stock for Concierge's and Starfest's affiliates at the time of the merger:

                                               Percent of     No. of Shares Restricted
   Post-Merger Company         No. of Shares   Total Issued     by Rules 144 and 145
   -------------------         -------------   ------------   ------------------------
Authorized  shares             190,000,000               -                      -

Issued and outstanding shares  119,957,713           100.0             60,353,856
                               -----------           -----             -----------

Issued and outstanding shares                                          Rule  145:
To be controlled by
Concierge's affiliates          60,189,663            50.2             60,189,663

Issued and outstanding shares                                          Rule  144:
To be controlled by
Starfest's affiliates              860,000             0.7                860,000

Pre-merger restricted shares
Of Starfest issued during
2000 to persons other than                                             Rule  144:
its affiliates                   1,402,001             1.2              1,402,001

Shares in the "public float,"
subject to no restrictions
on trading                      57,506,049            47.9                      -
                               -----------           -----             ----------
                               119,957,713           100.0             60,353,856


        The 860,000 shares controlled by Starfest's affiliates were issued in 2000 and will continue to be "restricted" shares until they have been held for two years. The same is true of the 1,402,001 other shares of Starfest issued in 2000. After such shares have been held for one year, they may be sold pursuant to the provisions of Rule 144, the principal ones of which are set forth above on page 27 as "bullet points" in the second paragraph of this heading.

        No equity of Starfest is subject to outstanding options or warrants to purchase, or securities convertible into, equity of the company.

        Dividends. Starfest has had no earnings and has declared no dividends on our capital stock. Concierge has never earned a profit and may not do so in the future. Under California law, a company - such as our post-merger company - can pay dividends only

        o      from  retained  earnings,  or

        o      if  after  the  dividend  is  made,

        o      its  tangible   assets  would  equal  at  least  11/4  times  its
               liabilities,  and

               o its current assets would at least equal its current liabilities, or
                                   --

               o if the average of its earnings before income taxes and before interest expenses for the last two years was less than the average of its interest expenses for the last two years, then its current assets must be equal to at least 11/4 times its current liabilities.

        The post-merger directors' strategy on dividends is to declare and pay dividends only from retained earnings and when the directors deem it prudent and in the best interests of the company to declare and pay dividends.

        Reports to Stockholders. Starfest is required to file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports, although none of such filed reports are incorporated herein by reference. Starfest will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law.

        Registration Statement. Starfest has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the common stock offered by this Prospectus-Proxy Statement. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Starfest is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

        Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after you approve the merger.

Financial  Statements.
----------------------

See "Financial Statements - Starfest, Inc." for the independent auditor's report dated March 21, 2001, with respect to Starfest's balance sheet as of December 31, 2000 and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2000, and the independent auditor's report dated February 9, 2000, with respect to Starfest's balance sheet as of December 31, 1999, And the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and December 31, 1998, and the notes to such financial statements as the interim (unaudited) balance sheet at March 31, 2001, statement of operations and accumulated deficit, and statement of cash flows for the three months periods ended March 31, 2001 and March 31, 2000.

Management's  Plan  of  Operation.
----------------------------------

        Should the stockholders of the two companies not approve the merger, Starfest will seek another partner. Its sole "asset" is its status as a public company whose stock trades on the OTC Bulletin Board.

Changes  In  and  Disagreements  With  Accountants  on  Accounting and Financial
--------------------------------------------------------------------------------
Disclosures.
-----------

        On March 8,  2000  Starfest's  principal  independent  accountant,  Jaak
(Jack) Olesk, Beverly Hills, California, resigned. His reports on the Company's financial statements from inception onward contained no adverse opinions or disclaimers of opinions and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Jaak (Jack) Olesk, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Jaak (Jack) Olesk's satisfaction, would have caused him to make reference to the subject matter of the disagreements in connection with his reports.

        On November 14, 2000, the Company engaged the firm of Kabani & Company, of Fountain Valley, California, as independent accountants for the Company. Prior to November 14, 2000, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements or any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

                        INFORMATION  ABOUT  CONCIERGE,  INC.

Overview

        Concierge was incorporated in Nevada on September 20, 1996, with the business purpose to develop personal computer software designed to read an Internet e-mail user's e-mail messages to one over any wirelined telephonic connection. The user may call ones computer from any telephone to initiate the transaction. The software may also be configured by the user to automatically call one at any telephone number when new e-mail is received from any e-mail address entered on the user-defined "VIP list." The concept uses voice recognition technology to allow the user to direct the interaction by voice command. Concierge devoted almost all its efforts to the development of a usable product, the Personal Communications Attendant ("PCA(TM)"), which was finally completed in September, 2000. It may be purchased through the company's Web sites at http://www.pcahome.com and http://www.conciergetech.com. As presently constituted, the PCA is a single-user product and has a list purchase price of $39.95. The company anticipates future sales to individual end-users, large user groups and re-sellers and is pursuing potential opportunities in all those channels.

Concierge's  Plan  of  Operation
--------------------------------

        Concierge commenced marketing the PCATM in September 2000. It had expected to bring the PCATM to market in early April, announced this expectation in an interview on a television program and set up a toll-free line with contract personnel available to take telephone orders. Approximately 50 orders were received. Unfortunately, Concierge's initial marketing effort was precipitous. The company Concierge had hired to write the programming code to implement Concierge's design, technical specifications and program logic did not timely meet its contractual commitments. The product was not ready. The initial marketing effort was terminated.

        On May 12, 2000 the responsibility for writing the programming code was reassigned to Dave Cook Consulting of Mercer Island, Washington. That company's work was overseen by Concierge. Detailed technical development of the initial PCATM product, packaging design, documentation, field testing and attendant tasks were completed, and the PCATM became available for direct purchase online in September 2000.

        Full scale marketing efforts have not yet commenced. Concierge has placed evaluation units of the PCA(TM) with a number of major end-user and reseller organizations for their assessment of the product's suitability for their purposes. Technical problems in automatic credit card verification and funds transfer have been resolved. The company is positioned to ship ordered units expeditiously. Aggressive sales and marketing campaigns are planned but are being held in abeyance pending the generation of additional funding.

        Two hundred units were shipped between September, 2000 and January 15, 2001. Of these, only a small number were sold to individual end-users. Approximately 120 units were sent as evaluation copies to large corporate users and re-sellers to stimulate demand in situations representing high volume potential. Such technical evaluations were arranged by Concierge or intermediaries; no unsolicited evaluation units have been sent. Product evaluations of this nature by major organizations tend to be time-consuming, and there is no guarantee of success. Product inventory is not maintained on company premises but was recently moved from XeTel Corp. in San Ramon, CA to Point to Point, LLC in Mill Valley, CA from which location order fulfillment services will be performed. Current inventory, all pre-paid, consists of 14,800 packages, 14,800 printed User's Guides and 1,800 CDs containing the PCA software itself.

        Description of the PCA(TM). Concierge's PCA(TM) provides a means by which any user of Internet e-mail can have e-mail messages spoken to him or her over any touch-tone telephone or wireless phone in the world.

        The PCA(TM) responds to the user's voice commands to read, verbalize and manage e-mail traffic stored on a personal computer. The PCA(TM) is "trained" to respond only to the voice commands and personal voice password of the individual user, thus guaranteeing that each user's personal messages cannot be accessed by anyone else. Responding to spoken instructions, the PCA(TM) can verbalize e-mail (with future fax and voice-mail capabilities) over the phone and save or delete those messages as directed by the user.

        The PCA(TM) software executes on a personal computer operating under Windows 95 or Windows 98 and using Microsoft Outlook or Outlook Express as an e-mail client. It requires 350 megabytes of available hard disk space. The Internet connection may be effected by any standard means, including dial-up or dedicated telephone line, cable or DSL, but voice interaction between the user and the PCATM software requires a dial-up phone line and a voice-capable modem. Generally, although not invariably, many available 56 KB modems are voice-capable. The initial product being offered for sale is a stand-alone, single-user version and is not designed to function in a LAN or WAN environment. There are no set-up costs associated with the product other than assuring that the minimum hardware and software requirements are present.

        The initial product can verbalize only a user's e-mail. It is, however, implemented with "hooks" for the addition of fax and voice-mail modules. "Hooks" means that the programs have been written to facilitate the future inclusion of additional features such as fax and voice-mail capabilities. The date of availability of these features will depend upon decisions still to be made by Concierge management regarding the assignment of priorities to product introduction. Among future products planned are the "Pro" version, which will enable the user to access by telephone the user's fax and voice-mail messages; a multi-user, server-based version for corporate/enterprise users; and various "nationalized", that is, non-English, versions. An assessment of individual market segments and other considerations will enter into the decision of Concierge's management as to how its available resources might best be utilized. Expansion of the initial product's capabilities to add fax and voice-mail retrieval capabilities will not be a major effort; however, it may or may not be the best application of Concierge's capabilities from a strategic marketing standpoint.

        The e-mail version will retail at $39.95. With a $19.95 upgrade, the planned pro version will monitor and collect fax, voice mail and e-mail messages. A user's personal computer will then become a universal communications center. All the user's incoming communications, be they fax, voice- or e-mail, will reside on the user's own computer and will be readily accessible from any telephone.

        There will be no monthly service fee - only the one-time purchase price and the option of buying upgrades. No device other than an ordinary telephone is needed to access the PCATM. The PCATM also includes an auto pager that notifies the user by phone or pager when new e-mail is received.

        The underlying technology is the subject of patents, and Concierge is required to pay royalties of $0.425 a delivered PCATM unit to Lexicus, a subsidiary of Motorola, for its Clamor Automatic Speech Recognition software and $1.00 a delivered unit to fonix for its text-to-speech software. Concierge has paid advance royalties to Lexicus for 100,000 units and advance royalties to fonix for 200,000 units.

        Concierge intends to "nationalize" the product to accommodate several foreign languages, possibly including Japanese, Korean, German, Latin American Spanish, French and Brazilian Portuguese. fonix has advised Concierge that its text-to-speech software will be available in up to seven foreign languages commencing in the first quarter of 2001. "Nationalizing" the PCATM will also require the translation of PCA-generated voice prompts, packaging for the product and preparation of the user documentation. The voice recognition component of the PCA is "language independent" and requires no revision - once trained by the user, it accepts any sound as signifying any corresponding instruction provided the sound is uttered consistently and in context.

        Concierge anticipates that it will complete the first nationalization of the PCA(TM) within 45 days after it receives from fonix the nationalized text-to-speech development materials.

        The Market. In a study published May 12, 2000 and entitled "Communications Software and Services," Donaldson Lufkin & Jenrette reported on the past, present and future estimated users of the Internet. Referring for its information to the International Data Corporation, a research and analysis organization in the information technology field, DLJ reported the following estimates of Internet users:

                                                   In  Millions
                                                   -----------
                      No.  of  Users                 Internet
                      --------------                 --------
               U.S.A.:
                      End  of  1998                      30
                      End  of  2002                      67
               Global:
                      End  of  1999                     196
                      End  of  2003                     503


        Every Internet user with access to a standard telephone is a potential buyer of Concierge's PCA(TM).

        In a February 2000 research report on "unified messaging," Jurisdoctor-LLC.com described a burgeoning cottage industry seeking to integrate access to e-mail, voice mail, pager messaging and fax mail boxes through PC desktops, screenphones, and voice/touch-tone telephones. Based on digital technology and automated voice recognition technology that translates spoken words into text format that can be edited by a common word processor, unified messaging systems are being developed by a number of companies. The Gartner
Group, a Massachusetts-based market research firm, predicts that unified messaging will become a $6.6 billion market this year.

        Competition.
        ------------

        In August 1999 Lucent Technologies announced that it was entering the unified messaging field and proposes to provide to Internet service providers and to businesses a solution to bring together into a single system a company's complete voice mail, e-mail and fax capabilities.

        USWest is in the field with a unified messaging system that permits the user to access e-mail, fax and voice messages from ones telephone or PC. It is called "VoiceWire(TM)", and USWest markets it for $27.90 a month. Among other entrants in the field are Jfax.com, which offers a unified messaging system at $12.50 a month plus a $15 activation fee; Premiere Technologies, whose system is offered at $9.95 a month plus fifteen cents a minute for phone access; and General Magic, whose Portico system is offered at $19.95 a month and a $50 setup fee.

        Concierge believes that it has positioned itself, with its one-time $39.95 purchase price for its PCA(TM) with no monthly fees, to compete in a growing market segment.

        Distribution Methods. Concierge's marketing methods will include direct, high-volume, e-mail advertising promulgated on the Internet. Lists of e-mail addresses are readily available for purchase. Such lists typically contain from millions to tens of millions of valid e-mail addresses. The lists may cost from a few hundred dollars to one or two thousand dollars, depending upon the specificity of the target audience.

        In the case of Concierge's PCA(TM) product, any e-mail user who communicates in English and has a need to retrieve e-mail messages while away from his or her personal computer may legitimately be considered a prospect. The lists to be utilized by Concierge will be unfiltered lists, generally restricted geographically to English-speaking North America. Concierge has elected not to use its in-house server capacity to perform the actual bulk mailings but will employ an outside service for this function. Both list sources and mailing services advertise extensively on the Internet and can also be easily identified through any comprehensive search engine such as www.dogpile.com.

        In addition to direct e-mail Internet marketing, Concierge's marketing plan includes the cultivation of Internet Service Providers (ISPs) as a sales channel for the PCA(TM). Under discussion are strategic alliances to provide PCAs with personal computer systems and sales through direct marketing organizations. Concierge has participated and will continue to participate, in radio and television business-oriented shows designed to expose companies and their products to a mass audience. Approximately 50 percent of Concierge's present resources will be allocated to advertising, marketing and product promotion.

        Production Costs. The PCA(TM) will be manufactured and produced for Concierge by XeTel Corp. and Point To Point LLC of Mill Valley, CA. A service order fulfillment contract has been executed with eAssist.com of San Diego, California, an unaffiliated third party corporation. Dave Cook Consulting of Mercer Island, Washington will provide product development services to implement products designed by Concierge.

               Manufacturing Services Agreements. XeTel Corporation of Austin, Texas will manufacture large orders of the PCA(TM) software for Concierge at its San Ramon, California plant and ship them F.O.B. San Ramon at Concierge's direction. Because XeTel is not equipped to deal with small-volume shipments, Concierge's existing finished goods inventory was moved - at Xetel's request - to Point To Point in December of 2000 for future limited-quantity product runs and order fulfillment. Should the volume of shipments exceed Point to Point's capacity at some future date, Concierge can move production and order fulfillment functions back to XeTel under the terms of their original agreement. Alternative sources for these services have also been identified and may be considered in the future.

               Under Concierge's agreement with XeTel, Concierge furnishes to XeTel the design of the PCA(TM) and a twelve-month forecast of sales. They then negotiate the unit price to be charged Concierge during such period based on the forecast. Concierge also furnishes to XeTel an approved list of vendors for all component parts of the PCA(TM).

               The first four months of the twelve-month forecast must be firm purchase orders. Each month the twelve-month forecast is updated, as are the four months of purchase orders.

               Should the actual orders fall short of those forecast for a twelve-month period for which a price was negotiated, Concierge is subject to XeTel's supplier billbacks. As of October 15, 2000, Concierge had prepaid $49,890 to XeTel for PCAs(TM) to be manufactured for Concierge. Concierge also had in its inventory at that date 2,000 PCAs(TM) manufactured for it by XeTel and paid for.

               XeTel warrants the products for 90 days after it ships them. Should a product be defective because of Concierge's design, Concierge still must pay XeTel the full purchase price for the product. Should a product be defective because of XeTel's workmanship or material furnished by XeTel, XeTel will replace the goods at its expense if the goods are returned to it within 30 days after XeTel's 90-day warranty period.

               Either party can terminate the agreement for its convenience on 180 days' notice or for cause on 30 days' notice.

               Concierge's agreement with Point To Point, for limited-quantity product runs and order fulfillment, is for Point To Point's services at its prevailing rates. Quoted rates bind Point To Point for only 30 days.

               Service  Order Fulfillment  Agreement.   eAssist.com will provide
the bulk of Concierge's customer-relationship services. It will provide them via the Internet. eAssist.com will provide -

               o Outsourced e-mail management services and software for the resolution of technical support questions by means of Internet e-mail. A user of Concierge's PCA(TM) in need of technical assistance may contact eAssist.com's help desk by an e-mail message stating the problem and receive a reply by e-mail.

               o Chat management services and software for the resolution of technical problems by means of interactive on-line written communications, similar to the AOL Instant Messenger facility.

               o      Voice-based  call  handling.

All services are to be provided 24 hours a day, 7 days a week. Concierge management believes that after-sale support is an essential ingredient of product success. eAssist.com agrees to provide -

               o      90%  of  its automatic e-mail responses within 10 minutes,

               o      90%  of  its personalized e-mail responses within 8 hours,

               o      80%  of  its  chat  requests  within  120  seconds,  and

               o      80%  of  calls  answered  within  120  seconds.

               e-Assist.com will charge Concierge a one-time installation and set-up services fee and then a flat-rate monthly management fee, to be negotiated after eAssist.com's and Concierge's technical staffs have completed the setup, implementation and integration of customized software applications, for the above services as well as for -

               o Processes for integrating Concierge's web pages directly with eAssist.com's chat server in order that technical and other information on Concierge's web pages will be used, whenever possible and in the interest of consistency, to respond to questions posed by the interactive, on-line, written chat method, and

               o      Automated  and  personalized  e-mail.

               The term of the agreement is two years - March 29, 2002. Either party can terminate the agreement on 60 days' notice.

               Product  Development Agreement.  Dave Cook  Consulting  of Mercer
Island,  Washington  provides  product   development   consulting   services  to
Concierge.  Payment  for  the  services  is  based  upon  hourly  charges.

               After a previous consultant hired to perform program coding implementation of Concierge's design of the PCATM failed to perform as required by March 22, 2000, Concierge hired Dave Cook Consulting to perform the work. Dave Cook Consulting restructured the fundamental systems architecture of the PCATM, rewrote the basic programming code of major modules of the software package, and revised the user interface.

               Mr. Cook, together with Lisa Monte of Creative Web Works, recommended major changes that were made in Concierge's web site (www.pcahome.com) and helped equip the site to handle on-line entry order, credit card verification and order fulfillment.

               The intellectual property rights associated with the work product of Dave Cook Consulting will be owned by Concierge.

               The term of the March 17, 2000 agreement is one year. Concierge can terminate the agreement without cause on 30 days' notice. Dave Cook Consulting can terminate the agreement on 30 days' notice if Concierge materially breaches any obligation of the agreement.

        Governmental Approval of Principal Products. No governmental approval is required in the U.S. for Concierge's products.

        Government Regulations. There are no governmental regulations in the U.S. that apply to Concierge's products.

        Properties. Concierge leases approximately 1,100 square feet of office space at Suite 1278, 6033 West Century Boulevard, Los Angeles, California 90045. The lease is a one-year lease that expires June 1, 2001. The space is deemed adequate for the present time. Ample space is available for any needed expansion in the vicinity of its present space and elsewhere in the Los Angeles area.

        Dependence  on  Major  Customers  and  Suppliers.   Concierge  does  not
anticipate  that  it  will  be  dependent  on  any major customers or suppliers.

        Seasonality. There should be no seasonal aspect to Concierge's business other than possible increased sales anticipated in the fourth calendar quarter associated with the year-end holidays.

        Research and Development. Concierge expended approximately $188,663 on research and development in 1998 and $50,431 in 1999. It anticipates that it will expend approximately $150,000 on research and development in 2000 and approximately $200,000 in 2001.

        Environmental  Controls.  Concierge  is  subject   to  no  environmental
controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

        Year 2000 Computer Problem. Concierge has determined that it does not face material costs, problems or uncertainties about the year 2000 computer problem. This problem stems from the fact that many existing computer programs use only two digits to identify a year in the date field and do not consider the impact of the year 2000. Concierge presently uses off-the-shelf and easily replaceable software programs and has determined that all software is year 2000 compliant.

        Number of Employees. On March 31, 2001 Concierge employed two persons full time and two persons part time.

        Venue of Sales. Concierge anticipates that some of its initial sales will be attributable to exports to English-speaking countries.

        Patents, Trademarks, Copyrights and Intellectual Property. Concierge has trademarked its Personal Communications Attendant. It has no patents on the product.

        Legal Proceedings. Neither Concierge nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Concierge  Management's  Plan  of  Operation
--------------------------------------------

        Concierge's management proposes to devote the company's cash assets and the time and efforts of its officers and staff for the next twelve months to the promotion, sale and continued improvement of its Personal Communications Attendant.

        Liquidity. As of December 31, 2000, Concierge had cash assets of $3,356 plus prepaid expenses of $245,800 in prepaid royalties and $49,890 in prepaid finished goods inventory Of 2000 copies of the compact disk containing the PCA(TM) software that were in inventory on November 15, 2000, less than 100 had been sold by January 15, 2001. While approximately 120 units have been sent as evaluation copies to large corporate users and resellers who had agreed to evaluate the product, the product evaluations are still not concluded. Significant orders for the PCA(TM) can be fulfilled, as Concierge has on hand 14,800 of the packages and user manuals, and the 13,000 copies of the compact disk needed to complete the 14,800 units for sale can be obtained at a cost to Concierge of a maximum of $32,500. It is felt that the production of the additional 13,000 CDs can be accomplished for substantially less than the $32,500 figure quoted by XeTel.

        Concierge is illiquid. It is now operating at a monthly administrative overhead of approximately $20,000. Of this figure, a substantial portion represents salaries due full-time employees and payments made to part-time employees. These parties have all agreed to defer such payments until such time as the company is in a position to meet said obligations. Concierge requires advertising funds to create a demand for its product. It is seeking debt financing from several private sources that have had past business relations with directors of Concierge. One of these sources has asked that Mr. Kahn, president of Concierge, pledge a portion of his Concierge stock holdings to the repayment of any loan to Concierge the source might provide.
Mr.  Kahn  has  agreed  to  do  so.

        Short term, Concierge requires approximately $190,000 for an aggressive sales and marketing campaign and $60,000 for its general and administrative overhead for the next three months. Long term, Concierge requires an additional $180,000 just for general and administrative overhead to complete the next twelve months. It is anticipated that ongoing requirements may be satisfied from cash flow generated by product sales expected to result when the company's product promotion plans are implemented. The $430,000 cash requirements described in this paragraph for the next twelve months would require the sale of approximately 10,763, or 73 percent, of the 14,800 PCA(TM) units now in inventory.

        Concierge has no sources of liquidity other than the persons and entities from whom it is now seeking debt financing. While Mr. Kahn has agreed to secure a loan to the company with his Concierge stock holdings, such action may be insufficient to obtain the loan.

        The only asset Concierge has is its PCA(TM) product. Should debt financing not be obtained soon, the directors of Concierge propose to seek a joint venture partner with whom the PCA(TM) can be jointly marketed and who will bear the expenses of marketing the product. Discussions are currently underway with prospective joint venture partners.

        Risk Factor No. 12 on page 7 of this Prospectus describes Concierge's contingent liability of $2,009,610 for possible violations of the stock registration requirements of federal and state securities laws. The occasion of the contingent liability was Concierge's sale of $142,500 of its common stock after the June 8, 2000 filing of the registration statement of which this Prospectus is a part. Concierge does not concede that no exemption from registration was available, but the contingency exists that the purchasers of all shares of Concierge common stock from December 9, 1998 to the present - some $2,009,610 in amount - could seek - and might prevail in seeking - rescissions of their purchases of stock and a return of their purchase amounts plus interest and attorney fees. Should a demand for rescission be made by the purchasers of such stock, Concierge would oppose such a demand for rescission, and its directors would provide the expenses for the litigation. Concierge's liquidity would not be immediately affected, due to its directors' providing the expenses for such litigation. However, such litigation would likely reduce the ability of Concierge to raise additional capital for its operations and thereby affect its liquidity. And, a plaintiff's judgment in a class action lawsuit would likely force Concierge into a voluntary chapter 11 reorganization or, possibly, liquidation.

        Product Research and Development. Concierge's initial PCA(TM) (audio e-mail version) is designed to execute on a personal computer operating under Windows 95/98 and using Microsoft Outlook or Outlook Express as an e-mail client. Future versions are expected to operate in the same or successor environments, although the server-based, multi-user, versions will most likely function under Microsoft NT or its derivative, Windows 2000. The initial PCATM, however, is available for purchase and became available on October 3, 2000.

        A June 3, 2000 and other projected product release dates were predicated upon the fulfillment of firm commitments made to Concierge by outside contractors. Some of those contractors failed to meet their commitments, and Concierge was forced to delay product introduction. Due to the complexity of the PCATM product line, numerous specialized technical skills are essential to successful implementation. However, very few of these niche skills warrant full-time employment of qualified specialists. It has thus always been the intention of Concierge's management to outsource narrowly-focused, technical functions to the greatest extent possible.

        Support for Eudora and other e-mail clients is expected to be available in the next version, whose release date is yet to be determined. Since Eudora comprises less than ten percent of the Windows-based e-mail users, it is not considered to be a significant impediment to the market appeal of the product.

        Other Expected Developments. Concierge does not expect to purchase any plant or significant equipment. It outsources the implementation of product designs for its products that it develops, through the collaboration of its president, Allen Kahn, and outside providers.

        Concierge does expect to increase the number of its employees during the next twelve months by adding approximately three employees, which would include administrative and executive personnel.

        Market  for  Common  Equity  and  Related  Stockholder  Matters.
        ----------------------------------------------------------------

        Market Information. There is no established public trading market for Concierge's common stock. None of its authorized shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock.

        Concierge's outstanding 1,435,655 shares of common stock will be converted to 96,957,713 shares of common stock of Starfest on the basis of
67.5355 shares to Starfest common stock to be exchanged for each share of Concierge common stock. All 96,957,713 shares will be eligible for sale, but the 60,189,663 shares to be distributed to Concierge's officers and directors will be subject to the resale provisions of paragraph (d) of Rule 145 discussed above under "Information About Starfest - Rule 144 and Rule 145 Restrictions on trading."

        Holders.  There  are  175 holders of record of Concierge's common stock.

        Dividends. Concierge has declared no cash dividends on its common stock since its inception. There are no restrictions that limit Concierge's ability to pay dividends on its common stock or that are likely to do so in the future.

Changes In  and Disagreements  With  Accountants  on  Accounting  and  Financial
--------------------------------------------------------------------------------
Disclosures.
-----------

        On February 28, 2001, Concierge dismissed its principal independent accountant, Brad B. Haynes.

        The reports of Brad B. Haynes on the financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past two years or the interim period to February 28, 2001, the date of dismissal.

        The decision to change accountants was recommended and approved by the Board of Directors of Concierge.

        During the past two years or interim periods prior to February 28, 2001, there were no disagreements between Concierge and Brad B. Haynes, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Brad B. Haynes' satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

        On March 1, 2001, Concierge engaged the firm of Kabani & Company, of Fountain Valley, California, as independent accountants for Concierge. Prior to March 1, 2001, neither Concierge, nor anyone on its behalf, had consulted with Kabani & Company concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Concierge's financial statements.

Financial  Statements.
---------------------

See "Financial Statements - Concierge, Inc." for the independent auditor's report dated October 17, 2000 with respect to Concierge's balance sheet as of June 30, 2000 and the related statements of operations and deficit accumulated, changes in shareholders' deficit and cash flows for the fiscal years ended June 30, 2000 and June 30, 1999, and the notes to such financial statements, and the interim balance sheet as of March 31, 2001, the related statements of operations and cash flows for the quarters ended March 31, 2001 and 2000 and the period from inception (September 20, 1996) to March 31, 2001, and the statement of changes in stockholders' deficit for the period from inception (September 20, 1996) to March 31, 2001.

                        VOTING  AND  MANAGEMENT  INFORMATION

        Starfest's management and Concierge's management will each solicit the proxy of their company's stockholders with respect to the proposed merger described herein.

Date,  Time  and  Place  Information.
-------------------------------------

        Starfest. Starfest's stockholders will vote on three proposals at a special meeting of the stockholders of Starfest to be held at 11:00 A.M., ________________, ________________, 2001, at 4602 East Palo Brea Lane, Cave
Creek,  AZ  85331:

        o      to  approve  the  merger  with  Concierge,

        o to increase the authorized capital of Starfest from 65 million shares of common stock, no par value, to 190 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value, and

        o      to  change the name of Starfest to "Concierge Technologies, Inc."

The  merger  is  conditioned  upon  approval  of  all  three  proposals.

        Starfest's officers, directors and affiliates are entitled to vote 3.7 percent of the outstanding shares entitled to vote. They have indicated that they will vote to approve the merger.

        Concierge. Stockholders of Concierge will vote on two proposals at a special meeting of the stockholders of Concierge to be held on 11:00 A.M., __________, ___________________, 2001, at ____________:

        o      to  approve  the  merger  with  Starfest,  and

        o to amend the bylaws to increase to eleven the number of directors of Concierge.

        Concierge's officers, directors and their affiliates are entitled to vote 62.1 percent of the outstanding shares entitled to vote. They will vote their shares to approve or disapprove the merger in accordance with the majority vote cast by the other Concierge stockholders.

        Voting Procedure. Voting by Starfest's stockholders and by Concierge's stockholders may be by written ballot at the meetings or by written proxy. Starfest stockholders of record as of ________________, 2001 shall be entitled to vote at their meeting. Concierge stockholders of record as of the day before the date of this Prospectus-Proxy Statement shall be entitled to vote at their meeting. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions by stockholders present in person at the meeting shall be counted as a vote for rejecting the merger. None of the shares of Concierge are held of record by brokers. Some 19,013,657 of the 23 million shares of Starfest are held by brokers. Broker non-votes shall be counted as votes disapproving the proposed merger.

Revocability  of  Proxy.
------------------------

        A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (1) by written notification by the giver of the proxy of an intent to revoke it, or (2) by attendance at the special stockholders' meeting called to vote on the proposed merger and either oral or written instruction to the person counting ballots on the merger vote of an intention to revoke the earlier given proxy.

Effect  of  the  Merger.
------------------------

        Should  the  merger  be  approved  and  effected  -

        o the Concierge entity merges into the Starfest entity, and the separate existence of the Concierge entity ceases;

        o the title to any real estate and other property owned by Concierge is vested in Starfest without reversion or impairment;

        o      Starfest  has  all  the  liabilities  of  Concierge;

        o Any proceeding pending against Concierge may be continued as if the merger had not occurred or Starfest may be substituted in the proceeding for Concierge;

        o the articles of incorporation of Starfest are amended to the extent provided in the plan of merger, to-wit:

               o Starfest's authorized capital is increased from 65 million shares of common stock, no par value, to 190 million shares of common stock, par value $0.001, and ten million shares of preferred stock, par value, $0.001, and

               o Starfest's name is changed to "Concierge Technologies, Inc.";

        o the Concierge shareholders' interest in the Concierge common stock are converted to interests in Starfest common stock, as described in the Agreement of Merger, appended hereto as "Appendix A," and in the Prospectus-Proxy Statement, to-wit: each share of Concierge common stock will be converted into 67.5355 shares of common stock of Starfest; and

        o the shareholders of Concierge and of Starfest do not become personally liable for the debts, liabilities or obligations of the surviving entity by reason of the merger.

Dissenters'  Rights  of  Appraisal.
-----------------------------------

        Stockholders of Starfest and of Concierge who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of either Starfest or Concierge is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated.

        The notices of the special meetings of stockholders of Starfest and of Concierge, at which the votes shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notices must be accompanied by a copy of the relevant portions of California corporation law for the stockholders of Starfest and of Nevada corporation law for the stockholders of Concierge, describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of Starfest or Concierge, as the case may be, should a dissenter and his or her corporation not agree on the value of such shares.

        All stockholders of Starfest or Concierge who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of the California corporation law or the Nevada corporation law that will accompany the notice of the special meeting of stockholders. You should especially be alert to the following requirements if you wish to assert your dissenters' rights:

        o You must deliver to the secretary of the corporation, by mail, special courier or personal delivery at the corporation's address before the vote is taken, written notice of your intent to demand payment for your shares if the merger is approved. Delivery of this notice can also be made to the corporate secretary at the special stockholders' meeting before the vote is taken on the merger. The notice may state simply, "I intend to demand payment for my shares should the merger between Starfest and Concierge be approved." It should be signed and dated. You will not be furnished a separate form for this purpose with the delivery of the proxy card or this Prospectus-Proxy Statement.

        o You must not vote your shares in favor of, or consent in writing to, the merger, although you will not lose your dissenter's rights by failing to vote. A mere vote against the merger does not satisfy the requirement of delivering written notice before the meeting of your intent to demand payment for your shares if the proposed merger is effectuated.

        o If the merger is authorized, the corporation must send you a written notice within ten days after the merger is effected. The notice must tell you where and by when you must demand payment for your shares and where and when your stock certificates must be deposited. For Starfest shareholders, the notice must also state the price Starfest has determined to be the fair market price.

        o You must then demand payment, certify whether you acquired beneficial ownership of your shares before the date set forth in the written notice to you, and deposit your certificates, if any, in accordance with the notice. If you fail to do this, you will lose your right to payment for your shares.

        o Within 30 days after your demand for payment, the company must pay you the amount it estimates to be the fair value of your shares, plus interest.

        o If you disagree with the corporation's estimate of the fair value of your shares, you may notify the corporation in writing within 30 days of your estimate of the fair value of your shares, plus interest, and demand payment of this amount.

        o If a demand for payment remains unsettled for a Concierge dissenting shareholder, Concierge must commence a proceeding in court within 60 days after receiving your demand for payment. The court will determine the fair value of your shares. If the corporation fails to commence this proceeding within the 60-day period, it must pay you the amount you demanded.

        o If a demand for payment remains unsettled for a Starfest dissenting shareholder, such shareholder must commence an action in court within six months after the date on which notice of the approval of the merger was mailed by Starfest or lose his or her appraisal rights. If an action is timely filed, the court will settle the valuation issue.

Persons  Making  the  Solicitation.
-----------------------------------

        Members of management of each of Starfest and of Concierge will solicit proxies for that entity. MANAGEMENT OF EACH COMPANY RECOMMENDS THAT THE PROPOSED MERGER BE APPROVED.

        They will solicit  proxies by the mails,  by  telephone,  or by personal
solicitation.   Starfest  and   Concierge   will  each  bear  its  cost  of  its
solicitation.

        Management of each of Starfest and of Concierge will vote signed but otherwise unmarked proxies to approve the merger.

Voting  Securities  and  Principal  Holders  Thereof.
-----------------------------------------------------

        The merger must be approved by an affirmative vote of the holders of a majority of the outstanding shares of common stock of each of Starfest and of Concierge.

        There are presently outstanding 23 million shares of common stock of Starfest held of record by 96 stockholders. Each share is entitled to one vote on the proposed merger.

        There are presently outstanding 1,435,655 shares of common stock of Concierge held of record by 175 stockholders. Each share is entitled to one vote on the proposed merger.

        The record date for determining the right to vote on the proposed merger is _______________, 2001 for Starfest shareholders and the day before the date on the cover of this Prospectus-Proxy Statement for Concierge shareholders.

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.
----------------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of the common stock of Starfest as of January 15, 2001 by each individual who is known to Starfest to be the beneficial owner of more than five percent of Starfest's common stock, its only voting security.


        Name  and  Address            Amount  and
         Of  Beneficial                Nature  of               Percent  of
            Owner                  Beneficial  Ownership           Class
        ------------------         --------------------         -----------
        Thomas  J.  Kenan            1,360,000  shares(1)           5.9%
        212  N.W.  18th  St.
        Oklahoma  City,  OK  73103

        Gary  Bryant                 1,310,000  shares(2)           5.7%
        46471  Manitou
        Indian  Wells,  CA  92210

-------------------------

(1) 760,000 of these shares are held of record by the Marilyn C. Kenan Trust, of which trust Marilyn C. Kenan, the spouse of Thomas J. Kenan, is the trustee and beneficiary. Mr. Kenan disclaims any beneficial ownership of any of the shares held in the trust.

(2) 570,000 of these shares are held of record by Suzanne Bryant, Mr. Bryant's spouse, and 370,000 are held of record by Newport Capital Corporation, a corporation under the control of Mr. Bryant. Mr. Bryant disclaims any beneficial ownership of any of the shares held by Mrs. Bryant.

        The table below sets forth the ownership, as of January 15, 2001, by all directors and nominees, and each of the named executed officers of Starfest, and directors and executive officers of Starfest as a group, of the common stock of Starfest, its only voting security.

   Name  and  Address          Amount  and  Nature  of         Percent  of
       of  Owner                Beneficial  Ownership             Class
   ------------------          -----------------------         -----------
Michael  Huemmer                    760,000  shares                3.3%
4602  East  Palo  Brea  Lane
Cave  Creek,  AZ  85331

Janet  Alexander                    100,000  shares                0.4%
Suite  C
120  East  Andreas  Road
Palm  Springs,  CA  92262

Officers  and  Directors
  as  a  Group  (2  persons)        860,000  shares                3.7%

        There are no arrangements which may result in a change in control of Starfest other than the proposed merger described herein. There are no known voting trusts, pooling arrangements or similar agreements in place between or among any of the shareholders.

The following table sets forth certain information regarding beneficial ownership of the common stock of Concierge as of January 15, 2001 by each individual who is known to Concierge to be the beneficial owner of more than five percent of Concierge's common stock, its only voting security.

                                                           Amount of Post-
                                                            Merger Company
                         Amount and Nature                 Shares To  Be
   Name and Address of     of Beneficial         Percent    Owned If Merger       Percent
     Beneficial Owner        Ownerwhip          of  Class     Is Approved        of  Class
   -------------------   -----------------    --------   ----------------      ---------

Allen  E.  Kahn               346,500  shares     24.1%        23,401,050          19.5%
7547 W. Manchester Ave.,
No. 325
Los  Angeles,  CA  90045

Samuel  C.H.  Wu              403,500  shares(1)  28.1%        27,250,574          22.7%
1202  Tower  1,
Admiralty  Centre
18  Harcourt  Road
Hong  Kong,  China

Polly  Force  Co.,  Ltd.       160,000  shares(1)  11.1%       10,805,680           9.0%
1202  Tower  1,
Admiralty  Centre
18  Harcourt  Road
Hong  Kong,  China

East Asia Strategic
  Holdings,  Ltd.              109,500  shares(2)   7.6%        7,395,137           6.2%
1202  Tower  1,
Admiralty  Centre
18  Harcourt  Road
Hong,  Kong,  China

-------------------------

(1) Mr. Wu is the record owner of 110,000 shares of common stock of Concierge and is deemed to be the beneficial owner of the following number of shares held of record by the following corporations of each of which Mr. Wu is a director: Polly Force, Ltd. - 160,000 shares, East Asia Strategic Holdings, Ltd. - 109,500 shares, and Link Sense, Ltd. - 24,000 shares.

(2) The beneficial ownership of these shares is also attributed to Samuel C.H. Wu. See footnote (1) above.

The table below sets forth the ownership, as of January 15, 2001, by all directors and nominees and each of the named executive officers of Concierge, and of directors, director nominees and executive officers of Concierge as a group, of the common stock of Concierge, its only voting security.

                                                               Amount of Post-
                                                                Merger Company
                             Amount and Nature                 Shares To  Be
   Name and Address of         of Beneficial         Percent    Owned If Merger       Percent
        Owner                    Ownerwhip          of  Class     Is Approved        of  Class
   -------------------   -----------------    --------   ----------------      ---------

Allen  E.  Kahn                   346,500  shares     24.1%        23,401,050          19.5%
7547  W.  Manchester  Ave.,
No  325
Los  Angeles,  CA  90045

F.  Patrick  Flaherty              70,000  shares(1)   4.9%         4,727,485           3.9%
637  29th  Street
Manhattan  Beach,  CA  90266

Donald  V.  Fluken                  2,130  shares(5)    (2)           143,851           (2)
313  Pagosa  Way
Fremont,  CA  94539

James  E.  Kirk                    57,500  shares      4.0%         3,883,291          3.2%
1401  Kirby,  N.E.
Albuquerque,  NM  87112

Herbert  Marcus,  III                 500  shares       (2)            33,768           (2)
5505  Wenonan  Drive
Dallas,  TX  75209

Harry  F.  Camp                       500  shares       (2)            33,768           (2)
1150  Bayhill  Drive
San  Bruno,  CA  94066

David  W.  Neibert                 10,600  shares(3)    (2)           715,876           (2)
24028  Clarington  Drive
West  Hills,  CA  91304

Samuel  C.H.  Wu                  403,500  shares(4)  28.1%        27,250,574          22.7%
1202  Tower  1,
Admiralty  Centre
18  Harcourt  Road
Hong  Kong,  China

Officers  and  Directors
 as  a  Group  (8  persons)       891,230  shares     62.1%        60,189,663          50.2%

-------------------------

(1) The shares attributed to Mr. Flaherty include 10,000 shares held of record by each of Mr. Flaherty's sons, Ryan Flaherty and Cole Flaherty.

(2)     Less  than  one  percent.

(3) The shares attributed to Mr. Neibert include 200 shares issued to his son, Ryan Neibert, and 100 shares issued to his daughter, Megan Neibert.

(4) Mr. Wu is the record owner of 110,000 shares of common stock of Concierge and is deemed to be the beneficial owner of the following number of shares held of record by the following corporations of each of which Mr. Wu is a director: Polly Force, Ltd. - 160,000 shares, East Asia Strategic Holdings, Ltd. - 109,500 shares, and Link Sense, Ltd. - 24,000 shares.

(5)     The shares  attributed to  Mr. Fluken are  held of record  by Connection
        L.L.C.


Directors,  Executive  Officers  and  Significant  Employees.
-------------------------------------------------------------

Set forth below are the names and terms of office of each of the persons who will serve as a director or an executive officer of the company should the merger be approved and a description of the business experience of each during the past five years.

                                                               Office Held       Term of
     Person                            Office                      Since          Office
     ------                            ------                   -----------      -------
Allen  E.  Kahn, 63             Chief Executive Officer,            1996           2001
                                Director,  and  Chairman  of
                                the  Board  of  Directors

F.  Patrick  Flaherty, 62       Executive Vice President            1999           2001

Donald  V.  Fluken, 58          Vice President of Finance,          2000           2001
                                Chief  Financial  Officer

James  E.  Kirk, 64             Secretary                           1999           2001
                                and  Director                       1996           2001

Herbert  Marcus,  III, 61       Director                            2000           2001

Harry  F.  Camp, 77             Director                            2000           2001

David  W.  Neibert, 45          Director                            2000           2001

Samuel  C.H.  Wu, 52(1)         Director Nominee                    2000           2001

--------------------------

        (1)  Mr.  Wu  has agreed to serve as a director should the merger occur.

        Allen E. Kahn. Mr. Kahn invented the company's initial product, the Personal Communications Attendant, and formed Concierge in 1996. Immediately prior to that time, he had been employed as president of Advanced Imaging Centers, an organization formed to establish Ultrafast CT medical imaging centers in San Diego and Las Vegas.

        F. Patrick Flaherty. Mr. Flaherty was the president of Manhattan Resources of Manhattan Beach, California, a distributor of computer hardware and software products, from April 1994 to January 1998. He became employed in January 1998, and was employed until recently, as the regional manager of W.
Quinn Associates, Inc. of Reston, Virginia, a publisher of and vendor of mainframe software. In December 1999 he became employed as the executive vice president of Concierge.

        Donald V. Fluken. Mr. Fluken was employed from May 1991 until January 1997 as the managing director of Results Management of Fremont, California, a company engaged in financial consulting. From January 1997 until June 1999 he was employed as the chief financial officer of Chemtrak, Inc. of Sunnyvale, California, a company that manufactured and marketed medical testing devices. After Mr. Fluken terminated his employment with Chemtrak, it filed a voluntary chapter 11 petition under the U.S. Bankruptcy Code. From June 1999 he became employed and is still employed as the part-time chief financial officer of CFO Connection, L.L.C. of San Jose, California, a company engaged in financial consulting. He became employed in February 2000 as the part-time chief financial officer of Concierge. He estimates he devotes approximately 95 percent of his time on Connection, L.L.C.'s affairs and approximately five percent of his time on Concierge's affairs.

        James  E.  Kirk.   Mr.  Kirk  has   been  a  self-employed  attorney  in
Albuquerque,  New  Mexico  for  the  last  five  years.

        Herbert Marcus, III. Mr. Marcus has been employed since January 1991 as the senior vice president of Burgess Management Corp. of Dallas, Texas, a real estate management company.

        Harry F. Camp. Mr. Camp founded the Harry Camp Company in 1948, a company that operated retail women's accessory departments inside department and retail stores and operated boutique stores in major shopping centers. It was sold in 1975. In 1971 Mr. Camp co-founded Identicator, Inc., which designs, develops, manufactures and markets inkless identification systems. Mr. Camp serves today as chairman of the board of directors of Identicator, Inc. A division of the company merged with Identix, Inc. in April 1999. In 1982 Mr. Camp founded Camp Investors, Ltd. a limited partnership that provided venture capital financing to start-up and emerging growth technology companies.

        David W. Neibert. Mr. Neibert was employed from June 1993 until October 1997 as the president and chief operating officer of Roamer One, a national wireless service provider, based in Torrance, California. From February 1994 until March 1999 he served as a director of Roamer One's parent company, Intek Global Corp., and several of its subsidiaries including Midland, USA of Kansas City, Missouri and Roamer One. From October 1997 until March 1999 he was employed as the executive vice president of business development of Intek Global Corp. (now named "Securicor Wireless"), a multinational wireless technology provider of New York, New York. From April 1999 until the present he has been employed as the president and general partner of The Wallen Group of West Hills, California, a consulting organization in the wireless and other high technology industries.

        Samuel C.H. Wu. Mr. Wu is a graduate of the University of California, Berkeley, where he received a BSEE degree in electronics and computer sciences and an MBA degree. After being employed from 1976 to December 1983 with the Bank of America in several positions leading up to its senior marketing and credit officer - World Banking Division in Tokyo, London and Hong Kong, he founded in January 1984 and still directs Hong Kong-based Woodsford Shipping & Trading Co., Ltd., an import-export and financial services company.

        Harry F. Camp, a director, is the uncle of Herbert Marcus, III, a director.

Executive  Compensation.
------------------------

        The following information concerns the compensation of Concierge's chief executive officer for the last three completed fiscal years. No other executive officers or individuals received total annual salary and bonus that exceeded $100,000 during the last three completed fiscal years.

                                                                Restricted
  Name of Chief Executive Officer     Year      Cash  Salary   Stock  Awards
  -------------------------------     ----      ------------   -------------

Allen  E.  Kahn                       2000        $108,000        $1,100
                                      1999          None           None
                                      1998          None           None

        Other than as stated above, no cash or stock compensation, deferred compensation or long-term incentive plan awards were issued or granted to Concierge's management during or with respect to the last fiscal year.

        Other Arrangements. There are no employment contracts, compensatory plans or arrangements, including payments to be received from Starfest, with respect to any director or executive officer of Starfest which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Starfest or its subsidiaries, any change in control of Starfest, or a change in the person's responsibilities following a change in control of Starfest.

        Stock  Options.
        --------------

        Starfest has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

        Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. The option committee has granted no options.

        Concierge has no stock option plan and no outstanding options. On June 21, 1997, the directors of Concierge granted Allen Kahn, president and a director of Concierge, an option to buy 70,000 shares of common stock of Concierge at $10 a share, an exercise price far greater than the fair value of the shares at the time. The option was to expire on June 21, 2000. Had Mr. Kahn exercised the option, the 70,000 shares of Concierge common stock would convert in the merger with Starfest to 4,727,485 shares of Starfest common stock, which would have been purchased by Mr. Kahn at an effective price of $0.15 a share. On May 3, 2000 the directors of Concierge voted to issue such 70,000 shares of Concierge common stock directly to Mr. Kahn in exchange for (1) his surrendering his stock option and (2) services he had performed for Concierge valued by the directors at $22,400, which was the book value - $0.32 a share - of the 70,000 shares at the time of their issuance. Should the merger with Starfest be approved, these 70,000 shares of Concierge stock will convert to 4,727,485 shares of Starfest common stock at an effective price to Mr. Kahn of $22,400 in services rendered, or $0.005 a share of Starfest stock. The market value of these 4,727,485 shares will be determined by the trading price of Starfest's common stock at the time of the merger. On January 22, 2001 the closing price of Starfest's common stock was $0.115 bid and $0.125 asked.

Certain  Relationships  and  Related  Transactions.
---------------------------------------------------

        With respect to Starfest, Concierge and each person who will serve as a director or executive officer of the company should the proposed merger be approved, there have been no transactions during the last two years, or proposed transactions, in which any of them had or is to have a direct or indirect material interest.

        Transactions with Promoters. The persons, whose names are set forth below, may be deemed to be "promoters" of the company. Set forth opposite the name of each is (1) a description of the nature and amount of anything of value (including money, stock, property, contracts, options, or rights of any kind) that was, or is to be received by each promoter, directly or indirectly, either from Starfest or Concierge and (2) the nature and amount of any assets, services or other consideration (therefore received) or to be received by Starfest or Concierge:

                             Shares of Common Stock of
                            Conciege Received or To Be                               Received or To Be
                            Received  by  the  Person                               Received by Concierge
                                                             No. of Shares of
                                                              Starfest Into
                                                               Which  These
                      No. of Pre-    Price  Per      Total      Shares  Will
   Person            Merger Shares     Share         Value         Convert            Nature          Value
-------------   -------------    ---------     --------  ----------------   ----------------     ----------

Allen E. Kahn        260,000         $0.01        $  2,600      17,559,230          Services        $  2,600(1)
                      40,000         $0.32        $ 12,800       2,701,420          Services        $ 12,800(2)
                      70,000         $0.32        $ 22,400       4,727,485        Surrender of      $ 22,400(3)
                                                                               Stock Options and
                                                                                    Services

James E. Kirk         25,000         $0.40        $ 10,000       1,688,388          Services         $ 10,000(4)
                      20,000         $1.00        $ 20,000       1,350,710          Services         $ 20,000(5)
                      12,500         $0.40        $  5,00          844,194            Cash           $  5,000

F. Patrick Flaherty   10,000         $2.00        $  20,000       675,355             Cash           $ 20,000
                      10,000         $1.00        $  10,000       675,355             Cash           $ 10,000
                      50,000         $0.32        $  16,000     3,376,775           Services         $ 16,000(6)

Donald V. Fluken       2,130         $0.32        $     682       143,851           Services         $    682(6)

Herbert Marcus, III      500         $0.32        $     160        33,768           Services         $    160(6)

Harry F. Camp            500         $0.32        $     160        33,768           Services         $    160(6)

David W. Neibert      10,600         $0.32        $   3,392       715,876           Services         $  3,392(6)

Samuel C.H. Wu       378,500         $0.368        $139,200    25,562,186             Cash           $139,200
                      25,000         $0.40         $ 10,000     1,688,388           Services         $ 10,000(7)

Gary  Bryant           2,129         $0.32         $ 19,456       143,783           Services         $ 19,456(8)

John  Everding        37,500         $0.32         $ 12,000     2,532,581           Services         $  12,000(8)

-------------------------

(1) These shares were issued on January 17, 1997 as part of the initial organization of the company and were valued by the board of directors at the shares' par value, $0.01 a share.

(2) Mr. Kahn's services consisted of previously uncompensated services as chief executive officer of Concierge from September 26, 1996 until February 21, 2000, the date of the award of the stock. His services were valued on February 21, 2000 at $0.32 a share of Concierge's common stock, its book value at that time, and were valued by Mr. Kahn and by James E. Kirk, officers and directors of Concierge from 1996 until 2000.

(3) Mr. Kahn was issued 70,000 shares on May 2, 2000 as compensation for his surrendering an option to purchase 70,000 shares of Concierge common stock at $10 a share. The shares were valued at $0.32 a share, their book value. In taking this action, the board also considered Mr. Kahn's services as president and chief executive officer since September 1996.

(4) Mr. Kirk's services consisted of legal services from September 26, 1996 until the date of the proposed merger with Starfest. His services were valued at $0.40 a share of Concierge's common stock and were valued by himself and Allen Kahn, officers and directors of Concierge from 1996 until 2000, and Garth W. Reynolds, a former officer and director of Concierge from 1996 to 1999.

(5) These legal services were performed between September 1996 and May 2000, at a time when shares of stock of Concierge were being sold at prices varying from $0.40 to $3.00 a share.

(6) This person's services consisted of his services as an officer of Concierge rendered during 2000 prior to May 5, 2000. The shares were valued at Concierge's $0.32 book value at the time the services were rendered, and the services were valued by the board of directors of Concierge.

(7) Mr. Wu's services consisted of his raising money for Concierge in Hong Kong, where Mr. Wu lives. The services were valued at $0.40 a share by the board of directors of Concierge.

(8) This person's services consisted of his services as a consultant to the company rendered during 1999 and 2000 prior to May 5, 2000 and in connection with the proposed merger with Starfest. The shares were valued at Concierge's $0.32 book value at the time the shares were issued, and the services were valued by the Concierge board of directors.

                           FINANCIAL  STATEMENTS  INDEX

        The financial statements of Starfest and of Concierge appear as follows:

Starfest,  Inc.
        Independent  Auditors'  Report                                       F-1
        Consolidated  Balance  Sheet
               December  31,  2000                                           F-2
        Consolidated  Statements  of  Operations
               Twelve  Months  Ended  December  31,
               2000  and  1999                                               F-3
        Consolidated  Statements  of  Changes  in
               Stockholders'  Equity  (Deficit)
               for  the  period  from
               December  31,  1997  to  December  31,  2000                  F-4
        Consolidated  Statements  of  Cash  Flows
               Twelve  Months  Ended  December  31,
               2000  and  1999                                               F-5
        Notes  to  Consolidated  Financial  Statements                       F-6
        Independent  Auditors'  Report                                      F-11
        Balance  Sheet  as  of  December  31,  1999                         F-12
        Statement  of  Operations  for  the  years
               ended  December  31,  1999  and
               December  31,  1998                                          F-13
        Statement  of  Changes  in  Stockholders'  Equity
               (Deficit)  for  the  period  from
               December  31,  1997  to  December  31,  1999                 F-14
        Statements  of  Cash  Flows  for  the  years  ended
               December  31,  1999  and  December  31,  1998                F-15
        Notes  to  Financial  Statements                                    F-16
        Balance Shets as of March 31, 2001 (unaudited)                      F-20
        Statements of Operations for the three months
               ended March 31, 2001 and March 31, 2000 (unaudited)          F-21
        Statements of Cash Flows for the three months
               ended March 31, 2001 and March 31, 2000 (unaudited)          F-22
        Notes to Unaudited Financial Statements                             F-23


Concierge,  Inc.
        Report  of  Independent  Auditors                                   F-25
        Balance  Sheet  as  of  June  30,  2000                             F-26
        Statement  of  Operations  and  Deficit  Accumulated
               for  the  Years  Ended  June  30,  2000  and
               June  30,  1999  and  the  Period  from
               September  20,  1996  (Inception  Date)
               to  June  30,  2000                                          F-27
        Statement  of  Changes  in  Shareholders'  Equity
               for  the  Period  from
               September  20,  1996  (Inception  Date)
               to  June  30,  2000                                          F-28
        Statement  of  Cash  Flows  for  the  Years  Ended
               June  30,  2000  and  June  30,  1999  and
               the  Period  from  September  20,  1996
               (Inception  Date)  to  June  30,  2000                       F-29
        Notes  to  Financial  Statements                                    F-30
        Balance  Sheet  as  of  March 31, 2001  (Unaudited)                 F-39
        Statement  of  Operations  for  the  nine-month
             periods  ended  March 31, 2001  and
             March 31, 2000  (Unaudited)                                    F-40

        Statements  of  Cash  Flows  for  the  nine-month
             periods  ended  March  31,  2001  and
             March 31, 2000  (Unaudited)                                   F-41
        Notes  to  Financial  Statements  (Unaudited)                      F-42

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Starfest, Inc.:

We have audited the accompanying consolidated balance sheet of Starfest, Inc. (a California Corporation) (the "Company") as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Starfest, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company's did not earn any revenue during the year ended December 31, 2000 and 1999 and the Company has incurred net losses from inception to December 31, 2000 of $3,055,206 including a net loss of $398,349 during the year ended December 31, 2000. These factors, among others, as discussed in Note 4 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 21, 2001

                           Starfest, Inc. & Subsidiary
                           Consolidated Balance Sheet
                                December 31, 2000


                                      Asset
                                      -----

Current Asset:
Cash                                              $       40
                                                  -----------

        Total Current Asset                               40
                                                  -----------
                                                  $       40
                                                  ===========


                      Liabilities And Shareholders' Deficit
                      -------------------------------------



Current Liabilities:

Accounts payable                                  $   37,960
Note payable to Concierge, Inc.                      100,000
Payable to shareholders                              269,933
                                                  -----------
        Total current liabilities                    407,893

Shareholders' Deficit:

    Common stock, no par value,
    65,000,000 shares authorized;
    23,100,000 issued and outstanding              2,647,353

Accumulated Deficit                               (3,055,206)
                                                  -----------

        Total shareholders' deficit               (  407,853)
                                                  -----------

                                                   $      40
                                                  ===========


                       See notes to financial statements.

                           Starfest, Inc. & subsidiary
                      Consolidated Statements of Operations
                        Twelve months Ended December 31,



                                                       2000            1999
                                                  -------------     -----------

Revenues                                          $        -        $       -

General and Administrative
  Expenses                                            397,549          518,606
                                                  --------------     ----------

Operating Loss                                    (   397,549)       ( 518,606)

Provision for income
  taxes                                                   800                -
                                                  --------------     ----------

Net Loss                                          $(  398,349)      $( 518,606)
                                                  ==============    ===========

Net Loss Per Common
  Share                                           $       .02       $      .03

Weighted Average Common
  Shares Outstanding                               23,011,688        15,893,441



                       See notes to financial statements.
                                       F-3

                           Starfest, Inc. & subsidiary
      Consolidated Statements of changes in stockholders' equity (deficit)

                                 Common stock            Retained
                               Number of    Amount       Earnings
                               Shares        Total       (Deficit)      Total
Balance December 31, 1997     6,236,323   $1,598,072    $(2,135,885)  $(537,813)

Net loss for 1998                 -            -             (2,366)     (2,366)
                              ----------  ---------      -----------   ---------

Balance December 31, 1998     6,236,323   $1,598,072    $(2,138,251)  $(540,179)

Shares issued for services    2,313,338       87,200          -          87,200

Shares issued for assets      2,950,000      118,000          -         118,000

Shares issued for debt
extinguishments               6,165,005      646,379          -         646,379

Shares issued for cash        4,033,333      190,000          -         190,000

Net loss for 1999                 -            -           (518,606)   (518,606)
                              ----------   ---------     -----------  ----------

Balance December 31, 1999    21,697,999   $2,639,651    $(2,656,857)  $ (17,206)

Shares issued for services    1,302,001          702          -             702

Shares issued for cash          100,000        7,000          -           7,000

Net loss for 2000                 -            -           (398,349)   (398,349)
                              ----------   ---------     -----------  ----------

Balance December 31, 2000    23,100,000   $2,647,353    $(3,055,206)  $(407,853)
                             ===========  ==========    ============  ==========



                       See notes to financial statements.

                           Starfest, Inc. & subsidiary
                      Consolidated Statements of Cash Flows
                        Twelve months Ended December 31,

                                                      2000             1999
                                                  -----------       -----------
Net Cash From
  operating Activities:
Net loss                                           $( 398,349)       $( 518,606)
Adjustments to reconcile
  net loss to net cash
  used by operating activities:
Shares issued for services                                702            87,200
Shares issued for debt
  extinguishment                                            -           646,379
Shares issued for assets                                    -           118,000
Changes in assets and
  liabilities:
Accounts payable                                       20,273         ( 413,692)
Other liabilities                                           -         ( 108,800)
                                                  -----------       -----------

Net cash used by
  operating activities                              ( 377,374)       (  189,519)

Cash flows from Financing
  Activities:
Loans from Concierge, Inc.                            100,000                -
Advances from shareholders                            269,933                -
Common stock issued for cash                            7,000           190,000
                                                  -----------       -----------

Net cash provided by
Financing Activities                                  376,933           190,000

Increase in Cash                                          441               481
Cash at beginning of period                               481                 -
                                                  -----------       -----------

Cash at end of period                              $       40         $     481
                                                  ===========       ===========

Supplemental cash flow information:
Cash paid during the period for:

Interest                                           $       -          $      -
Income taxes                                       $       -          $      -

Non cash financing transactions:

Shares for services                                $     702          $  87,200
Shares for debt extinguishment                     $       -          $ 646,379
Shares for purchase of assets                      $       -          $ 118,000



                       See notes to financial statements.

                           Starfest, Inc. & subsidiary
                   Notes To Consolidated Financial Statements
                           December 31, 2000 and 1999


Note 1 - Nature of Operations and principles of consolidation

Nature of operations

   Starfest, Inc. (the Company), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc. In August, 1995 the Company changed its name to Starfest, Inc. During 1998, the Company was inactive, just having minimal administrative expenses. During 1999 the Company attempted to pursue operations in the online adult entertainment field. There were no revenues from this endeavor. The Company is negotiating an agreement with a company (see Note 3). The purpose of the merger is to effect an online communication retrieval system such as e-mail via the telephone.

   In March 2000, the Company acquired approximately 96.83 percent (8,250,000 shares) of the common stock of MAS Acquisition XX Corp.(MAS XX) for $ 314,688. This amount was expensed in March 2000 as at the time of the acquisition, MAS XX had no assets or liabilities and was inactive. Starfest is now the parent corporation of MAS XX.

Principles of consolidation:

   The accompanying consolidated financial statements of the Company and its wholly owned subsidiary MAS XX have been prepared in accordance with generally accepted accounting principles. All significant inter-company balances and transactions have been eliminated in consolidation.


Note 2 - Summary of significant accounting policies

Cash and cash equivalents

   The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

   Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                           Starfest, Inc. & subsidiary
                   Notes To Consolidated Financial Statements
                           December 31, 2000 and 1999


Basic and diluted net loss per share

   Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The net loss per common share has been restated to retroactively effect a reverse stock split in the ratio of one share for ten shares.

Stock-based compensation

   In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

   Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Costs of start-up activities

   In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Advertising

   The Company expenses advertising costs as incurred.

Risks and Uncertainties

   The Company is subject to certain risks and uncertainties in the normal course of business.

                           Starfest, Inc. & subsidiary
                   Notes To Consolidated Financial Statements
                           December 31, 2000 and 1999

Issuance of shares for service

   Valuation of services is based on the estimated fair market value of the services performed.

Recent Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

   In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

   In June 1999,  the FASB issued  Statement of Financial  Accounting  Standards
   (SFAS) No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

   In June 2000,  the FASB issued  Statement of Financial  Accounting  Standards
   (SFAS) No. 138, "Accounting for Certain instruments and Certain Hedging Activities." This statement is not applicable to the Company.

   In June 2000, the FASB issued  Statement of  Financial  Accounting  Standards
   (SFAS)  No. 139,  "Rescission  of FASB  Statement  No. 53  and  Amendments to
   Statements No. 63, 89, and 121." This statement is not applicable to the Company.

   In September 2000, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

   In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years b beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

   In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation." This Interpretation clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications

                           Starfest, Inc. & subsidiary
                   Notes To Consolidated Financial Statements
                           December 31, 2000 and 1999


Recent Pronouncements (continue)

   to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of this Interpretation has not had a material impact on the Company's financial position or operating results.


Note 3 - Merger Negotiations

   On January 26, 2000 the Company entered into an agreement of merger with Concierge, Inc., a Nevada corporation, pursuant to which, should the merger be approved by the shareholders of both companies, 1,490,744 outstanding shares of common stock of Concierge, Inc., (which includes 1,376,380 shares outstanding at December 31, 2000 and 114,364 shares issued in January, 2001) shall be converted into 96,957,713 common stock of the Company on the basis of 65.0398 shares of the Company for each share outstanding of Concierge, Inc. The 96,957,713 post merger shares shall be distributed to the shareholders of Concierge, Inc. on a pro-rata basis. The transaction will be accounted for as reverse merger and is subject to approval by shareholders of both companies and Securities and Exchange Commission.


Note 4 - Going concern

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company incurred a net loss of $398,349 for the twelve months ended December 31, 2000. Accumulated deficit amounted to $3,055,206 at December 31, 2000. At December 31, 2000, the Company had shareholders' deficit of $407,853. The continuing losses have adversely affected the liquidity of the Company. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification and amounts of liabilities that might be necessary should the Company be unable to continue as a going concern.

   The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in this endeavor.


Note 5 - Income Taxes

   No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through December 31, 2000, the Company incurred net operating losses for tax purposes of approximately $1,923,000. There is no significant differences between financial statement and tax losses. The net operating loss carryforwards may be used to reduce taxable income through the year 2015. Net operating loss for carryforwards for the State of California are approximately $753,000 and are generally available to reduce taxable income through the year 2006. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

                           Starfest, Inc. & subsidiary
                   Notes To Consolidated Financial Statements
                           December 31, 2000 and 1999


Note 5 - Income Taxes (continue)

   The gross deferred tax asset balance as of December 31, 2000 was approximately $769,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carryforwards can not reasonably be assured.


Note 6 - Notes Payable-Related parties

   Notes payable to shareholders are non-interest bearing, unsecured and due on demand. Note payable to Concierge, Inc. is non-interest bearing, unsecured and due on demand.

                      INDEPENDENT AUDITOR'S REPORT


To the Shareholders and Board of Directors
Starfest, Inc.

I have audited the accompanying balance sheet of Starfest, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starfest, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring significant losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jaak Olesk

Beverly Hills, California

February 9, 2000 (except with respect to Note 4, as to which the date is March 7, 2000)

                                 STARFEST, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1999


                                     ASSETS



Cash                                                          $       481
                                                               -----------





                  LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)



Current Liabilities
 Accounts payable                                             $    17,687
                                                              -----------
Total current liabilities                                     $    17,687
                                                              -----------

Stockholders' equity (deficit)
  Common stock: no par value,
  65,000,000 shares authorized;
  21,697,999 shares issued and
  outstanding                                                   2,639,651


  Retained earnings (deficit)                                  (2,656,857)
                                                              ------------
Total stockholders' equity (deficit)                              (17,206)
                                                              ------------

                                                              $      481
                                                              ============


                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                             STATEMENT OF OPERATIONS



                                  For the Year Ended
                             December 31,   December 31,
                                 1999          1998
                             ------------   ------------



Revenues                     $         -    $         -
                             -----------    ------------


General and Administrative
Expenses                         518,606          2,366
                             ------------   ------------

Operating (Loss)                (518,606)        (2,366)

Provision for income taxes             -              -
                             ------------   ------------


NET (LOSS)                   $   (518,606)  $    (2,366)


Net (Loss)
per common share             $       (.04)  $      (.01)


Weighted Average Shares
Outstanding                    15,893,441     8,301,323



                 See accompanying notes to financial statements.

                                       F-13

                                 STARFEST, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)



                             Common Stock           Retained
                       Number of       Amount       Earnings
                        Shares         Total        (Deficit)       Total
                      ----------   -----------   -------------   -----------


Balance,
December 31, 1997      6,236,323    $1,598,072     $(2,135,885)  $ (537,813)

Net (loss) for
year ended
December 31, 1998              -             -          (2,366)      (2,366)
                      ----------   -----------    -------------   -----------

Balance,
December 31, 1998      6,236,323     1,598,072       (2,138,251)    (540,179)

Shares issued
for services           2,313,338        87,200               -        87,200

Shares issued
for assets             2,950,000       118,000               -       118,000

Shares issued
for debt
extinguishment         6,165,005       646,379               -       646,379

Shares issued
for cash               4,033,333       190,000               -       190,000

Net (loss) for
year ended
December 31, 1999              -             -         (518,606)    (518,606)
                      ----------   ------------   --------------  -----------

Balance,
December 31, 1999     21,697,999    $2,639,651     $(2,656,857)    $ (17,206)



                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                            STATEMENTS OF CASH FLOWS

                                            Year Ended December 31,
                                             1999             1998
Net Cash From
Operating Activities:
Net (loss)                               $(518,606)      $  (2,366)
Adjustments to reconcile
 net loss to net cash
 used by operating activities:
Shares issued for services                  87,200               -
Shares issued for assets                   118,000               -
Shares issued for
 debt extinguishment                       646,379               -
Changes in assets
    and liabilities:
  Accounts payable                        (413,692)          2,366
  Other liabilities                       (108,800)              -
                                          ---------      ---------

Net cash (used)
    by operating activities               (189,519)              -
 Investing Activities:
Net cash provided (used) by
  Investing Activities                           -               -
                                          ---------      ---------
Cash flows from Financing
Activities
Common stock issued for cash               190,000               -
                                          ---------      ---------
Net cash provided by
Financing Activities:                      190,000
Increase in Cash                               481               -
Cash at beginning of period                      -               -
                                          ---------      ---------
Cash at end of period                    $     481       $       -

Supplemental cash flow information:
Cash paid during the period for:

   Interest                              $       -       $       -

   Income taxes                          $       -       $       -

Non cash financing transactions:

Shares for services                      $  87,200       $       -

Shares for debt extinguishment           $ 646,379       $       -

Shares for assets                        $ 118,000       $       -


               See accompanying notes to financial statements.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  Summary of Significant Accounting Policies

Nature of Operations

Starfest, Inc. (the "Company"), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc.. In August, 1995 the Company changed its name to Starfest, Inc.. During the year ended December 31, 1998, the Company was inactive, just having minimal administrative expenses. During the year ended December 31, 1999 the Company attempted to pursue operations in the online adult entertainment field. However, the Company was not successful in this pursuit.

Cash equivalents

        Cash equivalents consist of funds invested in money market accounts and in investments with a maturity of three months or less when purchased. There were no cash equivalents at December 31, 1999.

Loss per share

        The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented. Fully diluted calculations are not presented since the Company only had losses for all periods presented (thus antidilutive).

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.

Issuance of Shares for Services

        Valuation of shares for services is based on the estimated fair market value of the services performed.

Income taxes

        The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". (See Note 3).

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  Summary of Significant Accounting Policies(continued)

Fair Value of Financial Instruments

        Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheet at December 31, 1999. The Company considers the carrying value of such amounts in the consolidated financial statements to approximate their expected realization and interest rates, which approximate current market rates. During the periods presented and at December 31, 1999 the Company had no financial instruments.

Comprehensive Income (Loss)

        In fiscal 1999, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting of comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The adoption of SFAS No. 130 required no additional disclosure for the Company and did not have any effect on the Company's financial position, as there was no difference between comprehensive loss and the net loss as reported.

Segment Disclosures

        In Fiscal 1999, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This Statement establishes standards for the way companies report information regarding operating segments in annual financial statements. The adoption of SFAS No. 131 required no additional disclosure for the Company as the Company operated in one principal business segment.

Reclassifications

        Certain   items  in  prior  period   financial   statements   have  been
reclassified to conform with 1999 classifications.

NOTE 2 - Basis of presentation and considerations related to continued existence (going concern)

        The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $518,606 for the year ended December 31, 1999. The Company incurred a net loss of $2,366 for the year ended December 31, 1998.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 2 - Basis of presentation and considerations related to continued existence (going concern) (continued)


        These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

        The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in this endeavor.

NOTE 3 - Income Taxes

        The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

        Since the Company did not have taxable income during the periods presented, no provision for income taxes has been provided. At December 31, 1999, the Company did not have any significant tax net operating loss carryforwards (tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At December 31, 1999, the Company did not have any significant deferred tax liabilities or deferred tax assets.

NOTE 4 - Subsequent Events

        On January 18, 2000 the Company issued 1,302,001 of its common shares for January, 2000 services, to three shareholders.

        On January 26, 2000 the Company entered into an agreement of merger with Concierge, Inc., a Nevada corporation, pursuant to which, should the merger be approved by the shareholders of both companies, the presently outstanding 1,376,380 shares of common stock of Concierge, Inc. will be converted into shares of common stock of the Company on the basis of 70.444 shares of Starfest, Inc. to be issued for each share of Concierge, Inc. Concierge, Inc. does not have significant assets or revenues.

        The proposed merger of Starfest, Inc. and Concierge, Inc. will result in a reverse acquisition, i.e. the acquisition of Starfest, Inc. by Concierge, Inc. as Concierge, Inc. will have the controlling voting rights of the combined entity.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

        Pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated March 6, 2000 between (1) MAS Capital, Inc., an Indiana corporation, the controlling shareholder of MAS Acquisition XX Corp. ("MAS XX"), an Indiana corporation and (2) Starfest, Inc. approximately 96.83 percent (8,250,000 shares) of the outstanding shares of common stock of MAS Acquisition XX Corp. were exchanged for $100,000 and 150,000 shares of common stock of Starfest, Inc. in a transaction in which Starfest, Inc. became the parent corporation of MAS XX. MAS Capital, Inc. and MAS Acquisition XX Corp. do not have significant assets or revenues.

        Upon execution of the Purchase Agreement and the subsequent delivery of $100,000 cash and 150,000 shares of common stock of Starfest, Inc. on March 7, 2000, to MAS Capital, Inc. pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Starfest, Inc. became the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the Securities and Exchange Act of 1934 and elected to report under the Act effective March 7, 2000.

        The merger transaction with MAS Acquisition XX Corp. is considered to be a capital transaction (i.e. the issuance of stock of MAS Acquisition XX Corp. accompanied by a recapitalization).

                         Starfest, Inc. and Subsidiary
                                  Balance Sheet
                                   (Unaudited)

                                 March 31, 2001


                                     Assets
                                     ------

Current Assets:

Cash                                                           $      153
                                                               ----------

                                                               $      153


                      Liabilities And Shareholders' Deficit
                      -------------------------------------

Current Liabilities:

Accounts payable                                               $   54,572
Note payable to Concierge, Inc.                                   100,000
Payable to shareholders                                           270,268
                                                               ----------

        Total current liabilities                                 424,840

Shareholders' Deficit:

    Common stock, no par value,
    65,000,000 shares authorized;
    23,100,000 issued and outstanding                           2,647,353

Accumulated Deficit                                            (3,072,040)

        Total shareholders' deficit                            (  424,687)
                                                               ----------

                                                               $      153




See notes to financial statements.

                          Starfest, Inc. and Subsidiary
                            Statements of Operations
                                   (Unaudited)

                           Three Months Ended March 31


                                                    Three Months Ended
                                                   2001           2000
                                                -----------   -----------

Revenues                                        $        -    $        -
                                                -----------   -----------

General and Administrative
  Expenses                                          16,034        19,038
                                                ----------    -----------
Operating Loss                                  (   16,034)    (  19,038)
Provision for income
  taxes                                                800           800

Net Loss                                        $(  16,834)   $(  19,838)
                                                ==========    ==========

Net Loss Per Common
  Share                                         $     .001    $     .001

Weighted Average Common
  Shares Outstanding                            23,100,000    23,038,298



See notes to financial statements.

                          Starfest, Inc. and Subsidiary
                            Statements of Cash Flows
                                   (Unaudited)

                           Three Months Ended March 31


                                                      2001             2000
                                                  -----------       -----------
Net Cash From
  operating Activities:
Net loss                                          $( 16,834)        $( 19,838)
Adjustments to reconcile
  net loss to net cash
  used by operating activities:
Shares issued for services                               -                602
Changes in assets and
  liabilities:
Accounts payable                                     16,612          ( 12,226)

Net cash used by
  operating activities                                 (222)         ( 31,462)

Cash Flows from Investing
  Activities:                                             -                 -
                                                  -----------       -----------

Cash flows from Financing
  Activities:
Loans from shareholders                                 335            24,814
Common stock issued for cash                              -             7,000
                                                  -----------       -----------

Net cash provided by
Financing Activities                                    335            31,814

Increase in Cash                                        113               352
Cash at beginning of period                              40               481
                                                  -----------       ----------

Cash at end of period                             $     153         $     833
                                                  ===========       ==========

Supplemental cash flow information:
Cash paid during the period for:

Interest                                          $       -         $      -
Income taxes                                      $       -         $      -

Non cash financing transactions:

Shares for services                               $       -         $    602

See notes to financial statements.

                          Starfest, Inc. and Subsidiary
                     Notes To Unaudited Financial Statements
                             March 31, 2001 and 2000



Note 1 - Summary of Significant Accounting Policies

   Nature of operations
   Starfest, Inc. (the Company), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc. In August 1995 the Company changed its name to Starfest, Inc. During 1998, the Company was inactive, just having minimal administrative expenses. During 1999 the Company attempted to pursue operations in the online adult entertainment field. There was no revenue from this endeavor. The Company is negotiating an agreement with a company (see
   Note 2). The purpose of the merger is to effect an online communication retrieval system such as e-mail via the telephone.

   In March 2000, the Company acquired approximately 96.83 percent (8,250,000 shares) of the common stock of MAS Acquisition XX Corp.(MAS XX) for $ 314,688. This amount was expensed in March 2000 as at the time of the acquisition, MAS XX had no assets or liabilities and was inactive. Starfest is now the parent corporation of MAS XX.

   Basis of Preparation:

   The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited consolidated financial statements for the year ended December 31, 2000 was filed on April 2, 2001 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.


Note 2 - Merger Negotiations

   On January 26, 2000 the Company entered into an agreement of merger with Concierge, Inc., a Nevada corporation, pursuant to which, should the merger be approved by the shareholders of both companies, the presently outstanding 1,376,380 shares of common stock of Concierge, Inc. will be converted into shares of common stock of the Company on the basis of 70.444 shares of Starfest, Inc. to be issued for each share of Concierge, Inc. The Company is registering 96,957,713 shares of its common stock on a Form S-4 to be filed with the Securities and Exchange Commission to be available should the merger be approved.

                          Starfest, Inc. and Subsidiary
                     Notes To Unaudited Financial Statements
                             March 31, 2001 and 2000

Note 3 - Going concern

   The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $16,834 for the three months ended March 31, 2001. Accumulated deficit amounted to $3,072,040 at March 31, 2001. At March 31, 2001, the Company had shareholders' deficit of $424,687. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

   The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance that management will be successful in this endeavor.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Concierge, Inc.:

We have audited the accompanying balance sheet of Concierge, Inc. (a Nevada Corporation) (the "Company") as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concierge, Inc. as of June 30, 2000, and the results of its operations and its cash flows for the years ended June 30, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company's did not earn any revenue during the year ended June 30, 2000 and 1999 and the Company has incurred net losses from inception to June 30, 2000 of $1,457,729 including net losses of $986,986 and $89,919 during the fiscal years ended June 30, 2000 and 1999, respectively. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.

 KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
October 17, 2000

                                CONCIERGE, INC.
                         (A Development Stage Company)
                                 BALANCE SHEET
                                 JUNE 30, 2000

                                     ASSETS
                                     ------
CURRENT ASSETS:
     Cash & cash equivalents                      $   85,105
     Prepaid Expenses                                245,800
     Note Receivable-Related Party                   100,000
                                                  ----------
          Total current assets                       430,905

PREPERTY & EQUIPMENT, net                              4,692
                                                  ----------
                                                  $  435,597
                                                  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
     Accrued expenses                             $ 138,755
     Payroll taxes payable                            4,400
                                                  ---------
          Total current liabilities                 143,155

COMMITMENTS (SEE NOTES)

STOCKHOLDERS' EQUITY:

     Common stock, par value $.01 per share;
     10,000,000 shares authorized; issued and
     outstanding 1,376,380                           13,764
     Additional paid in capital                     560,617
     Advance Subscriptions                        1,175,790
     Deficit accumulated during the
     development stage                           (1,457,729)
                                                 ----------
          Total stockholders' equity                292,442
                                                 ----------
                                                $   435,597
                                                 ==========

   The accompanying notes are an integral part of these financial statements.

                                CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
               YEAR ENDED JUNE 30, 2000 & 1999 AND THE PERIOD FROM
                SEPTEMBER 20, 1996 (INCEPTION) TO JUNE 30, 2000


                                                                       SEPTEMBER 20,
                                             JUNE 30,     JUNE 30,    1996 (INCEPTION)
                                              2000         1999       TO JUNE 30, 2000
                                          -----------   ----------    ----------------

REVENUE                                   $       -      $     -     $        -

COSTS AND EXPENSES

     Product launch Expenses                 490,078       58,607       847,544
     General & Administrative Expenses       496,108       30,512       606,985
                                          ----------    ----------    ----------
     TOTAL COSTS AND EXPENSES                986,186       89,119     1,454,529

NET LOSS BEFORE INCOME TAXES                (986,186)     (89,119)   (1,454,529)
                                          ----------    ---------    -----------

     Provision of Income Taxes                   800          800         3,200
                                          ----------    ---------    -----------

NET LOSS                                    (986,986)     (89,919)   (1,457,729)
                                          ==========    =========    ===========

WEIGHTED AVERAGE SHARES OF COMMON STOCK
     OUTSTANDING, BASIC AND DILUTED        1,065,960      994,077     1,166,965
                                          ==========    =========    ===========

BASIC AND DILUTED NET LOSS PER SHARE      $    (0.93)    $  (0.09)   $    (1.25)
                                          ==========    =========    ===========

  The accompanying notes are an integral part of these financial statements.

                                 CONCIERGE, INC.
                          (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD SEPTEMBER 20, 1996 (INCEPTION) TO JUNE 30, 2000.


                                                  Common Stock
                                              ------------------
                                              Number of   Par        Additional         Advance      Accumulated   Stockholders'
                                               shares    value    Paid In Capital    Subscriptions     Deficit    Equity (deficit)
                                             ---------  -------   ---------------    -------------   -----------  ----------------
Common Stock issued for cash
through June 30, 1997                         176,306   $1,763    $   106,162         $       -      $      -        $   107,925

Common stock issued for services
through June 30, 1997                         621,545    6,215               -                -             -             6,215

Net loss through June 30, 1997                      -        -                                -        (96,933)         (96,933)
                                             ---------  ------     --------------     -------------   -----------  ---------------
Balance at June 30, 1997                      797,851    7,978         106,162                -        (96,933)          17,207

Common Stock issued for cash
in the year ended June 30, 1998               137,475    1,375         194,650                -              -          196,025

Common stock issued for services
in the year ended June 30, 1998                22,550      226               -                -              -              226

Net loss for the year ended June 30, 1998           -        -               -                -        (283,891)       (283,891)
                                             ---------  ------     --------------     -------------   -----------  ---------------
Balance at June 30, 1998                      957,876    9,579         300,812                -        (380,824)        (70,433)

Common Stock issued for cash
in the year ended June 30, 1999               208,000    2,080          58,916                -               -          60,996

Common stock issued for services
in the year ended June 30, 1999                   450        4               -                -               -               4

Net loss for the year ended June 30, 1999           -        -                -               -         (89,919)        (89,919)
                                             ---------  ------     --------------     -------------   -----------  ---------------
Balance at June 30, 1999                     1,166,326   11,663        359,728                -        (470,743)        (99,352)

Acquisition and retirement of Common shares   (262,000)  (2,620)             -                -               -          (2,620)

Common Stock issued for cash
in the year ended June 30, 2000                117,184    1,172        200,889                -               -          202,061

Common stock issued for services
in the year ended June 30, 2000                354,870    3,549              -                -               -            3,549

Post acquisition stock subscription funds
received net of costs & expenses of $79,710          -        -              -         1,175,790              -        1,175,790

Net loss for the year ended June 30, 2000            -        -              -                 -        (986,986)       (986,986)
                                              ---------  ------     -------------    -------------   -----------  ---------------
Balance at June 30, 2000                     1,376,380$  13,764     $  560,617       $ 1,175,790     $(1,457,729)    $  292,442
                                              =========  ======     =============    =============   ===========  ===============


   The accompanying notes are an integral part of these financial statements.

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
               YEAR ENDED JUNE 30, 2000 & 1999 AND THE PERIOD FROM
                 SEPTEMBER 20, 1996 (INCEPTION) TO JUNE 30, 2000

                                                                                    SEPTEMBER 20,
                                                            JUNE 30,    JUNE 30,  1996 (INCEPTION)
                                                              2000        1999    TO JUNE 30, 2000
                                                          ----------   ---------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:

     Net Loss                                             $ (986,986)  $(89,919)    $ (1,457,729)
     Adjustments to reconcile net loss to
     net cash used in operating activities:
          Depreciation and amortization                        2,350      2,329            8,218
          Stock issued for services                              929          4            7,374
          (Increase) / decrease in current assets:
               Prepaid Expenses                             (245,000)         -          (245,800)
               Other Assets                                        -      1,625                 -
          Increase / (decrease) in current liabilities:
            Accounts Payable                                 (70,093)     5,717                 -
               Accrued expenses                              118,537     10,784           138,755
               Payroll taxes payable                           4,400          -             4,400
                                                          ----------   ---------     -------------
          Net cash used in operating activities           (1,175,863)   (69,460)       (1,544,782)
                                                          ----------   ---------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Note receivable - related party                   (100,000)         -          (100,000)
          Acquisition of property & equipment                 (1,266)         -           (12,910)
                                                          ----------    --------     -------------
          Net cash used in investing activities             (101,266)         -          (112,910)
                                                          ----------    --------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from Issuance of Shares                   202,061     60,996           567,007
          Proceeds from advance subscriptions              1,255,500         -          1,255,500
          Costs and expenses of advance subscription         (79,710)        -            (79,710)
          Proceeds from (repayments of) related party loans  (22,000)    10,000                 -
                                                          ----------    --------      ------------
          Net cash provided by financing activities        1,355,851     70,996         1,742,797
                                                          ----------    --------      ------------

NET INCREASE IN CASH                                          78,722      1,536            85,105

CASH, BEGINNING BALANCE                                        6,383      4,847                 -
                                                          ----------   ---------      -------------
CASH, ENDING BALANCE                                       $  85,105  $   6,383       $    85,105
                                                          ==========   =========      =============


  The accompanying notes are an integral part of these financial statements.
                                       F-29

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Concierge, Inc. ("the Company"), is a development stage enterprise incorporated in the state of Nevada on September 20, 1996. The Company has undertaken the development and marketing of a new technology, a unified messaging product "The Personal Communications Attendant" ("PCA(TM)"). "PCA(TM)" will provide a means by which the user of Internet e-mail can have e-mail messages spoken to him/her over any touch-tone telephone or wireless phone in the world. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive income

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


Pension and other benefits

In February 1998, the Financing accounting standards board issued statement of financial accounting standards No. 132, Employers' disclosures about pension and other post-retirement benefits (SFAS No. 132), which standardizes the disclosure requirements for pension and other post -retirement benefits. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Accounting for the costs of computer software developed or obtained for internal use

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Research and Development

Expenditures for software development costs and research are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving technological feasibility and the general availability of such software has been short. Consequently, costs otherwise capitalizable after technological feasibility is achieved are generally expensed because they are insignificant.

Revenue Recognition

Revenue Recognition Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support and Internet browser technologies, is based on the average sales price of those elements and is recognized ratably on a straight-line basis over the product's life cycle. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for returns, concessions and bad debts. Cost of revenue includes direct costs to produce and distribute product and direct costs to provide online services, consulting, product support, and training and certification of system integrators. Research and development costs are expensed as incurred. The company did not earn revenue in the years ended June 30, 2000 and 1999.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The company did not have accounts receivable or allowance for doubtful accounts as of June 30, 2000 and 1999.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the FASB issued SFAS No. 133, "Accounting for derivative instruments and hedging activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the fourth quarter of the fiscal year beginning after December 15, 1999. The Company believes that adopting SAB 101 will not have a material impact on its financial position and results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


3.      GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company's did not earn any revenue during the year ended June 30, 2000 and 1999 and the Company has incurred net losses from inception to June 30, 2000 of $1,457,729 including net losses of $986,986 and $89,919 during the fiscal years ended June 30, 2000 and 1999, respectively. The continuing losses have adversely affected the liquidity of the Company. Losses are expected to continue for the immediate future. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the fiscal years ended June 30, 2000 and 1999, towards (i) obtaining additional equity (ii) management of accrued expenses and accounts payable (iii) Development of the software "PCA(TM)" and (vi) evaluation of its distribution and marketing methods.

Management believes that the above actions will allow the Company to continue operations through the next fiscal year.


4.      PROPERTY AND EQUIPMENT
                                                      June 30, 2000
                                                    ----------------

              Property and Equipment                      $12,910
              Less: Accumulated depreciation                8,218
                                                          $ 4,692
                                                      ===========


5.      PREPAID EXPENSES

The Company entered into software license agreements with two Delaware Corporations. One Corporation granted permission to the Company to utilize its software for the "PCA(TM)" development. The Corporation was paid $202,500 as initial non-refundable license fee and was considered to be pre-paid royalties. The agreement calls for Concierge, Inc. to pay a royalty of $1.00 for the first million units sold and $.75 for units greater than 1,000,000.

The second software license agreement granted the Company the rights to incorporate its software in the Company's personal communication attendant e-mail device. The Corporation was paid $42,500 by Concierge, Inc. as a non-refundable, advance royalty payment. The agreement calls for the Company to pay a royalty of $1.10 for the first 100,000 units, thereafter $.85 per unit.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


6.      NOTE RECEIVABLE - RELATED PARTY

The Company has loaned $100,000 to a Corporation with which the Company is planning to merge (see note 9). The Note is due on demand, unsecured and is non-interest bearing.


7.      INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through June 30, 2000, the Company incurred net operating losses for tax purposes of approximately $1,450,000. Differences between financial statement and tax losses consist primarily of amortization allowance were immaterial at June 30, 2000. The net operating loss carryforwards may be used to reduce taxable income through the year 2015. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2005. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of June 30, 2000 was approximately $580,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards can not reasonably be assured.


8.      STOCKHOLDERS' EQUITY

The Company issued 117,184 shares for cash totaling $202,061 and 354,870 shares for services of $3,549 during the year ended June 30, 2000. During the year ended June 30, 2000, the Company also reacquired and cancelled 262,000 shares, previously issued for services of $2,620 in the year ended June 30, 1997.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999

9.      ADVANCE SUBSCRIPTIONS

The Company has entered into subscription agreements to issue "post merger" shares in exchange for cash. Through June 30, 2000, the Company has received advanced subscriptions for a gross amount of $1,255,500 before deducting associated costs of $79,710, for 5,928,750 post merger shares. In the event the merger between Concierge, Inc. and Starfest, Inc. is not completed prior to November 30, 2000 the obligation of the Company under this agreement may be satisfied by the issuance of shares in the Company equivalent on a pro-rata basis to the number of shares in "post merger" Corporation that are subject to this agreement. As mentioned in Note 10, the Company is involved in a proposed merger transaction with Starfest, Inc. ("SFI"). SFI filed a registration statement with the Securities and Exchange Commission ("the Commission") on June 8, 2000 related to the proposed merger, naming the Company as the entity proposed to be merged into SFI. From July 1, 2000 through September 15, 2000, the Company received additionally $487,500 as advance subscription for 2,127,500 post merger shares in an offering intended to be exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and of Regulation D, Rule 506 of the Commission. It is possible, but not certain, that the filing of the registration statement by SFI and the manner in which the Company conducted the sale of the 2,127,500 post merger shares of common stock constituted "general advertising or general solicitation" by the Company. General advertising and general solicitation are activities that are prohibited when conducted in connection with an offering intended to be exempt from registration pursuant to the provisions of Regulation D, Rule 506 of the Commission. The Company does not concede that there was no exemption from registration available for this offering. Nevertheless, should the aforementioned circumstances have constituted general advertising or general solicitation, the Company would be denied the availability of Regulation D, Rule 506 as an exemption from the registration requirements of the Securities Act of 1933 when it sold the 2,127,500 post merger shares of common stock after June 8, 2000. Should no exemption from registration have been available with respect to the sale of these shares, the persons who bought them - as well as all persons who bought shares of Concierge earlier under circumstances whereby their purchases would be deemed to be part of the same offering under the Commission's rules on the integration of securities' offerings - would be entitled, under the Securities Act of 1933 and possibly under the securities laws of the states in which such persons bought the securities, to the return of their subscription amounts if actions to recover such monies should be filed within one year after the sales in question. The financial statements for the year ended June 30, 2000, do not reflect any such amount since the Company received $487,500 as advance subscription for 2,127,500 post merger shares after June 30, 2000.



10.     MERGER AGREEMENT

On January 19, 2001 the Company entered into an amended agreement of merger with Starfest, Inc., a California Corporation. Under the agreement, all outstanding shares of common stock of the Company (which includes 1,376,380 shares outstanding at September 30, 2000 and 114,364 shares issued in January, 2001) shall be converted into 96,957,713 common stock of Starfest, Inc. on the basis of 65.0398 shares of Starfest, Inc. for each share outstanding of the Company. The 96,957,713 post merger shares shall be distributed to the shareholders of the Company on a pro-rata basis. The transaction will be accounted for as reverse merger and is subject to approval by shareholders of both companies and Securities and Exchange Commission.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


11.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 and $0 for income tax in the year ended June 30, 2000 and 1999, respectively. Total amount paid for income taxes from September 20, 1996 (inception) through June 30, 2000 amounted to $2,400. The Company paid $ 4,227 and $0 for interest during the years ended June 30, 2000 and 1999, respectively. Total amount paid for interest from September 20, 1996 (inception) through June 30, 2000, amounted to $4,227.

The Cashflow statements do not include effect of issuance of 354,870 shares for $3,549 in the year ended June 30, 2000, and 450 shares for $4 in the year ended June 30, 1999, in exchange of services rendered to the Company. The Cash flow statements do not include effect of acquisition and cancellation of 262,000 shares issued for services of $2,620. 737,415 shares have been issued since inception through June 30, 2000, for services amounting $7,374. Valuation of shares is based on the estimated fair market value of the services performed.


12.     COMMITMENT

The Company sub-leases office space in Los Angeles, California from Ardent, Ltd. The term of the lease is 26 months with monthly payments of $1541.71. The lease expires on August 31, 2002. Rent was $7,823 and $11,560 for the year ended June 30, 2000 and 1999, respectively. Future minimum lease payments associated with the lease is as follows:

                         Year ended June 30              Amount
                         ------------------            ----------
                             2001                      $   18,501
                             2002                          18,501
                             2003                           3,083
                             -----                     ----------
                             Total                     $   40,085
                             =====                     ==========

13.     SUBSEQUENT EVENTS

In January, 2001, the Company issued 114,364 shares of common stock to persons who had paid $1,743,000 for securities characterized as "advance subscriptions," which includes $1,175,790 shown as "advance subscriptions" in the financial statements at June 30, 2000, as well as "advance subscriptions" sold after June 30, 2000. (See Note 9 above.)

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)





                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash & cash equivalents. . . . . . . . . . . . . . .  $     1,346
  Prepaid Expenses . . . . . . . . . . . . . . . . . .      245,800
  Note Receivable - Related Party. . . . . . . . . . .      100,000
                                                        ------------
    Total current assets . . . . . . . . . . . . . . .      347,146

PROPERTY & EQUIPMENT, net. . . . . . . . . . . . . . .        2,884
                                                        ------------

                                                        $   350,030
                                                        ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES:
  Accrued expenses . . . . . . . . . . . . . . . . . .  $    75,553
  Loan payable-Officer . . . . . . . . . . . . . . . .       22,000
                                                        ------------
    Total current liabilities. . . . . . . . . . . . .       97,553

COMMITMENTS (SEE NOTES)

SUBSCRIPTIONS RECEIVED FOR COMMON STOCK
          SUBJECT TO CONTINGENCY . . . . . . . . . . .    1,663,290

COMMON STOCK ISSUED SUBJECT TO CONTINGENCY . . . . . .      346,320

STOCKHOLDERS' DEFICIT:
  Common stock, par value $.01 per share; 10,000,000
  shares authorized; issued and outstanding 1,376,380.        8,558
  Additional paid in capital . . . . . . . . . . . . .      219,503
  Deficit accumulated during the development stage . .   (1,985,194)
                                                        ------------
    Total stockholders' deficit. . . . . . . . . . . .   (1,757,133)
                                                        ------------
                                                        $   350,030
                                                        ============

   The accompanying notes are an integral part of these financial statements.

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
           NINE MONTHS ENDED MARCH 31, 2001 & 2000 AND THE PERIOD FROM
                SEPTEMBER 20, 1996 (INCEPTION) TO MARCH 31, 2001
                                   (UNAUDITED)




                                                                            SEPTEMBER 20, 1996
                                               MARCH 31,         MARCH 31,    (INCEPTION) TO
                                                  2001             2000       MARCH 31, 2001
                                          --------------------  -----------  ----------------
REVENUE. . . . . . . . . . . . . . . . .  $                 -   $        -   $             -

COSTS AND EXPENSES
  Product launch Expenses. . . . . . . .              241,928      155,666         1,089,472
  General & Administrative Expenses. . .              284,737       91,440           891,722
                                          --------------------  -----------  ----------------
  TOTAL COSTS AND EXPENSES . . . . . . .              526,665      247,106         1,981,194
                                          --------------------  -----------  ---------------
NET LOSS BEFORE INCOME TAXES . . . . . .             (526,665)    (247,106)       (1,981,194)

  Provision of Income Taxes. . . . . . .                  800          800             4,000
                                          --------------------  -----------  ----------------

NET LOSS . . . . . . . . . . . . . . . .             (527,465)    (247,906)       (1,985,194)
                                          ====================  ===========  ================

WEIGHTED AVERAGE SHARES OF COMMON STOCK
          OUTSTANDING, BASIC AND DILUTED            1,376,380      985,125         1,376,380
                                          ====================  ===========  ================

BASIC AND DILUTED NET LOSS PER SHARE . .  $             (0.38)  $    (0.25)  $         (1.44)
                                          ====================  ===========  ================


   The accompanying notes are an integral part of these financial statements.

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
           NINE MONTHS ENDED MARCH 31, 2001 & 2000 AND THE PERIOD FROM
                SEPTEMBER 20, 1996 (INCEPTION) TO MARCH 31, 2001
                                   (UNAUDITED)




                                                                                           SEPTEMBER 20, 1996
                                                              MARCH 31,         MARCH 31,    (INCEPTION) TO
                                                                 2001              2000      MARCH 31, 2001
                                                         --------------------  -----------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss. . . . . . . . . . . . . . . . . . . . . . .  $          (527,465)  $ (247,906)  $    (1,985,194)
  Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization . . . . . . . . . . .                1,808        1,164            10,026
    Stock issued for services . . . . . . . . . . . . .                    -            -             7,374
    (Increase) / decrease in current assets:
      Prepaid Expenses. . . . . . . . . . . . . . . . .                    -            -          (245,800)
    Increase / (decrease) in current liabilities:
      Accounts payable. . . . . . . . . . . . . . . . .                    -       (3,250)                -
      Accrued expenses. . . . . . . . . . . . . . . . .              (67,602)       2,543            75,553
                                                         --------------------  -----------  ----------------
    Net cash used in operating activities . . . . . . .             (593,259)    (247,449)       (2,138,041)
                                                         --------------------  -----------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Note receivable - related party . . . . . . . . . .                    -            -          (100,000)
    Acquisition of property & equipment . . . . . . . .                    -            -           (12,910)
                                                         --------------------  -----------  ----------------
    Net cash used in investing activities . . . . . . .                    -            -          (112,910)
                                                         --------------------  -----------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowing . . . . . . . . . . . . . .               22,000       (5,000)           22,000
    Proceeds from Issuance of Shares. . . . . . . . . .                    -      130,918           567,007
    Proceeds from advance subscriptions . . . . . . . .                    -            -         1,255,500
    Proceeds from subscriptions of common
         stock subject to contingency . . . . . . . . .              487,500            -           487,500
    Costs and expenses of advance subscription. . . . .                    -            -           (79,710)
                                                         --------------------  -----------  ----------------
    Net cash provided by financing activities . . . . .              509,500      125,918         2,252,297
                                                         --------------------  -----------  ----------------

NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . .              (83,759)    (121,531)            1,346

CASH, BEGINNING BALANCE . . . . . . . . . . . . . . . .               85,105        6,383                 -
                                                         -------------------   -----------  ----------------

CASH, ENDING BALANCE. . . . . . . . . . . . . . . . . .  $             1,346   $ (115,148)  $         1,346
                                                         ====================  ===========  ================


   The accompanying notes are an integral part of these financial statements.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

Concierge, Inc. ("the Company"), is a development stage enterprise incorporated in the state of Nevada on September 20, 1996. The Company has undertaken the development and marketing of a new technology, a unified messaging product "The Personal Communications Attendant" ("PCA "). "PCA " will provide a means by which the user of Internet e-mail can have e-mail messages spoken to him/her over any touch-tone telephone or wireless phone in the world. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Accounting for the costs of computer software developed or obtained for internal use

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Web  site  development  costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

Costs  of  start-up  activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Research  and  Development

Expenditures for software development costs and research are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving technological feasibility and the general availability of such software has been short. Consequently, costs otherwise capitalizable after technological feasibility is achieved are generally expensed because they are insignificant.

Revenue  Recognition

Revenue Recognition Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support and Internet browser technologies, is based on the average sales price of those elements and is recognized ratably on a straight-line basis over the product's life cycle. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for returns, concessions and bad debts. Cost of revenue includes direct costs to produce and distribute product and direct costs to provide online services, consulting, product support, and training and certification of system

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


integrators. Research and development costs are expensed as incurred. The company did not earn any revenue in the period ended March 31, 2001 and 2000.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The company did not have accounts receivable or allowance for doubtful accounts as of March 31, 2001 and 2000.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Accounting  developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS
No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125."
This  statement          is  not  applicable  to  the  Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


of fiscal years b beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation.


3.     GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company's did not earn any revenue during the period ended March 31, 2001 and 2000 and the Company has incurred net losses from inception to March 31, 2001 of $1,985,194 including a net loss of $527,465 during the period ended March 31, 2001. The continuing losses have adversely affected the liquidity of the Company. Losses are expected to continue for the immediate future. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended March 31, 2001, towards (i) obtaining

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


additional equity (ii) management of accrued expenses and accounts payable (iii) Development of the software "PCA " and (vi) evaluation of its distribution and marketing methods.

Management believes that the above actions will allow the Company to continue operations through the next fiscal year.


4.     PROPERTY  AND  EQUIPMENT

                                                         March  31,  2001
                                                         ----------------
            Property  and  Equipment                         $   12,910
            Less:  Accumulated  depreciation                     10,026
                                                             ----------
                                                             $    2,884
                                                             ==========

5.     PREPAID  EXPENSES

The Company entered into software license agreements with two Delaware Corporations. One Corporation granted permission to the Company to utilize its software for the "PCA " development. The corporation was paid $202,500 as initial non-refundable license fee and was considered to be pre-paid royalties. The agreement calls for Concierge, Inc. to pay a royalty of $1.00 for the first million units sold and $.75 for units greater than 1,000,000.

The second software license agreement granted the Company the rights to incorporate its software in the Company's personal communication attendant e-mail device. The corporation was paid $42,500 by Concierge, Inc. as a non-refundable, advance royalty payment. The agreement calls for the Company to pay a royalty of $1.10 for the first 100,000 units, thereafter $.85 per unit.


6.     NOTE  RECEIVABLE  -  RELATED  PARTY

The Company has loaned $100,000 to a Corporation with which the Company is planning to merge (see note 9). The Note is due on demand, unsecured and is non-interest bearing.


7.     INCOME  TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through December 31, 2000, the Company incurred net operating losses for tax purposes of approximately $1,980,000. Differences between financial statement and tax losses consist primarily of amortization allowance, was immaterial at March 31, 2001. The net operating loss carryforwards may be used to reduce taxable income through the year 2015. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2005. The availability of

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of June 30, 2000 was approximately $790,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.


8.     STOCKHOLDERS'  EQUITY

The Company issued 117,184 shares for cash totaling $202,061 and 354,870 shares for services of $3,549 during the year ended June 30, 2000. During the year ended June 30, 2000, the Company also reacquired and cancelled 262,000 shares, previously issued for services of $2,620 in the year ended June 30, 1997.


9. ADVANCE SUBSCRIPTIONS & SUBSCRIPTIONS RECEIVED FOR COMMON STOCK SUBJECT TO CONTINGENCY

The Company has entered into subscription agreements to issue "post merger" shares in exchange for cash. Through December 31, 2000, the Company had received advance subscriptions for a gross amount of $1,255,500 before deducting associated costs of $79,710, for 5,928,750 post merger shares. In the event the merger between Concierge, Inc. and Starfest, Inc. is not completed prior to November 31, 2000 the obligation of the Company under this agreement may be satisfied by the issuance of shares in the Company equivalent on a pro-rata basis to the number of shares in "post merger" Corporation that are subject to this agreement.

As mentioned in Note 10, the Company is involved in a proposed merger transaction with Starfest, Inc. ("SFI"). SFI filed a registration statement with the Securities and Exchange Commission ("the Commission") on June 8, 2000 related to the proposed merger, naming the Company as the entity proposed to be merged into SFI. From July 1, 2000 through September 15, 2000, the Company received additionally $487,500 as advance subscription for 2,127,500 post merger shares in an offering intended to be exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and of Regulation D, Rule 506 of the Commission. It is possible, but not certain, that the filing of the registration statement by SFI and the manner in which the Company conducted the sale of the 2,127,500 post merger shares of common stock constituted "general advertising or general solicitation" by the Company. General advertising and general solicitation are activities that are prohibited when conducted in connection with an offering intended to be exempt from registration pursuant to the provisions of Regulation D, Rule 506 of the Commission. The Company does not concede that there was no exemption from registration available for this offering. Nevertheless, should the aforementioned circumstances have constituted general advertising or general solicitation, the Company would be denied the availability of Regulation D, Rule 506 as an exemption from the registration requirements of the Securities Act of 1933 when it sold the 2,127,500 post merger shares of common stock after June 8, 2000. Should no exemption from registration have been available with respect to the sale of these shares, the persons who bought them would be entitled, under the

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


Securities Act of 1933, to the return of their subscription amounts if actions to recover such monies should be filed within one year after the sales in question. Accordingly, the amounts received by the Company from the sale of these shares are set apart from Stockholders' Equity as "Subscription received for common stock subject to contingency" to indicate this contingency.


10.     MERGER  AGREEMENT

On January 26, 2000 the Company entered into an agreement of merger with Starfest, Inc., a California Corporation. Under the agreement, the presently outstanding 1,376,380 share of common stock of the Company shall be converted into 96,957,713 common stock of Starfest, Inc. on the basis of 70.444 shares of Starfest, Inc. for each share outstanding of the Company. The 96,957,713 post merger shares shall be distributed to the shareholders of the Company on a pro-rata basis. The transaction will be accounted for as reverse merger and is subject to approval by shareholders of both companies and Securities and Exchange Commission.


11.     SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 and $800 for income tax in the period ended March 31, 2001 and 2000, respectively. Total amount paid for income taxes from September 20, 1996 (inception) through March 31, 2001 amounted to $2,400. The Company paid $0 for interest during the periods ended March 31, 2001 and 2000. Total amount paid for interest from September 20, 1996 (inception) through March 31, 2001, amounted to $4,227.

The Cash flow statements do not include effect of acquisition and cancellation of 262,000shares issued for services of $2,620. 737,415 shares have been issued since inception through March 31, 2001, for services amounting $7,374. Valuation of shares is based on the estimated fair market value of the services performed


12.     COMMITMENT

The Company sub-leases office space in Los Angeles, California from Ardent, Ltd. The term of the lease is 26 months with monthly payments of $1,541.71. The lease expires on August 31, 2002. Rent was $12,610 and $5,006 for the period ended March 31, 2001 and 2000, respectively.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


Future  minimum  lease  payments  associated  with  the  lease  are  as  follow:

                          Year  ended  March  31              Amount
                          ----------------------              ------
                                 2001                     $   18,501
                                 2002                          7,709
                                                          ----------
                                 Total                    $   26,210
                                                          ==========

                                   APPENDIX A
                           AMENDED AGREEMENT OF MERGER


        This Amended Agreement of Merger (the "Agreement") is made and entered into as of January 19, 2001 by and among:

               STARFEST, Inc., a California corporation ("STARFEST"); and

               CONCIERGE, Inc., a Nevada corporation ("CONCIERGE").



                                    RECITALS

        WHEREAS, STARFEST's common stock, no par value per share (the "Common Stock"), is currently traded on the OTC Bulletin Board; and

        WHEREAS, STARFEST currently operates an Internet entertainment business; and

        WHEREAS, the parties hereto wish to reorganize STARFEST by merging CONCIERGE into STARFEST, with STARFEST being the surviving corporation of the merger; and

        WHEREAS, as part of the reorganization, STARFEST wishes to sell its Internet entertainment business to a third party in order that the sole business of STARFEST after the merger will be the business of CONCIERGE.

        NOW, THEREFORE, in consideration of the following representations, promises and undertakings, the parties hereto hereby agree as follows:

          1. STARFEST merger with CONCIERGE. Promptly after the execution of this Agreement, the officers and directors of each of STARFEST and CONCIERGE shall cause all corporate actions to occur, including without limitation the holding of any required special meeting of the shareholders of each of STARFEST and CONCIERGE, that are required to approve:

             (a) The merger of STARFEST with CONCIERGE, STARFEST to be the surviving corporation, with the stockholders of CONCIERGE receiving a total of 96,957,713 shares of Common Stock of STARFEST in the merger and the stockholders of STARFEST retaining their presently issued 23 million shares of Common Stock of STARFEST;

             (b)      The  change   of   name  of  the  post-merger  company  to
                      "CONCIERGE TECHNOLOGIES, INC."

             (c)      The change of  management  of the  post-merger  company to
                      that  of  the   directors   and   officers  of   CONCIERGE
                      immediately before the effectiveness of the merger;

             (d) An increase in the authorized capital of the post-merger corporation to 190 million shares of Common Stock, $0.001 a share, and 10 million shares of Preferred Stock, par value $0.001 a share;

             (e) The authorization of the directors of the post-merger corporation to issue no more than 9 million shares of Common Stock (or common stock equivalents or derivatives) to raise the necessary capital to commence its business and to attract additional members of management; and

        2. Representations by STARFEST. STARFEST represents as follows:

               2.1 STARFEST is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications.

               2.2 Subject to shareholder approval of the transactions contemplated by this Agreement, STARFEST has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by STARFEST and all documents, instruments and certificates made or delivered by STARFEST pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing will be, duly authorized by all necessary action on the part of STARFEST.

               2.3 Subject to shareholder approval of the transactions contemplated by this Agreement, the terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by STARFEST hereunder and thereunder shall constitute valid and legally binding obligations of STARFEST, enforceable against STARFEST in accordance with the terms hereof and thereof.

               2.4 The execution of this Agreement by STARFEST does not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 2.4 hereto. The performance of this Agreement by STARFEST and the consummation by STARFEST of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 2.4 hereto.

               2.5 The making and performance of this Agreement by STARFEST and the consummation of the transactions contemplated hereby will not result in a breach or violation by STARFEST of any of the terms or provisions of, or constitute a default under, its Articles of Incorporation, its Bylaws, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which STARFEST is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to STARFEST or any of the properties of STARFEST.

               2.6 Attached hereto as Exhibit 2.6 are financial statements of STARFEST for the annual periods ended December 31, 1998 and December 31, 1999 and as of December 31, 1998 and as of December 31, 1999, which have been audited in accordance with GAAP. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles as of the dates thereof and the periods covered thereby.

               2.7 As of the date hereof, the executive officers and directors of STARFEST are Michael Huemmer and Janet Alexander.

               2.8 STARFEST has authorized capital of 65 million shares of Common Stock, no par value. Of these shares, 23 million are issued and outstanding. Except as described in Exhibit 2.8 hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind providing for the issuance of any shares, or for the repurchase or redemption of shares, of STARFEST's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. Each person that has such a right shall surrender it to Starfest for no consideration other than that of promoting the Closing of the transaction described in this Agreement. All of the outstanding shares of STARFEST common stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of STARFEST common stock were issued in violation of the Securities Act or any state securities laws.

               2.9 Attached hereto as Exhibit 2.9 is a true and correct list of all known material liabilities of STARFEST, contingent or matured, as of December 31, 2000, which are not reflected on the balance sheet dated as of December 31, 1999 and which arose in the ordinary course of business.

               2.10 There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending or, to STARFEST's knowledge, threatened against STARFEST or affecting its assets or business, other than as listed on Exhibit 2.10 hereto.

               2.11 STARFEST has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and STARFEST has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1998 as filed with the Internal Revenue Service has been delivered to CONCIERGE, together with all supporting schedules thereto. STARFEST is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. STARFEST's federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               2.12 STARFEST's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of STARFEST's business have been timely obtained and are currently in effect. STARFEST is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               2.13 Except as described on Schedule 2.13, STARFEST is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of STARFEST or an affiliate of any shareholder of STARFEST within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 2.13, to the extent that the same give rights to STARFEST, are enforceable by STARFEST, and STARFEST has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 2.13 have been delivered to CONCIERGE prior to the execution of this Agreement.

               Except as listed in Schedule 2.13, all parties other than STARFEST obligated under the agreements listed on Schedule 2.13 are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               2.14 No  employee  pension  benefit  plan  within the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by STARFEST or exists to which STARFEST has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither STARFEST nor any corporation or other entity affiliated with STARFEST contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of STARFEST's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               2.15 Since its formation, STARFEST has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has STARFEST claimed any such infringement.

               2.16 The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

               2.17 All of the unrestricted outstanding shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 504. No legend or other reference to any purported lien or encumbrance appears upon any certificate representing the unrestricted shares.

               2.18 STARFEST has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation and warranty set forth herein.

        3. Representations of CONCIERGE. CONCIERGE represents as follows:

               3.1 CONCIERGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications. CONCIERGE is engaged in the business of designing, developing, manufacturing and marketing computer telephony technology devices.

               3.2 The authorized capital stock of CONCIERGE consists of 10 million shares of common stock, $0.01 par value, of which 1,490,744 shares are issued and outstanding (the "CONCIERGE Shares. All of the CONCIERGE Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except for the obligations set forth on Exhibit 3.2 attached hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind to which CONCIERGE is a party or it is bound providing for the issuance of any shares, or for the repurchase or redemption of shares, of CONCIERGE's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. None of the CONCIERGE Shares were issued in violation of the Securities Act or any state securities laws.

               3.3 CONCIERGE has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the documents, instruments and certificates to be executed and delivered by CONCIERGE pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by CONCIERGE and all documents, instruments and certificates made or delivered by CONCIERGE pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing Date will be duly authorized by all necessary action on the part of the CONCIERGE shareholders and CONCIERGE.

               3.4 The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by CONCIERGE hereunder and thereunder constitute valid and legally binding obligations of CONCIERGE, enforceable against CONCIERGE in accordance with the terms hereof and thereof.

               3.5 The execution and delivery of this Agreement by CONCIERGE do not require any consent of, notice to or action by any person or governmental authority, which consent, notice or action has not been made, given or otherwise accomplished, and satisfactory evidence thereof has been delivered to Starfest. The performance of this Agreement by CONCIERGE and the consummation by CONCIERGE of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority.

               3.6 The making and performance of this Agreement by CONCIERGE and the consummation of the transactions contemplated hereby will not result in a breach or violation by CONCIERGE of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which CONCIERGE is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to CONCIERGE or any of the properties of CONCIERGE.

               3.7 Attached hereto as Exhibit 3.7 are audited financial statements of CONCIERGE from its inception throughJune 30, 2000 and interim financial statements for the period ended September 30, 2000. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles, except for those adjustments that would be required for audited financial statements.

               3.8 As of the date hereof, the executive officers and directors of CONCIERGE are Allen E. Kahn, James E. Kirk, F. Patrick Flaherty, Donald V. Fluken, Herbert Marcus III, Harry F. Camp, David W. Neibert and Samuel C.H. Wu..

               3.9 Attached as Exhibit 3.9 is a true and correct list of all material liabilities of CONCIERGE, contingent or matured, which are not reflected on the balance sheet dated as of September 30, 2000 and which arose in the ordinary course of business.

               3.10 There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending, or to CONCIERGE's knowledge, threatened against CONCIERGE or affecting its assets or business, other than as listed on Exhibit 3.10 hereto.

               3.11 CONCIERGE has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

               3.12 CONCIERGE has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and CONCIERGE has no liability for such taxes in excess of the amounts so paid. CONCIERGE is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               3.13 CONCIERGE's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of CONCIERGE's business have been timely obtained and are currently in effect. CONCIERGE is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               3.14 Except as described on Schedule 3.14, CONCIERGE is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of CONCIERGE or an affiliate of any shareholder of CONCIERGE within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 3.14, to the extent that the same give rights to CONCIERGE, are enforceable by CONCIERGE, and CONCIERGE has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 3.14 have been delivered to Starfest prior to the execution of this Agreement.

               Except as listed in Schedule 3.14, all parties other than CONCIERGE obligated under the agreements listed on Schedule 3.14 are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               3.15 No  employee  pension  benefit  plan  within the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by CONCIERGE or exists to which CONCIERGE has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither CONCIERGE nor any corporation or other entity affiliated with CONCIERGE contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of CONCIERGE's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               3.16 Since its formation, CONCIERGE has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has CONCIERGE claimed any such infringement.

               3.17 CONCIERGE is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

        4. Confidentiality. From the Closing Date and for a period of five years thereafter, each of the parties hereto covenants that it will not use for the benefit of any of them or disclose to another any Confidential Information (as hereafter defined) except as such disclosure or use may be consented to in advance by the party which had supplied the information in a writing which specifically refers to this covenant. Confidential Information as used herein means information of commercial value to the supplying party and that is not normally made public by the supplying party, including but not limited to the whole or any part of any scientific or technical information, design, process, procedure, formula, or improvement, trade secret, data, invention, discovery, technique, marketing plan, strategy, forecast, customer or supplier lists, business plan or financial information.


        5.     Conditions Precedent to STARFEST's Obligations.

               5.1 Conditions Precedent. The obligations of STARFEST to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (a) CONCIERGE shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by CONCIERGE on or before the Closing Date.

                      (b) All representations and warranties of CONCIERGE contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by CONCIERGE under this Agreement shall be materially true, correct and complete on and as though made on the Second Closing Date.

                      (c) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting CONCIERGE; (ii) CONCIERGE shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by CONCIERGE shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment only on terms and conditions which require STARFEST to incur substantially greater costs or burdens than STARFEST reasonably anticipated on the date of this Agreement.

                      (d) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Starfest, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (e)   CONCIERGE   shall  have  tendered  to  STARFEST  all
documents, certificates, payments and other items required by this Agreement hereof to be delivered to STARFEST.

                      (f) A majority of the STARFEST Shareholders shall have approved of the transactions contemplated by this Agreement.

                      (g) CONCIERGE shall have received any consents necessary to perform their obligations under this Agreement.

                      (h) STARFEST shall have received any and all permits, authorizations, approvals and orders under federal and state securities laws for the issuance of STARFEST's Common Stock, without the imposition of any conditions adverse to STARFEST.

THE SALES OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONERS OF CORPORATIONS OF THE STATES OF NEVADA OR CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION UNDER THE LAWS OF THOSE STATES. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.      Conditions Precedent to CONCIERGE's Obligations.

               The obligation of CONCIERGE to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (a) STARFEST shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by STARFEST on or before the Closing Date.

                      (b) All representations and warranties of STARFEST contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by STARFEST under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.

                      (c) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting STARFEST; (ii) STARFEST shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by STARFEST shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment on terms and conditions which require CONCIERGE to incur substantially greater costs or burdens than CONCIERGE reasonably anticipated on the date of this Agreement.

                      (d) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of CONCIERGE, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (e)  STARFEST   shall  have   tendered  to  CONCIERGE  all
documents, certificates, and other items required by this Agreement hereof to be delivered to CONCIERGE.

               (f) STARFEST shall have received any consents necessary to perform their obligations under this Agreement.

        7.     Closing.
               -------

               7.1 The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at such time and at such place as the parties shall mutually agree but no later than February 15, 2001 (the "Closing Date") unless such date is extended by written agreement of STARFEST and CONCIERGE and shall be effected in accordance with the following:


                      (a) CONCIERGE shall deliver to STARFEST, and STARFEST shall deliver to CONCIERGE, good standing certificates from the secretary of state of any state where the ownership of its assets or the conduct of its business would require such qualification, attesting to the good standing of CONCIERGE or, as the case may be, STARFEST, in each such state.

                      (b) There shall be delivered all other previously rendered documents, instruments and other writings required to be delivered by CONCIERGE to STARFEST or STARFEST to CONCIERGE, as the case may be, at or prior to the Closing pursuant to this Agreement or otherwise legally required or reasonably necessary in connection herewith.

                      (c)  STARFEST shall deliver to CONCIERGE  the  certificate of its corporate Secretary certifying that the necessary corporate action of STARFEST's directors and stockholders has taken place to approve the merger contemplated by this Agreement, and CONCIERGE shall deliver to STARFEST the certificate of its corporate Secretary certifying that the necessary corporate action of CONCIERGE's directors and stockholders has taken place to approve the merger contemplated by this Agreement.

                      (d) STARFEST shall provide the documents needed to be filed with the Secretaries of State of Nevada and California to effect the merger, and the officers of each of STARFEST and CONCIERGE shall execute the documents and deliver them to such Secretaries of State for filing.

                      (e) CONCIERGE shall deliver to STARFEST a list of its stockholders, certified by its Secretary, setting forth the number of shares of CONCIERGE common stock owned by each such stockholder and the number of shares each such stockholder is to receive in the merger. STARFEST shall send the list to its transfer agent and stock registrar with instructions to issue the 96,957,713 shares to the CONCIERGE stockholders in accordance with the list. The certificates that will represent such 96,957,713 shares of Common Stock of the post-merger company will not bear a legend restricting the transferability of the shares.

        8. Termination. This Agreement may be terminated prior to the Closing by delivery of notice in writing to that effect as follows:

               8.1 By CONCIERGE, if any one or more of the conditions to the obligations CONCIERGE to close has not been fulfilled as of the Closing Date;

               8.2 By STARFEST, if any one or more of the conditions to its obligations to close have not been fulfilled as of the Closing Date.

               8.3 At any time on or prior to the Closing Date by mutual written consent of the parties hereto.

If this Agreement so terminates, it shall become null and void and have no further force or effect.

        9.     Survival and Indemnification.

               9.1 The representations, warranties and covenants of the parties made in this Agreement shall survive the Closing for a period of two years after the Closing Date. Each party shall indemnify and hold harmless the other parties from and against any loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) which shall arise out of or is connected with any breach of any representation or warranty made or covenant to be performed by the party or parties against whom indemnification is sought;

provided, however, that no claims may be asserted against any party until and unless the aggregate of all claims against such party exceeds $10,000 and the maximum aggregate amount of the obligations of any individual party to provide indemnification under this Agreement shall not exceed $200,000.

               9.2 Upon the assertion by a third party against one of the parties to this Agreement of a claim to which the indemnification provisions of this Section apply, the party against whom the claim has been asserted shall promptly notify the other party to this Agreement against whom a claim for indemnification is expected to be made of such claim (and such notice shall be a condition precedent to the liability of the parties or party so notified with respect to such claim). Any party so notified shall have the right, at its own expense and with counsel of its choice, to control the defense of any such claim and all actions and proceedings in connection therewith, provided that any party seeking indemnification shall have the right to participate in such defense with counsel of its choice at its own expense. No such claim shall be compromised or settled by any party to this Agreement without the prior written consent of the other party. Each other party shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of such claim.

        10. Post-Closing Covenants. CONCIERGE covenants that after the Closing:

               10.1 The post-merger company will exert all reasonable effort and take all reasonable actions required to register its Common Stock with the SEC on SEC Form 10-SB and to maintain its status as a company whose Common Stock is quoted on the OTC Bulletin Board or shall change its status to a company whose Common Stock is listed on The Nasdaq Stock Market.

               10.2 The post-merger company shall not reverse split its stock for a period of at least two years from the date hereof without the written consent of Gary Bryant of Indian Wells, California..

               10.3 For a period of one year, without the written consent of Michael Huemmer the post-merger company will not issue or reserve for issuance more than 9 million shares of its Common Stock for the purposes of attracting qualified management and officers and of obtaining sufficient capital to commence its business in a viable manner.

        11. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without application of Nevada's conflicts of laws provision.

        12. Execution in Counterparts. This Agreement and any of the documents described herein that are necessary for Closing may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

        13. Further Assurances. If, at any time before, on or after either Closing Date, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such party shall take all such necessary or desirable action or use such party's best efforts to cause such action to be taken.

        14. Expenses. CONCIERGE shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement, and STARFEST shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement.

        15. Judicial Proceedings. Each party hereto consents to the exclusive jurisdiction over it of the courts of the State of Nevada in the County of Hamilton and of the courts of the United States in the Southern District of Nevada and agrees that personal service of all process may be made by registered or certified mail pursuant to the provisions of Section 19. All actions arising out of or relating in any way to any of the provisions of this Agreement or the transactions contemplated hereby shall be brought or maintained only in one of such courts. The parties hereby irrevocably waive any objection that they may now have or hereafter acquire to the laying of venue of any such action or proceeding brought in such courts and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that a final judgment in any such action or proceeding brought in any such court, after all appeals or all rights of appeal have expired, shall be conclusive and binding upon them and may be enforced in any competent court located elsewhere.

        16. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail (postage prepaid, certified or registered, return receipt requested) and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice delivered personally shall be deemed to be received on the date of personal delivery; any notice sent by overnight courier shall be deemed to be received upon confirmation one business day after the date sent; and any notice mailed shall be deemed to be received on the date stamped on the receipt.

If to CONCIERGE                     Allen E. Kahn, Chief Executive Officer
                                    Concierge, Inc.
                                    7547 West Manchester Ave., No. 325
                                    Los Angeles, CA 90045

Copy to:                            James E. Kirk, Esq.
                                    11927 Menaul, N.E.
                                    Albuquerque, NM 87112




If to STARFEST                      Michael Huemmer, President
                                    Starfest, Inc.

                                    4602 East Palo Brea Lane
                                    Cave Creek, AZ 85331

Copy to:                            Thomas J.Kenan
                                    Fuller, Tubb, Pomeroy & Stokes
                                    201 Robert S. Kerr Ave., Suite 1000
                                    Oklahoma City, OK 73102


        17. Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether herein so expressed or not.

        18. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        19. Amendment. Except as otherwise provided herein, the parties hereto may modify or supplement this Agreement at any time, but only in writing duly executed by each of the parties hereto.

        20. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed a part hereof.

        21. Entire Understanding. The terms set forth in this Agreement including its Exhibits are intended by the parties as the final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Exhibits attached to this Agreement are made a part of this Agreement.

        22. Confidentiality. The parties hereto shall not make any public announcement regarding the transactions contemplated by this Agreement without the prior written consent of CONCIERGE and STARFEST, which consent shall not be unreasonably withheld, conditioned or delayed. The parties hereto will issue a press release regarding the transactions contemplated by this Agreement upon the execution of this Agreement. Each of the parties hereto shall keep strictly confidential any and all information furnished to it or its agents or representatives in the course of negotiations relating to this Agreement or any transactions contemplated by this Agreement, and such parties have instructed their representative officers, partners, employees and other representatives having access to such information of such obligation of confidentiality. .

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

               STARFEST, INC.               CONCIERGE, INC.

               By:/s/ Michael Huemmer       By:/s/ Allen E. Kahn
                  ---------------------        ---------------------------
                  Michael Huemmer,             Allen E. Kahn, President
                    President

UNTIL _____________________, 2001 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

        Separately bound but filed as part of this Registration Statement are the following exhibits:

        Exhibit                                    Item
        -------                                    ----

         2         -      Agreement  of  Merger  of  January 26,  2000,  between
                          Starfest, Inc. and Concierge, Inc.*

         2.1       -      Stock  Purchase  Agreement  of March 6,  2000  between
                          Starfest, Inc. and MAS Capital, Inc.*

         2.2       -      Amendment No. 1 to Agreement of Merger of  January 26,
                          2000 between Starfest, Inc. and Concierge, Inc.+

         2.3       -      Amended  Agreement  of  Merger  of  January  19,  2001
                          between Starfest, Inc. and Concierge, Inc. +++

         3.1       -      Articles of  Incorporation  and  Amended  Articles  of
                          Incorporation of Starfest, Inc.*

         3.2       -      Bylaws of Starfest, Inc.*

         3.3       -      Articles of Incorporation of Concierge, Inc.**

         3.4       -      Bylaws of Concierge, Inc.**

         5         -      Opinion of Thomas J.  Kenan,  Esq., as to the legality
                          of  the  securities   covered  by   the   Registration
                          Statement.**

         8         -      Opinion of  Thomas J. Kenan, Esq., as  to  tax matters
                          and tax consequences.**

        10         -      1999 Stock Option Plan adopted by Starfest, Inc.*

        10.1       -      Manufacturing  Services Agreement  between  Concierge,
                          Inc. and XeTel Corporation.+

        10.2       -      Service  Level  Agreement  between Concierge, Inc. and
                          eAssist.com, Inc.***+

        10.3       -      Independent Consulting Agreement  between   Concierge,
                          Inc. and Dave Cook Consulting.***+

        10.4       -      CD-ROM  Storage  and  Fulfillment  Agreement   between
                          Concierge, Inc. and Point To Point LLC. +++

Exhibits and Financial Statement Schedules.

        23         -      Consent of Thomas J. Kenan, Esq. to  the  reference to
                          him as an attorney who has passed upon certain information contained in the Registration Statement.**

        23.1       -      Consent  of   Brad  B.  Haynes,  C.P.A.,   independent
                          auditor  of  Concierge,  Inc.  (superseded  by Exhibit
                          23.12).

        23.2       -      Consent  of Jaak  (Jack)  Olesk,  C.P.A.,  independent
                          auditor  of  Starfest,  Inc.  (superseded  by  Exhibit
                          23.13).

        23.3       -      Consent of Harry F. Camp to serve as a director should
                          the  proposed  merger  with  Concierge,  Inc.   become
                          effective.**

        23.5       -      Consent of F. Patrick  Flaherty to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.6       -      Consent  of  Donald W.  Fluken  to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.7       -      Consent of Allen E. Kahn to serve as a director should
                          the  proposed  merger  with  Concierge,  Inc.   become
                          effective.**

        23.8       -      Consent of James E. Kirk to serve as a director should
                          the  proposed  merger  with  Concierge,  Inc.   become
                          effective.**

        23.9       -      Consent of  Herbert Marcus, III to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.10      -      Consent  of  David W.  Neibert  to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.11      -      Consent  of  Samuel C.H. Wu  to  serve  as  a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.13      -      Consent  of Jaak  (Jack)  Olesk,  C.P.A.,  independent
                          auditor  of  Starfest, Inc.  (superseded  by   Exhibit
                          23.14).

        23.14      -      Consent  of  Jaak  (Jack)  Olesk, C.P.A.,  independent
                          auditor of Starfest, Inc.++

        23.15      -      Consent  of  Hamid Kabani, C.P.A., independent auditor
                          of Concierge, Inc.++

        23.16      -      Consent of  Hamid Kabani, C.P.A., independent  auditor
                          of Concierge, Inc. (superseded by Exhibit 23.18)

        23.17      -      Consent  of  Jaak  (Jack)  Olesk, C.P.A.,  independent
                          auditor  of  Starfest,  Inc.  (superseded   by Exhibit
                          23.19)

        23.18 Consent of Hamid Kabani, C.P.A., independent auditor of Concierge, Inc.

        23.19 Consent of Jaak (Jack) Olesk, C.P.A., independent auditor of Starfest, Inc.

        23.20 Consent of Hamid Kabani, C.P.A., indpendent auditor of Starfest, Inc.

        27         -      Financial Data Schedule.**

        27.1       -      Financial Data Schedule+

        27.2       -      Financial Data Schedule++


        * Previously filed with Form 8-K12G3 on March 10, 2000; Commission File No. 000-29913, incorporated herein.

        **     Previously filed with Form S-4 on June 8, 2000;   Commission File
               No. 333-38838, incorporated herein.

        *** Confidential treatment for portions of this exhibit have been requested.

        + Previously filed with Amendment No. 1 to Form S-4 on September 5, 2000; Commission File No. 333-38838, incorporated herein.

        ++ Previously filed with Amendment No. 2 to Form S-4 on December 8, 2000; Commission File No. 333-38838, incorporated herein.

        +++ Previously filed with Amendment No. 3 to Form S-4 on January 31, 2001, Commission File No. 333-38838, incorporated herein.

                                  UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Starfest, Inc. pursuant to the foregoing provisions, or otherwise, Starfest, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Starfest, Inc. of expenses incurred or paid by a director, officer or controlling person of Starfest, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Starfest, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registraton Statement to be signed on its Behalf by the undersigned, thereunto duly authorized, in Cave Creek, Arizona.

Date:  June  29 , 2001                     Starfest, Inc.

                                           By/s/Michael Huemmer
                                           ------------------------------
                                           Michael Huemmer, president


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registraton Statement to be signed on its Behalf by the undersigned, thereunto duly authorized, in Cave Creek, Arizona.

Date:  June 29  , 2001                     By/s/Michael Huemmer
                                           ------------------------------

                                           Michael Huemmer, president, director
                                           Principal  financial   officers, and
                                           Authorized  representative  of   the
                                           Registrant



Date:  June 29, , 2001                     By/s/Janet Alexander
                                           ------------------------------

                                           Janet Alexander, secretary and
                                           Director Of the Registrant

                                 Starfest, Inc.
                          Commission File No. 333-38838

                          Amendment No. 4 to Form S-4

                                List of Exhibits
                                ----------------


        Exhibit                                    Item
        -------                                    ----

         2         -      Agreement  of  Merger  of  January 26,  2000,  between
                          Starfest, Inc. and Concierge, Inc.*

         2.1       -      Stock  Purchase  Agreement  of March 6,  2000  between
                          Starfest, Inc. and MAS Capital, Inc.*

         2.2       -      Amendment No. 1 to Agreement of Merger of  January 26,
                          2000 between Starfest, Inc. and Concierge, Inc.+

         2.3       -      Amended  Agreement  of  Merger  of  January  19,  2001
                          between Starfest, Inc. and Concierge, Inc. +++

         3.1       -      Articles of  Incorporation  and  Amended  Articles  of
                          Incorporation of Starfest, Inc.*

         3.2       -      Bylaws of Starfest, Inc.*

         3.3       -      Articles of Incorporation of Concierge, Inc.**

         3.4       -      Bylaws of Concierge, Inc.**

         5         -      Opinion of Thomas J.  Kenan,  Esq., as to the legality
                          of  the  securities   covered  by   the   Registration
                          Statement.**

         8         -      Opinion of  Thomas J. Kenan, Esq., as  to  tax matters
                          and tax consequences.**

        10         -      1999 Stock Option Plan adopted by Starfest, Inc.*

        10.1       -      Manufacturing  Services Agreement  between  Concierge,
                          Inc. and XeTel Corporation.+

        10.2       -      Service  Level  Agreement  between Concierge, Inc. and
                          eAssist.com, Inc.***+

        10.3       -      Independent Consulting Agreement  between   Concierge,
                          Inc. and Dave Cook Consulting.***+

        10.4       -      CD-ROM  Storage  and  Fulfillment  Agreement   between
                          Concierge, Inc. and Point To Point LLC. +++

        23         -      Consent of Thomas J. Kenan, Esq. to  the  reference to
                          him as an attorney who has passed upon certain information contained in the Registration Statement.**

        23.1       -      Consent  of   Brad  B.  Haynes,  C.P.A.,   independent
                          auditor  of  Concierge,  Inc.  (superseded  by Exhibit
                          23.12).

        23.2       -      Consent  of Jaak  (Jack)  Olesk,  C.P.A.,  independent
                          auditor  of  Starfest,  Inc.  (superseded  by  Exhibit
                          23.13).

        23.3       -      Consent of Harry F. Camp to serve as a director should
                          the  proposed  merger  with  Concierge,  Inc.   become
                          effective.**

        23.5       -      Consent of F. Patrick  Flaherty to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.6       -      Consent  of  Donald W.  Fluken  to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.7       -      Consent of Allen E. Kahn to serve as a director should
                          the  proposed  merger  with  Concierge,  Inc.   become
                          effective.**

        23.8       -      Consent of James E. Kirk to serve as a director should
                          the  proposed  merger  with  Concierge,  Inc.   become
                          effective.**

        23.9       -      Consent of  Herbert Marcus, III to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.10      -      Consent  of  David W.  Neibert  to serve as a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.11      -      Consent  of  Samuel C.H. Wu  to  serve  as  a director
                          should the proposed merger with Concierge, Inc. become effective.**

        23.13      -      Consent  of Jaak  (Jack)  Olesk,  C.P.A.,  independent
                          auditor  of  Starfest, Inc.  (superseded  by   Exhibit
                          23.14).

        23.14      -      Consent  of  Jaak  (Jack)  Olesk, C.P.A.,  independent
                          auditor of Starfest, Inc.++

        23.15      -      Consent  of  Hamid Kabani, C.P.A., independent auditor
                          of Concierge, Inc.++

        23.16      -      Consent of  Hamid Kabani, C.P.A., independent  auditor
                          of Concierge, Inc. (superseded by Exhibit 23.18)

        23.17      -      Consent  of  Jaak  (Jack)  Olesk, C.P.A.,  independent
                          auditor  of  Starfest,  Inc.  (superseded   by Exhibit
                          23.19)

        23.18 Consent of Hamid Kabani, C.P.A., independent auditor of Concierge, Inc.

        23.19 Consent of Jaak (Jack) Olesk, C.P.A., independent auditor of Starfest, Inc.

        23.20 Consent of Hamid Kabani, C.P.A., indpendent auditor of Starfest, Inc.

        27         -      Financial Data Schedule.**

        27.1       -      Financial Data Schedule+

        27.2       -      Financial Data Schedule++


        * Previously filed with Form 8-K12G3 on March 10, 2000; Commission File No. 000-29913, incorporated herein.

        **     Previously filed with Form S-4 on June 8, 2000;   Commission File
               No. 333-38838, incorporated herein.

        *** Confidential treatment for portions of this exhibit have been requested.

        + Previously filed with Amendment No. 1 to Form S-4 on September 5, 2000; Commission File No. 333-38838, incorporated herein.

        ++ Previously filed with Amendment No. 2 to Form S-4 on December 8, 2000; Commission File No. 333-38838, incorporated herein.

        +++ Previously filed with Amendment No. 3 to Form S-4 on January 31, 2001, Commission File No. 333-38838, incorporated herein.

                             KABANI & COMPANY, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          8700 WARNER AVENUE, SUITE 280
                        FOUNTAIN VALLEY, CALIFORNIA 92708
                             TELEPHONE 714-849-1543
                                FAX 714-596-0303
                        E-MAIL: HAMIDKABANI@HOTMAIL.COM









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated October 17, 2000, with respect to the financial statements of CONCIERGE, INC. included in the Amendment No. 4 to Form S-4 Registration Statement.



                              /s/  Kabani  &  Company,  Inc.

                              Kabani  &  Company,  Inc.

Fountain  Valley,  California
June  28,  2001



                                                                   Exhibit 23.18
                                                                Page 1 of 1 Page

                                JAAK (JACK) OLESK
                          Certified Public Accountant
                        345 North Maple Drive, Suite 284
                            Beverly Hills, CA 90210
                                  310-288-0693













                          INDEPENDENT AUDITOR'S CONSENT



     I consent to the inclusion of my report dated February 9, 2000, on the balance sheet of Starfest, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999 and the year ended December 31, 1998 in Amendment No. 4 to Form S-4 Registration Statement of Starfest, Inc.



                               /s/  Jaak  Olesk  CPA
                              ----------------------
                              JAAK  OLESK  CPA



Beverly  Hills,  California
June  29,  2001

                                                                   Exhibit 23.19
                                                                Page 1 of 1 Page

                             KABANI & COMPANY, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          8700 WARNER AVENUE, SUITE 280
                        FOUNTAIN VALLEY, CALIFORNIA 92708
                             TELEPHONE 714-849-1543
                                FAX 714-596-0303
                        E-MAIL: HAMIDKABANI@HOTMAIL.COM










                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 21, 2001, with respect to the financial statements of STARFEST, INC. included in the Amendment No. 4 to Form S-4 Registration Statement.



                              /s/  Kabani  &  Company,  Inc.

                              Kabani  &  Company,  Inc.

Fountain  Valley,  California
June  28,  2001

                                                                   Exhibit 23.20
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                             TELEPHONE  405-235-2575
JERRY  TUBB                                             FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
     _____

OF  COUNSEL:
MICHAEL  A.  BICKFORD                                 Thomas  J.  Kenan e-mail:
THOMAS  J.  KENAN                                             kenan@ftpslaw.com
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                 June 29, 2001




Suzanne  Hayes,  Senior  Counsel
Division  of  Corporation  Finance
Securities  and  Exchange  Commission
Mail  Stop  0409
450  Fifth  Street,  N.W.
Washington,  D.C.   20549-0409

     Re:     STARFEST,  INC.
             AMENDMENT  NO.  4  TO  FORM  S-4
             FILE  NO.  333-38838

Dear  Ms.  Hayes:

In response to your comment letter of February 23, 2001, Starfest, Inc., is filing its Amendment No. 4 to Form S-4. Set forth below are Starfest's responses to each of the comments in your February 23, 2001 letter.

General  Comments  on  the  Filing
----------------------------------

     1. It is believed that complying with Comment No. 1 is not appropriate. The issuances of Starfest, as set forth in the schedule of Starfest stock issuances provided supplementally, when matched with the material under "Information About Starfest, Inc. - Business of Starfest" and "- Plan of Operation" on pages 31 and 32 show why applying the Worm Letter rationale to Starfest is not appropriate as follows:

          a. The issuances of shares in 1993, 1994 and 1995 were all made in exchange for cash, services or property in connection with the establishment of a distinct business - the production and promotion of theme events, specifically, "country-western" music theme events.

Suzanne Hayes

June 29, 2001

          b. The issuances of shares in 1996 were made, initially under the Rule 506 exemption, and then in a public offering under Rule 504. All shares issued in 1996 were for cash or for services rendered in furtherance of the 1996 Starfest event. Application by a market maker to the Bulletin Board was made in late 1996 after approximately $200,000 cash had been received in the Rule 504 offering and the event "Starfest 1996" had been held.

          c. Shares issued in 1997, and in February 1999 were issued for services or for the cancellation of debt owed by Starfest and incurred earlier - primarily in 1996 but also in 1997 up to the time when the planned 1997 Starfest event was canceled.

          d. Shares issued on April 6, 1999 were issued in the public offering exemption of Rule 504 and were issued (i) for debt extinguishment, (ii) for services, (iii) for property, and (iv) for cash.

               Shares issued in 1999 after April 6 were issued pursuant to Rule 506 (i) for debt extinguishment, (ii) cash, and (iii) services related to the Internet adult entertainment business Starfest conducted from April through November. Even the shares issued on December 30, 1999 were all issued for the extinguishment of debt incurred earlier that year in the operation of the Internet adult entertainment business.

          e. The shares issued on January 18, 2000 to Michael Huemmer were for services rendered and to be rendered by him as president of Starfest until the proposed merger with Concierge should be effected. The shares issued that day to John Everding and to Southwest Products Corp. (an affiliate of Newport Capital Consultants) were compensation for the services of Mr. Everding and Newport Capital Consultants in brokering the merger discussions with Concierge, Inc.

          f. The 100,000 shares issued on April 12, 2000 to Jerry Wenger were for public relations services Mr. Wenger rendered in 1996 in connection with the promotion of the Starfest country-western event.

          g. There were no shares issued by Starfest as "gifts" to any person at any time. No shares were issued by Starfest for no or token consideration to create a "public float." No shares were issued as disguised compensation to a person performing, essentially, services as an underwriter. The only gifts of stock that were made were in April, 1999 (the stock had been trading since 1996), by three persons to members of their families - Gary
Bryant, to his wife and daughter, of part of a block of 1,833,333 shares for which he cancelled $75,000 debt owed to him for a $75,000 cash loan to Starfest; Thomas J. Kenan, to his wife, two children and legal assistant, of part of a block of 1,833,333 shares for which he cancelled $75,000 debt owed to him for a non-interest $75,000 cash loan he made to Starfest in 1996; and George Ulrich, to his wife, three children, three grandchildren and son-in-law, of part of a block of 1,500,000 shares of stock for which he paid $80,000 cash. Again, Starfest's common stock began trading on the Bulletin Board in November, 1996 and has continuously traded on the Bulletin Board. It is submitted that none of

Suzanne Hayes

June  29, 2001
the  Worm  Letter  rationales  exists.

     2. Section 7(b)(3) of the Securities Act defines a blank check company as any development stage company issuing penny stock (a) that has no specific business plan or purpose, or (b) the business plan of which is to merge with an unidentified company or companies. The Commission's Rule 419 and its escrow requirements are applicable only if a registration statement is filed covering an offering of penny stock by a blank check company.

          Starfest has a business plan - to merge with Concierge, an "identified
                                                                      ----------
company." Further, the securities that are the subject of the Form S-4 registration statement will only be issued if the merger is approved by the shareholders of both Starfest and Concierge.

          The only period when Starfest met the Section 7(b)(3) definition of a blank check company was in November 1999, when it abandoned its purpose of engaging in Internet adult entertainment business and prior to December 8, 1999, when the Concierge directors approved of the merger with Starfest in principle and directed its officers to proceed to the drafting of a merger agreement and its execution (see the third paragraph under "Material Contacts Between Starfest and Concierge - Background of the Transaction" on page 22). Starfest sold securities during this period to six persons who had performed services for Starfest earlier that year and to one person for cash to extinguish company debt earlier incurred. Such securities were sold pursuant to Rule 506 and not, as required by Rule 419, pursuant to a registration statement.

     3. Provided supplementally are explanations of all issuances of shares by Starfest and Concierge. None were issued as gifts by the issuer or an affiliate for the purpose of creating a public float.

Risk  Factors
-------------

     4.     See  new  Risk  Factor  7.

     5.     See  new  Risk  Factor  8.

     6.     See  new  Risk  Factor  9.

Concierge  lacks  an  operating  history,  etc.,  page  4
---------------------------------------------------------

     7. The measuring date for the accumulated loss is now stated on page 4 to be $1,725,412 as of December 31, 2000.

Trading  in  the  common  stock  of  the  post-merger  company,  etc.,  page  6
-------------------------------------------------------------------------------

     8. This risk factor, now Risk Factor No. 11, has been expanded to identify the procedures a broker-dealer must follow when recommending a penny stock.

Suzanne Hayes

June  29, 2001

Material  contacts  between  Starfest  and  Concierge,  page  22
----------------------------------------------------------------

     Background  of  the  Transaction,  page  22
     -------------------------------------------

     9. The first paragraph under this heading now states how Mr. Everding is associated with Newport Capital Consultants.

     10. The relationship between Newport Capital Consultants and Concierge is described throughout the discussion under this subheading and is further defined in a new paragraph, the last paragraph under this subheading on page 23.

     Matters  Concerning  Compensation  for  Consultants,  page  23
     --------------------------------------------------------------

     11. The last two paragraphs under this heading now disclose the aggregate compensation to be received by Messrs. Everding and Bryant.

     12. The next-to-last paragraph under this heading now states that Mr. Bryant was not compensated for his contribution to Concierge of 14,199 shares of its common stock.

Information  about  Concierge,  page  38
----------------------------------------

     Concierge's  Plan  of  Operation,  page  38
     -------------------------------------------

     13. The third paragraph under this heading has been revised to state in plain English the significance of "evaluation units."

Competition,  page  41
----------------------

     14. The last paragraph under this heading on page 41 clarifies that there are no monthly fees. Further, the sixth paragraph under "Description of the PCA" on page 39 clearly states that there are no monthly fees - only a one-time purchase price and the option of buying upgrades.

Concierge  Management's  Plan  of  Operation,  page  45
-------------------------------------------------------

     Liquidity,  page  45
     --------------------

     15. The new last sentence in the fourth paragraph under this heading discloses the number and percentage of the 14,800 PCA units in inventory that must be sold to generate the capital required to maintain operations for the next twelve months.

Suzanne Hayes

June  29, 2001

     16. The phrase "and at least some of these discussions are expected to be successful" has been eliminated from the last sentence in the sixth paragraph under this heading.

     17. The last paragraph under this heading has been expanded to discuss Concierge's liquidity and ability to continue as a going concern should demands for rescission be made.

Pro  Forma  Financial  Information,  page  19
---------------------------------------------

     18. A pro forma statement of operations for the interim period ended September 30, 2000 was included in Amendment No. 3 to Form S-3 and was on page
19. It appears that this statement must have been inadvertently omitted from the hard copies of the registration statement provided for the staff. Regardless, pro forma information is now provided for the period ended December 31, 2000.

Closing  Comments
-----------------

     There are now provided Concierge interim statements for its nine months ended 03-31-01 and Starfest's audited financial statements for its fiscal year ended 12-31-00 and its interim statements for its three months ended 03-31-01.

     If you have any questions that might be properly handled by conversing with the undersigned, please do so at my telephone number 405-235-2575, fax number
405-232-8384,  or  e-mail  at  kenan@ftpslaw.com.

                                   Sincerely,


                                   /s/  Thomas  J.  Kenan

                                   Thomas  J.  Kenan
                                   e-mail:  kenan@ftpslaw.com

cc:  Michael  Huemmer
     Allen  Kahn
     Hamid  Kabani,  C.P.A.
     Jaak  Olesk